EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

by and among

Sucampo pharmaceuticals, inc.,

SABER MERGER SUB, INC.,

VTESSE INC.

and,

SOLELY IN ITS CAPACITY as COMPANY EQUITYHOLDER REPRESENTATIVE,

Fortis Advisors LLC

Dated as of MARCH 31, 2017

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.12	Litigation	40
3.13	Environmental Matters	40
3.14	Employee Benefit Plans	41
3.15	Compliance With Laws	43
3.16	Permits	43
3.17	Regulatory Matters	44
3.18	Insurance	44
3.19	Brokers	46
3.20	Labor and Employment	46
3.21	Title to Personal Properties	46
3.22	Transactions with Affiliates	48
3.23	Bank Accounts	48
3.24	Total Assets	48
3.25	No Other Representations or Warranties	48
ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY	49
4.1	Organization, Standing and Power	49
4.2	Authority; No Conflict; Required Filings and Consents	49
4.3	Buyer Capitalization	50
4.4	SEC Documents; Financial Statements	51
4.5	Litigation	51
4.6	Operations of the Transitory Subsidiary	51
4.7	Financing	51
4.8	Brokers	52
4.9	Registration Eligibility	52
4.10	No Other Representations or Warranties	52
ARTICLE V	COVENANTS OF THE COMPANY	52
5.1	Conduct of Business of the Company	52
5.2	Restrictions on Conduct of Business of the Company	52
5.3	No Solicitation	55
5.4	Stockholder Consent or Approval	55
5.5	Access to Information	55

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.6	280G Matters	56
5.7	Interim Financial Reports	56
ARTICLE VI	ADDITIONAL AGREEMENTS	57
6.1	Closing Efforts; Legal Conditions to the Merger; Third-Party Consents	57
6.2	Public Disclosure	59
6.3	Indemnification of Directors and Officers	59
6.4	Notification of Certain Matters	60
6.5	Employee Matters	60
6.6	Tax Matters	61
6.7	Registration of Buyer Common Stock	63
6.8	NASDAQ Notification	68
6.9	Product Regulatory Meetings	68
6.10	FIRPTA Certificate	68
ARTICLE VII	CONDITIONS TO MERGER	69
7.1	Conditions to Each Party’s Obligation To Effect the Merger	69
7.2	Additional Conditions to Obligations of the Buyer and the Transitory Subsidiary	69
7.3	Additional Conditions to Obligations of the Company	71
ARTICLE VIII	INDEMNIFICATION	71
8.1	Indemnification by Company Equityholders	71
8.2	Indemnification by the Buyer	73
8.3	Claims for Indemnification	73
8.4	Survival	75
8.5	Limitations	75
8.6	No Right of Contribution	77
8.7	Effect of Investigation; Reliance	77
8.8	Manner of Payment; Release of Escrow	78
8.9	Right to Satisfy Indemnification Claims by Reducing Future Contingent Payments	78
8.10	Treatment of Indemnification Payments	79
ARTICLE IX	TERMINATION AND AMENDMENT	79
9.1	Termination	79
9.2	Effect of Termination	80

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.3	Fees and Expenses	80
9.4	Amendment	80
9.5	Extension; Waiver	80
ARTICLE X	DEFINITIONS	81
10.1	Definitions	81
ARTICLE XI	MISCELLANEOUS	100
11.1	Notices	100
11.2	Entire Agreement	101
11.3	No Third-Party Beneficiaries	102
11.4	Assignment	102
11.5	Severability	102
11.6	Counterparts and Signature	102
11.7	Interpretation	103
11.8	Governing Law; Waiver of Jury Trial	103
11.9	Remedies	103
11.10	Submission to Jurisdiction	104
11.11	Disclosure Schedules	104
11.12	Waiver of Conflicts Regarding Representation; Non-Assertion of Attorney-Client Privilege	104

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A	Form of Written Consent
Exhibit B-1	Form of Optionholder Notice
Exhibit B-2	Form of Option Cancellation Agreement
Exhibit C-1	Illustrative Closing Cash Consideration Statement
Exhibit C-2	Illustrative Allocation Schedule
Exhibit D	Form of Information Statement
Exhibit E	Form of Certificate of Merger
Exhibit F	Form of Escrow Agreement
Exhibit G-1	Form of Investor Questionnaire
Exhibit G-2	Form of Letter of Transmittal
Exhibit G-3	Form of Lock-Up Agreement
Schedule 1.1(b)	Key Stockholders
Schedule 2.8(b)	Current Phase 3 Clinical Trial
Schedule 7.1(g)	Required Consents
Schedule 11.7	Additional Disclosures

Company Disclosure Schedule
Buyer Disclosure Schedule

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of March 31, 2017, by and among Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Buyer”), Saber Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Buyer (the “Transitory Subsidiary”), Vtesse Inc., a Delaware corporation (the “Company”), and, solely in such Person’s capacity as the representative of the Company Equityholders, Fortis Advisors LLC, a Delaware limited liability company (the “Company Equityholder Representative”).

A.       The Boards of Directors of the Buyer, the Transitory Subsidiary and the Company deem it advisable and in the best interests of each corporation and their respective stockholders that the Buyer acquire the Company through the merger of the Transitory Subsidiary with and into the Company in accordance with the terms of this Agreement and the DGCL, as a result of which the Company shall become a wholly owned direct subsidiary of the Buyer.

B.       Promptly following the execution and delivery of this Agreement and on the date hereof, the Company will deliver to the Buyer the Written Consent in the form attached hereto as Exhibit A.

C.       Concurrently with the execution and delivery of this Agreement, the Company is delivering to the Buyer joinder agreements (the “Joinder Agreements”) and Investor Questionnaires executed by each Key Stockholder.

In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer, the Transitory Subsidiary, the Company and, solely in such Person’s capacity as the Company Equityholder Representative, the Company Equityholder Representative agree as follows:

ARTICLE I

THE MERGER

1.1              Effective Time of the Merger. Subject to the provisions of this Agreement, prior to the Closing, the Buyer and the Company shall jointly prepare or cause to be prepared the Certificate of Merger, and, immediately following the Closing, the Surviving Corporation shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware and shall make all other filings or recordings required under the DGCL in order to give effect to the Merger. The Merger shall become effective at the Effective Time.

1.2              Closing. The Closing shall take place at 10:00 a.m., Eastern Time, on the Closing Date at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, unless another date, place or time is agreed to in writing by the Buyer and the Company.

1.3              Effects of the Merger. At the Effective Time (a) the separate existence of the Transitory Subsidiary shall cease and the Transitory Subsidiary shall be merged with and into the Company and the Company shall continue as the Surviving Corporation and (b) the Company Certificate of Incorporation shall be amended and restated in its entirety to read as set forth on Exhibit A to the Certificate of Merger. In addition, subject to Section 6.3(a), the by-laws of the Surviving Corporation, immediately following the Effective Time, shall be the by-laws of the Transitory Subsidiary as in effect immediately prior to the Effective Time, except that all references to the name of the Transitory Subsidiary therein shall be deemed amended to refer to the name of the Surviving Corporation. The Merger shall have the effects set forth in Section 259 of the DGCL.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.4              Directors and Officers of the Surviving Corporation.

(a)                The directors of the Transitory Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

(b)               The officers of the Transitory Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

ARTICLE II

CONVERSION OF SECURITIES

2.1              Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Buyer, the Company, any holder of Company Stock or any other Person:

(a)                Capital Stock of the Transitory Subsidiary. Each share of the common stock, $0.001 par value per share, of the Transitory Subsidiary that is issued and outstanding as of immediately prior to the Effective Time shall be converted into and become one (1) fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation.

(b)               Cancellation of Treasury Stock and Buyer-Owned Stock. Each share of Company Stock that is owned by the Company as treasury stock and each share of Company Stock that is owned by the Buyer, the Transitory Subsidiary or any other Subsidiary of the Buyer as of immediately prior to the Effective Time shall be cancelled and shall cease to exist and no payment or consideration shall be delivered in exchange therefor.

(c)                Conversion of Company Stock.

(i)                 Each share of Company Series A Preferred Stock that is issued and outstanding as of immediately prior to the Effective Time (other than (A) shares of Company Series A Preferred Stock referenced in Section 2.1(b) and (B) Dissenting Shares) shall be converted into the right of the holder thereof to receive: (1) the Series A Original Issue Price, plus (2) the Per Share Closing Consideration, plus (3) the applicable Per Share Future Contingent Consideration, Per Share Expense Fund Distribution and Per Share Escrow Distribution with respect to each Future Contingent Payment that becomes payable pursuant to the terms of this Agreement.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii)               Each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than (A) shares of Company Common Stock referenced in Section 2.1(b) and (B) Dissenting Shares) shall be converted into the right of the holder thereof to receive: (1) the Per Share Closing Consideration, plus (2) the applicable Per Share Future Contingent Consideration, Per Share Expense Fund Distribution and Per Share Escrow Distribution with respect to each Future Contingent Payment that becomes payable pursuant to the terms of this Agreement.

(d)               Closing Payment Certificate; Closing Date Payments.

(i)                 On the date hereof, the Company shall deliver to the Buyer the Closing Payment Certificate, including the Allocation Schedule attached thereto.

(ii)               On the Closing Date (or later, in the case of clause (D)), the Buyer shall make the following payments, in each case in the respective amounts set forth in the Closing Payment Certificate:

(A)             to the Surviving Corporation’s payroll account, by wire transfer of immediately available funds, the portion of the Closing Cash Consideration payable to the holders of Company Options pursuant to Section 2.5(a) for payment to such holders of Company Options in accordance with Section 2.5(d);

(B)              to the Escrow Agent, by wire transfer of immediately available funds, the Escrow Amount to be deposited into the Escrow Account;

(C)              to the Company Equityholder Representative, by wire transfer of immediately available funds, the Company Equityholder Representative Expense Amount;

(D)             when and to the extent set forth in the Estimated Closing Cash Consideration Statement, to each Person (or to the Surviving Corporation’s payroll account for distribution to such Person) specified in the Closing Payment Certificate as a recipient of payments in respect of Unpaid Company Transaction Expenses or Indebtedness, by wire transfer of immediately available funds, the amount payable to such Person as specified in the Closing Payment Certificate; and

(E)              to the Exchange Agent, by wire transfer of immediately available funds, the Closing Cash Consideration, less any such amounts payable to holders of Company Options in respect of such Company Options pursuant to Section 2.5(a).

Subject to the last paragraph of this Section 2.1(d), at such time as the Closing Cash Consideration is paid to a Company Equityholder, the Buyer shall instruct its exchange agent to issue to such Company Equityholder such Company Equityholder’s allocable share of the Buyer Common Stock Consideration (in electronic form as uncertificated securities, all or a portion of which may be shares of treasury stock held by the Buyer) in accordance with the Closing Payment Certificate (and the Buyer shall issue such instructions to its exchange agent as provided in this Section 2.1(d)(ii)(F)).

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Notwithstanding anything in this Agreement to the contrary, with respect to any shares of Buyer Common Stock issuable in connection with the payment of the Buyer Common Stock Consideration, if the Company Equityholder entitled to receive such shares is not an “accredited investor” for purposes of Regulation D under the Securities Act (as determined in the Buyer’s sole but reasonable discretion), the Buyer may elect to pay in cash the amount of consideration otherwise attributable to such shares (in lieu of issuing such shares).

(e)                Escrow.

(i)                 At Closing, the Buyer will (in accordance with Section 2.1(d)(ii)(B)) deliver to the Escrow Agent the Escrow Amount to be held in escrow pursuant to the Escrow Agreement and to be disbursed in accordance with the terms of this Agreement and the Escrow Agreement. The Escrow Account, together with any interest and earnings thereon, shall be held by the Escrow Agent and released by the Escrow Agent to the Surviving Corporation, the Exchange Agent or the Buyer, as applicable, in accordance with the terms of the Escrow Agreement.

(ii)               Any portion of the Escrow Fund disbursed pursuant to the Escrow Agreement for the benefit of the Company Equityholders shall be disbursed in accordance with this Section 2.1(e)(ii) and the Allocation Schedule. A portion of such disbursed amount equal to the applicable Per Share Escrow Distribution that is payable in respect of each share of Company Stock converted pursuant to Section 2.1(c) shall be paid by the Escrow Agent to the Exchange Agent pursuant to the terms of the Escrow Agreement for payment to the holder thereof. A portion of such disbursed amount equal to the applicable Per Share Escrow Distribution that is payable in respect of each Company Option shall be paid by the Escrow Agent to the Buyer or the Surviving Corporation pursuant to the terms of the Escrow Agreement for payment to the holder thereof through the Buyer’s or the Surviving Corporation’s payroll (which amount shall be paid by the Buyer or the Surviving Corporation to such holder on the first payroll payment date after the Buyer’s or the Surviving Corporation’s receipt of such amount; provided that if the Buyer or Surviving Corporation received such amount fewer than five (5) Business Days prior to such payroll payment date, the amount shall be paid on the next payroll payment date, and in each case shall be subject to any applicable withholding as provided in Section 2.10). For the avoidance of doubt, the Buyer shall (in accordance with the Allocation Schedule) cause (A) the Surviving Corporation to use any funds distributed to the Surviving Corporation pursuant to this Section 2.1(e)(ii) and (B) the Exchange Agent to use any funds distributed to the Exchange Agent pursuant to this Section 2.1(e)(ii) to make the payments provided for in this Section 2.1(e)(ii), and such funds shall not be used for any other purpose except as provided in this Agreement.

(f)                Certain Adjustments to Per Share Amounts. All per share amounts payable to the Company Equityholders pursuant to this Article II shall be adjusted, as applicable and appropriate, to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Stock), reorganization, recapitalization or other like change with respect to Company Stock occurring (or for which a record date is established) after the date of this Agreement and prior to the Effective Time; provided that, in accordance with Sections 5.1 and 5.2, the Company shall not permit any such event to occur without the prior written consent of the Buyer.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g)               No Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Buyer Common Stock shall be issued in exchange for any Company Stock or Company Equity Awards, and no holder of any of the foregoing shall be entitled to receive a fractional share of Buyer Common Stock. In the event that any holder of Company Stock or Company Equity Awards would otherwise be entitled to receive a fractional share of Buyer Common Stock (after aggregating all shares and fractional shares of Buyer Common Stock issuable to such holder), then such holder shall be paid an amount in Dollars (without interest) determined by multiplying (i) the Buyer Stock Price by (ii) the fraction of a share of Buyer Common Stock to which such holder would otherwise be entitled, in which case Buyer shall make available to the Exchange Agent the amount of cash necessary to make such payments. The parties acknowledge that payment of cash consideration in lieu of issuing fractional shares of Buyer Common Stock was not separately bargained for consideration but represents merely a mechanical rounding off for purposes of simplifying the problems that would otherwise be caused by the issuance of fractional shares of Buyer Common Stock.

2.2              Payment Fund. The procedures for exchanging outstanding shares of Company Stock for the consideration to be paid to the holders of such Company Stock in connection with the Merger are as follows:

(a)                Exchange Agent. On the Closing Date, the Buyer shall (in accordance with Section 2.1(d)(ii)(E)) deposit the Payment Fund with the Exchange Agent for payment to the Company Stockholders in accordance with this Section 2.2, the Allocation Schedule and an Exchange Agent Agreement between the Buyer and the Exchange Agent. The Buyer shall cause the Exchange Agent to, pursuant to irrevocable instructions from the Buyer in accordance with the Exchange Agent Agreement and the Allocation Schedule, deliver the Closing Cash Consideration out of the Payment Fund. The Buyer shall take all actions necessary to ensure that, at the time such payment is to be made in accordance with this Agreement, subject to Section 2.2(d), the Payment Fund includes sufficient cash to satisfy the Buyer’s obligation to pay the Closing Cash Consideration (to the extent to be paid by the Exchange Agent). The Payment Fund shall not be used for any purpose other than as specified in this Section 2.2(a).

(b)               Exchange Procedures. Prior to the Closing, the Company shall deliver to each holder of record of a Certificate (i) a Letter of Transmittal, which, among other things, shall include a general release of claims, a consent to the holdback of the Escrow Amount and the Company Equityholder Representative Expense Amount and a consent to indemnification obligations of the Company Stockholders, (ii) a Lock-Up Agreement (if such holder is receiving shares of Buyer Common Stock), (iii) an Investor Questionnaire and (iv) instructions for effecting the surrender of such Certificate in exchange for the applicable Aggregate Consideration that is or may become payable with respect thereto pursuant to the terms of this Agreement; provided that the Buyer shall assist the Company in developing arrangements for the delivery of such materials at Closing to holders of Company Stock to facilitate the payment of Aggregate Closing Consideration to such stockholders as promptly as practicable following the Effective Time. Upon surrender of a Certificate for cancellation to the Exchange Agent and delivery of a duly executed Letter of Transmittal (including the applicable Tax forms required thereby), Lock-Up Agreement (if such holder is receiving shares of Buyer Common Stock) and Investor Questionnaire, the Buyer shall cause the Exchange Agent to pay promptly (and in any event within three (3) Business Days) to the holder of such Certificate in exchange therefor cash in an amount equal to the Aggregate Closing Consideration payable in respect of the shares of Company Stock represented by such Certificate, as determined in accordance with Section 2.1 and reflected on the Allocation Schedule. In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, the applicable Aggregate Closing Consideration may be paid to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable Aggregate Closing Consideration and the applicable portion of the Future Contingent Payments that become payable pursuant to this Agreement.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                No Further Ownership Rights in Company Stock. All consideration paid following the surrender for exchange of Certificates evidencing shares of Company Stock (including any Future Contingent Payments payable with respect thereto) in accordance with the terms hereof shall be deemed to have been paid in satisfaction of all rights pertaining to such shares of Company Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding as of immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(d)               Termination of Payment Fund. Any amount deposited with the Exchange Agent on account of the Payment Fund that remains undistributed to the holders of Company Stock six (6) months after the later of (i) the Effective Time or (ii) such time that such amount is so deposited shall be delivered to the Buyer (subject to abandoned property, escheat or similar Law), upon the Buyer’s demand, and any holder of Company Stock who is entitled to such amount under this Section 2.2 shall be entitled to receive such amount from the Buyer.

(e)                No Liability. To the extent permitted by applicable Law, none of the Buyer, the Transitory Subsidiary, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Company Equityholder for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f)                Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and a customary indemnification of the Company and the Buyer in a form reasonably satisfactory to the Buyer and the Exchange Agent by the Person claiming such Certificate to be lost, stolen or destroyed and the posting of a bond as may be required by the Buyer or the Exchange Agent, the Buyer shall cause the Exchange Agent to issue in exchange for such lost, stolen or destroyed Certificate the Aggregate Consideration deliverable in respect thereof pursuant to this Agreement.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.3              Dissenting Shares.

(a)                Notwithstanding anything to the contrary contained in this Agreement, Dissenting Shares shall not be converted into or represent the right to receive any portion of the Aggregate Consideration in accordance with Section 2.1, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

(b)               If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive any portion of the Aggregate Consideration otherwise payable in respect thereof pursuant to this Agreement, without interest thereon, upon surrender of the Certificate formerly representing such shares.

(c)                The Company shall give the Buyer (i) prompt notice of any written demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not settle or make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless the Buyer shall have given its written consent to such settlement, payment or settlement offer, which consent shall not be unreasonably withheld, conditioned or delayed.

2.4              Company Equityholder Representative.

(a)                By their execution of a Letter of Transmittal or Option Cancellation Agreement, as applicable, approval of the Merger and adoption of this Agreement and/or their acceptance of any consideration pursuant to this Agreement, and without any further action on the part of any Company Equityholder or the Company, the Company Equityholders hereby irrevocably (subject only to Section 2.4(f)) appoint the Company Equityholder Representative as the representative, attorney-in-fact and exclusive agent of the Company Equityholders in connection with the transactions contemplated by this Agreement, the Exchange Agent Agreement and the Escrow Agreement and in any litigation or arbitration involving this Agreement, the Exchange Agent Agreement or the Escrow Agreement. In connection therewith, the Company Equityholder Representative is authorized to do or refrain from doing all further acts and things, and to execute all such documents as the Company Equityholder Representative shall deem necessary or appropriate, and shall have the power and authority to:

(i)                 act for some or all of the Company Equityholders with regard to all matters pertaining to this Agreement, the Exchange Agent Agreement or the Escrow Agreement;

(ii)               act for the Company Equityholders to transact matters of litigation;

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii)             execute and deliver all amendments, waivers, ancillary agreements, certificates and documents that the Company Equityholder Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement, the Exchange Agent Agreement or the Escrow Agreement, including delivering any update to or correction, amendment or modification of the Allocation Schedule permitted by Section 2.7(a);

(iv)             receive funds, make payments of funds, and give receipts for funds;

(v)               do or refrain from doing, on behalf of the Company Equityholders, any further act or deed that the Company Equityholder Representative deems necessary or appropriate in the Company Equityholder Representative’s discretion relating to the subject matter of this Agreement, the Exchange Agent Agreement, the Company Equityholder Representative Engagement Agreement or the Escrow Agreement, in each case as fully and completely as the Company Equityholders could do if personally present;

(vi)             give and receive all notices required to be given or received by the Company Equityholders under this Agreement, the Exchange Agent Agreement or the Escrow Agreement;

(vii)           give any written direction to the Exchange Agent or the Escrow Agent;

(viii)         agree to, negotiate and/or comply with the determination of the Final Closing Cash Consideration and the Final Closing Cash Consideration Adjustment pursuant to Section 2.6;

(ix)             agree to, negotiate, enter into settlements and compromises and/or comply with arbitration awards and court orders with respect to claims relating to the Earn-Out Consideration or the Priority Review Voucher Payment or claims for indemnification made by the Buyer under Article VIII; and

(x)               receive service of process in connection with any claims under this Agreement, the Exchange Agent Agreement and/or the Escrow Agreement.

Notwithstanding the foregoing, the Company Equityholder Representative shall have no obligation to act on behalf of the Company Equityholders, except as expressly provided herein, in the Escrow Agreement and in the Company Equityholder Representative Engagement Agreement, and, for the avoidance of doubt, there are no obligations of the Company Equityholder Representative in any ancillary agreement, schedule, exhibit or the Company Disclosure Schedule.

(b)               All decisions and actions of the Company Equityholder Representative on behalf of the Company Equityholders shall be deemed to be facts ascertainable outside of the Merger Agreement and shall be binding upon all Company Equityholders, and no Company Equityholder shall have the right to object, dissent, protest or otherwise contest the same. All defenses which may be available to any Company Equityholder to contest, negate or disaffirm the action of the Company Equityholder Representative taken in good faith under this Agreement, the Escrow Agreement or the Company Equityholder Representative Engagement Agreement are waived.

8

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                At the Effective Time, the Buyer shall pay the Company Equityholder Representative Expense Amount to the Company Equityholder Representative as set forth in Section 2.1(d)(ii)(C), which Company Equityholder Representative Expense Amount shall be maintained by the Company Equityholder Representative in a segregated account and shall be used (i) for the purposes of paying directly or reimbursing the Company Equityholder Representative for any Company Equityholder Representative Expenses incurred pursuant to this Agreement, the Escrow Agreement or any Company Equityholder Representative Engagement Agreement, or (ii) as otherwise determined by the Advisory Group. The Company Equityholder Representative is not providing any investment supervision, recommendations or advice and shall have no responsibility or liability for any loss of principal of the Company Equityholder Representative Expense Amount other than as a result of its gross negligence or willful misconduct. The Company Equityholder Representative is not acting as a withholding agent or in any similar capacity in connection with the Company Equityholders and has no Tax reporting or income distribution obligations. The Company Equityholders will not receive any interest on the Company Equityholder Representative Expense Amount and assign to the Company Equityholder Representative any such interest. Subject to Advisory Group approval, the Company Equityholder Representative may contribute funds to the Company Equityholder Representative Expense Amount from any consideration otherwise distributable to the Company Equityholders. The Company Equityholder Representative shall be reimbursed for reasonable out-of-pocket expenses incurred in the performance of the Company Equityholder Representative’s duties (including the reasonable fees and expenses of counsel) under this Agreement, the Escrow Agreement, the Exchange Agent Agreement and the Company Equityholder Representative Engagement Agreement from the Company Equityholder Representative Expense Amount and, if the remaining Company Equityholder Representative Expense Amount is insufficient to pay such expenses, from the first proceeds from Future Contingent Payments otherwise available for distribution to the Company Equityholders. Upon the determination of the Company Equityholder Representative that retaining any portion of the Company Equityholder Representative Expense Amount is no longer necessary, the Company Equityholder Representative shall deliver any then remaining portion of the Company Equityholder Representative Expense Amount (the “Company Equityholder Representative Account Payment”) to the Exchange Agent, which the Buyer shall cause promptly to pay (i) a portion thereof equal to the applicable Per Share Expense Fund Distribution that is represented by each share of Company Stock converted pursuant to Section 2.1(c) to the Exchange Agent for payment to the holder thereof and (ii) a portion thereof equal to the applicable Per Share Expense Fund Distribution that is represented by each Company Option to the Buyer or the Surviving Corporation for payment to the holder thereof (which amount shall be paid by the Buyer or the Surviving Corporation to such holder on the first payroll payment date after the Buyer’s or the Surviving Corporation’s receipt of such amount; provided that if the Buyer or Surviving Corporation received such amount fewer than five (5) Business Days prior to such payroll payment date, the amount shall be paid on the next payroll payment date, and in each case shall be subject to any applicable withholding as provided in Section 2.10). The Company Equityholder Representative shall hold, invest, reinvest and disburse the Company Equityholder Representative Expense Amount in trust for all of the Company Equityholders, and the Company Equityholder Representative Expense Amount shall not be used for any other purpose and shall not be available to the Buyer to satisfy any claims hereunder. The Company Equityholder Representative Expense Amount shall be treated as having been received and voluntarily set aside by the Company Equityholders at the time of Closing (and, for the avoidance of doubt, Tax withholding with respect to such deemed receipt by any Company Equityholder shall be satisfied from such Company Equityholder’s respective share of the Aggregate Closing Consideration and shall not reduce the Company Equityholder Representative Expense Amount).

9

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)               The Company Equityholder Representative shall act for the Company Equityholders on all of the matters set forth in this Agreement, the Exchange Agent Agreement and the Escrow Agreement in the manner the Company Equityholder Representative believes to be in the best interest of the Company Equityholders. The Company Equityholder Representative shall be entitled to: (i) rely upon the Allocation Schedule, (ii) rely upon any signature believed by it to be genuine, and (iii) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Company Equityholder or other party. The Company Equityholder Representative is authorized to act on behalf of the Company Equityholders notwithstanding any dispute or disagreement among the Company Equityholders. In taking any action as Company Equityholder Representative, the Company Equityholder Representative may rely conclusively, without any further inquiry or investigation, upon any certification or confirmation, oral or written, given by any Person whom the Company Equityholder Representative reasonably believes to be authorized thereunto. The Company Equityholder Representative may, in all questions arising hereunder, rely on the advice of counsel, and the Company Equityholder Representative shall not be liable to any of the parties hereto or to any Company Equityholder for anything done, omitted or suffered in good faith by the Company Equityholder Representative based on such advice. The Company Equityholder Representative undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Company Equityholder Representative. Certain Company Equityholders have entered into an engagement agreement with the Company Equityholder Representative (the “Company Equityholder Representative Engagement Agreement”) to provide direction to the Company Equityholder Representative in connection with its services under this Agreement, the Escrow Agreement and the Company Equityholder Representative Engagement Agreement (such Company Equityholders, including their individual representatives, collectively hereinafter referred to as the “Advisory Group”). Neither the Company Equityholder Representative nor its members, managers, directors, officers, contractors, agents and employees nor any member of the Advisory Group (collectively, the “Company Equityholder Representative Group”), shall have any liability to any of the parties hereto or the Company Equityholders for any act done or omitted hereunder as Company Equityholder Representative while acting in good faith. The Company Equityholder Representative Group shall be indemnified, defended and held harmless by the Company Equityholders, on a several and not joint basis, from and against any loss, liability, claims, damages, fees, costs, judgments, fines or amounts paid in settlement or expense (including fees, disbursements and costs of counsel and other skilled professionals and in connection with seeking recovery from insurers) (collectively, the “Company Equityholder Representative Expenses”) incurred in good faith on the part of the Company Equityholder Representative and arising out of or in connection with the acceptance or administration of the Company Equityholder Representative’s duties hereunder, under the Escrow Agreement, under the Exchange Agent Agreement or under the Company Equityholder Representative Engagement Agreement. Any such claim for indemnification shall be satisfied first from any then available portion of the remaining Company Equityholder Representative Expense Amount and, if such amount is insufficient to satisfy any such loss, liability or expense, from the first proceeds from Future Contingent Payments otherwise available for distribution to the Company Equityholders or by a claim against the Company Equityholders (with each Company Equityholder liable for such Company Equityholder’s Pro Rata Share of the applicable Per Share Future Contingent Consideration, Per Share Expense Fund Distribution and Per Share Escrow Distribution of any such claim that is represented by such Company Equityholder’s Company Stock and Company Options). The Company Equityholders acknowledge that the Company Equityholder Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to this Agreement, the Escrow Agreement or the transactions contemplated hereby. Furthermore, the Company Equityholder Representative shall not be required to take any action unless the Company Equityholder Representative has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Company Equityholder Representative against the costs, expenses and liabilities which may be incurred by the Company Equityholder Representative in performing such actions.

10

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e)                In the event the Company Equityholder Representative becomes unable to perform the Company Equityholder Representative’s responsibilities hereunder or resigns from such position, the Company Equityholders (acting by a written instrument signed by holders of Company Stock who held, as of immediately prior to the Effective Time, a majority (by voting power) of the then outstanding shares of Company Stock) shall select another representative to fill the vacancy of the Company Equityholder Representative, and such substituted representative shall be deemed to be the Company Equityholder Representative for all purposes of this Agreement. The Company Equityholder Representative may be removed only upon delivery of written notice to the Buyer signed by Persons who, as of immediately prior to the Effective Time, held a majority (by voting power) of the then outstanding shares of Company Stock. The immunities and rights to indemnification shall survive the resignation or removal of the Company Equityholder Representative or any member of the Advisory Group and the Closing and/or any termination of this Agreement and the Escrow Agreement.

(f)                For all purposes of this Agreement:

(i)                 the Buyer shall be entitled to rely conclusively on the instructions and decisions of the Company Equityholder Representative as to the settlement of any disputes or claims under this Agreement, or any other actions required or permitted to be taken by the Company Equityholder Representative hereunder, and no party hereunder or any Company Equityholder shall have any cause of action against the Buyer for any action taken by the Buyer, the Surviving Corporation or any of their Affiliates in reliance upon the instructions or decisions of the Company Equityholder Representative;

11

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii)               the provisions of this Section 2.4 are independent and severable, are irrevocable (subject only to Section 2.4(f)) and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Company Equityholder may have in connection with the transactions contemplated by this Agreement; and

(iii)             the provisions of this Section 2.4 shall survive the death, incompetence, bankruptcy or liquidation of any Company Equityholder or any delivery of an assignment of any Company Equityholder’s interest in the Escrow Fund and all actions of the Company Equityholder Representative taken hereunder, under the Escrow Agreement or under the Company Equityholder Representative Engagement Agreement be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees and successors of each Company Equityholder as if expressly confirmed and ratified in writing by such Company Equityholder, and any references in this Agreement to a Company Equityholder shall mean and include the successors to the rights of each applicable Company Equityholder hereunder, whether pursuant to testamentary disposition, the Laws of descent and distribution or otherwise.

2.5              Treatment of Company Equity Awards.

(a)                No Company Option will be continued, assumed or substituted for by the Buyer or the Company as part of the Merger. As of immediately prior to the Effective Time, each Company Option that is then outstanding (whether such Company Option is vested or unvested, but not to the extent it has theretofore been exercised) shall vest in full and be converted, in settlement and cancellation thereof, into the right to receive the Per Share Option Consideration with respect to each share of Company Common Stock underlying such Company Option, subject to the conditions set forth in Section 2.5(d).

(b)               No Company Restricted Stock Award will be continued, assumed or substituted for by the Buyer or the Company as part of the Merger. As of immediately prior to the Effective Time, each Company Restricted Stock Award that is unvested in whole or in part shall vest in full (and all shares of Company Common Stock previously issued in connection with such Company Restricted Stock Award shall be converted pursuant to Section 2.1(c)(iii)), subject to the conditions set forth in Section 2.5(d).

(c)                Promptly (and in any event within five (5) Business Days) after the date hereof (but, notwithstanding the foregoing, no later than the Closing Date), the Company shall deliver to each holder of Company Equity Awards a notice describing the treatment of such Company Equity Awards pursuant to Section 2.5(a) and the deadline for exercising such Company Options, in the form attached hereto as Exhibit B-1 (“Optionholder Notice”).

(d)               Subject to the Buyer’s receipt from a holder of Company Options of a duly-executed (i) Lock-Up Agreement (if such holder is receiving shares of Buyer Common Stock), (ii) Investor Questionnaire and (iii) Option Cancellation Agreement in the form attached hereto as Exhibit B-2 (an “Option Cancellation Agreement”), the Buyer shall, or shall cause the Surviving Corporation to pay, as promptly as practicable through its payroll (and in any event no later than the next payroll date of the Buyer or the Surviving Corporation that occurs at least five (5) Business Days following later of (x) the Closing Date or (y) the date upon which the Buyer receives from the applicable holder of Company Options the documents described in clauses (i) - (iii) above) to each holder of Company Options, with respect to each share of Company Common Stock underlying such Company Option, the Per Share Closing Option Consideration, subject to any applicable withholding as provided in Section 2.10, in accordance with the Allocation Schedule. The Buyer shall pay, or shall cause the Surviving Corporation to pay, through its payroll (no later five (5) Business Days after the Closing with respect to holders of Company Options who have delivered Option Cancellation Agreements by the Closing Date or, otherwise (but subject to delivery of an Option Cancellation Agreement by the applicable holder), no later than the next payroll date of the Buyer or the Surviving Corporation that occurs at least five (5) Business Days following the payment of a Future Contingent Payment to the Company Stockholders), to each holder of Company Options, with respect to each share of Company Common Stock underlying such Company Option, the applicable Per Share Future Contingent Consideration, Per Share Expense Fund Distribution and Per Share Escrow Distribution, subject to any applicable withholding as provided in Section 2.10, in accordance with the Allocation Schedule.

12

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e)                The Company shall, prior to the Effective Time, take or cause to be taken all actions necessary to cause the termination of the Company Stock Plan without further obligation or liability to Buyer or its Affiliates.

2.6              Closing Cash Consideration Adjustment. The Estimated Closing Cash Consideration and the Final Closing Cash Consideration Adjustment shall be determined as set forth below in this Section 2.6:

(a)                Estimated Closing Cash Consideration. On the date hereof, the Company shall deliver to the Buyer a statement setting forth the Company’s estimate of the amount of Closing Cash Consideration, including each component thereof (such amount, the “Estimated Closing Cash Consideration” and such statement, the “Estimated Closing Cash Consideration Statement”). The Estimated Closing Cash Consideration Statement and each component thereof shall be prepared and calculated in accordance with GAAP (applied on a basis consistent with the preparation of the Company Financial Statements) and in a manner consistent with the methodology and format set forth in the illustrative example of the Estimated Closing Cash Consideration Statement attached hereto as Exhibit C-1 (the “Illustrative Closing Cash Consideration Statement”). Notwithstanding the foregoing, the Illustrative Closing Cash Consideration Statement shall be, and shall constitute the Company’s delivery of, the Estimated Closing Cash Consideration Statement. During the period beginning on the date of delivery of the Estimated Closing Cash Consideration Statement by the Company until the Closing Date, the Company shall consult with the Buyer (including by giving the Buyer an opportunity to provide comments to the Estimated Closing Cash Consideration Statement), the Company and the Buyer shall work in good faith to resolve any differences the Company and the Buyer may have with respect to any of the amounts or calculations set forth in the Estimated Closing Cash Consideration Statement, and the Company will provide the Buyer and its representatives reasonable access to the work papers and other books and records used in preparing the Estimated Closing Cash Consideration Statement and upon reasonable notice and during normal business hours, afford the Buyer and its representatives access to the relevant personnel and its external representatives of the Company to verify the accuracy of such amounts as reasonably requested by the Buyer.

13

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)               Post-Closing Adjustment.

(i)                 Before 5:00 p.m., Eastern Time, on the sixtieth (60th) calendar day after the Effective Time, the Buyer shall prepare and deliver to the Company Equityholder Representative a statement setting forth the Buyer’s calculation of the Closing Cash Consideration, including each component thereof (such amount, the “Preliminary Closing Cash Consideration” and such statement, the “Preliminary Closing Cash Consideration Statement”) in a manner consistent with the methodology and format set forth in the Illustrative Closing Cash Consideration Statement. If the Buyer does not deliver the Preliminary Closing Cash Consideration Statement to the Company Equityholder Representative by 5:00 p.m., Eastern time, on the sixtieth (60th) calendar day after the Effective Time, then the Estimated Closing Cash Consideration shall be deemed for all purposes of this Agreement to be the “Final Closing Cash Consideration,” the Estimated Closing Cash Consideration Statement shall be deemed for all purposes of this Agreement to be the “Final Closing Cash Consideration Statement” and each shall be final and binding on all parties to this Agreement and on all Company Equityholders.

(ii)               If the Company Equityholder Representative agrees in writing to Buyer’s calculation of the Closing Cash Consideration, as proposed in Buyer’s Preliminary Closing Cash Consideration Statement, then such Preliminary Closing Cash Consideration shall be deemed for all purposes of this Agreement to be the “Final Closing Cash Consideration,” such Preliminary Closing Cash Consideration Statement shall be deemed for all purposes of this Agreement to be the “Final Closing Cash Consideration Statement” and each shall be final and binding on all parties to this Agreement and on all Company Equityholders.

(iii)             If the Company Equityholder Representative disputes the Preliminary Closing Cash Consideration as shown on Buyer’s Preliminary Closing Cash Consideration Statement, then the Company Equityholder Representative shall deliver to the Buyer within thirty (30) days after receipt of the Preliminary Closing Cash Consideration Statement a statement setting forth the Company Equityholder Representative’s calculation of the Closing Cash Consideration, including each component thereof (an “Objection Statement”). The Buyer and the Company Equityholder Representative shall seek in good faith to resolve such differences regarding the determination of the Closing Cash Consideration for a period of thirty (30) days after the Buyer’s receipt of the Objection Statement from the Company Equityholder Representative.

(A)             If the Buyer and the Company Equityholder Representative reach a final resolution on the Closing Cash Consideration within thirty (30) days after the Buyer’s receipt of the Objection Statement given by the Company Equityholder Representative (or within any additional period as mutually agreed to between the Buyer and the Company Equityholder Representative), then the Closing Cash Consideration agreed upon by the Buyer and the Company Equityholder Representative shall be deemed for all purposes of this Agreement to be the “Final Closing Cash Consideration,” the corresponding statement calculating such Closing Cash Consideration shall be deemed for all purposes of this Agreement to be the “Final Closing Cash Consideration Statement” and each shall be final and binding on all parties to this Agreement and on all Company Equityholders.

14

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(B)              If the Buyer and the Company Equityholder Representative do not reach a final resolution on the Closing Cash Consideration within thirty (30) days after the Buyer’s receipt of the Objection Statement (or within any additional period as mutually agreed to between the Buyer and the Company Equityholder Representative), then the Buyer and the Company Equityholder Representative shall be entitled to engage PricewaterhouseCoopers or another nationally recognized auditing firm mutually agreeable to the Buyer and the Company Equityholder Representative (the “Neutral Accountant”) to determine, in the manner provided below, the Closing Cash Consideration, pursuant to an engagement agreement executed by the Company Equityholder Representative, the Buyer and the Neutral Accountant. The Company Equityholder Representative and the Buyer shall each be entitled to make a presentation to the Neutral Accountant, pursuant to procedures to be agreed to in good faith among the Company Equityholder Representative, the Buyer and the Neutral Accountant (or, if they cannot agree on such procedures, pursuant to procedures determined by the Neutral Accountant), regarding each of their respective calculations of the Closing Cash Consideration; and the Company Equityholder Representative and the Buyer shall instruct the Neutral Accountant to resolve such differences and determine the Closing Cash Consideration within twenty (20) Business Days after the completion of such presentations to the Neutral Accountant. Absent fraud or manifest error, or contravention with clause (C) below, the Neutral Accountant’s determination of the Closing Cash Consideration hereunder shall for all purposes of this Agreement be deemed to be the “Final Closing Cash Consideration,” the statement setting forth the Neutral Accountant’s calculation thereof shall for all purposes of this Agreement be deemed to be the “Final Closing Cash Consideration Statement” and each shall be final and binding on all parties to this Agreement and on all Company Equityholders.

(C)              The Neutral Accountant shall not be authorized or permitted to: (1) determine any questions or matters whatsoever under or in connection with this Agreement except for the resolution of differences between the Company Equityholder Representative and the Buyer regarding the determination of the Closing Cash Consideration in accordance with this Section 2.6; (2) resolve any such differences by making an adjustment to the Closing Cash Consideration or any component thereof that is outside of the range defined by amounts as finally proposed by the Buyer in the Preliminary Closing Cash Consideration or the Company Equityholder Representative in the Objection Statement; or (3) apply any accounting principles, policies, methods, treatments or procedures other than those that are in accordance with GAAP (applied on a basis consistent with the preparation of the Company Financial Statements) and consistent with the methodology and format set forth in the Illustrative Closing Cash Consideration Statement. In determining the Closing Cash Consideration hereunder, the Neutral Accountant shall act as an expert and not as arbitrator.

(D)             The fees and expenses of the Neutral Accountant will be paid by the Company Equityholders (out of the Escrow Fund), on the one hand, and by the Buyer, on the other hand, according to the degree to which the positions of the respective parties are not accepted by the Neutral Accountant.

15

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iv)             The “Final Closing Cash Consideration Adjustment” shall be equal to (A) the Final Closing Cash Consideration (as set forth on the Final Closing Cash Consideration Statement), as finally determined pursuant to this Section 2.6, minus (B) the Estimated Closing Cash Consideration. For the avoidance of doubt, the Final Closing Cash Consideration Adjustment may be a positive or negative number. If the Final Closing Cash Consideration Adjustment is less than zero (0), then the Buyer shall be entitled to receive payment of the Final Closing Cash Consideration Adjustment from any then available Escrow Fund pursuant to Section 2.1(e)(i); provided that, if the Final Closing Cash Consideration Adjustment is less than zero (0) by $1,000,000 or more, then the Buyer may elect to setoff against any payment of Earn-Out Consideration that may become payable all or any portion of the Final Closing Cash Consideration Adjustment. If the Final Closing Cash Consideration Adjustment is greater than zero (0), then promptly (and in no event later than two (2) Business Days after the date of determination of the Final Closing Cash Consideration): (1) a portion thereof equal to the Per Share Adjustment Amount that is represented by each share of Company Stock converted pursuant to Section 2.1(c), less the portion thereof to be paid to Leerink Partners LLC as set forth on the Allocation Schedule, shall be paid by the Buyer to the Exchange Agent for payment to the holder thereof, (2) a portion thereof equal to the Per Share Adjustment Amount that is represented by each Company Option, less the portion thereof to be paid to Leerink Partners LLC as set forth on the Allocation Schedule, shall be paid by the Buyer or the Surviving Corporation to the holder thereof (which amount shall be paid by the Buyer or the Surviving Corporation to such holder on the first payroll payment date after the Buyer’s or the Surviving Corporation’s receipt of such amount; provided that if the Buyer or Surviving Corporation received such amount fewer than five (5) Business Days prior to such payroll payment date, the amount shall be paid on the next payroll payment date, and (3) the portion thereof to be paid to Leerink Partners LLC as set forth on the Allocation Schedule shall be paid by the Buyer to Leerink Partners LLC, in each case shall be subject to any applicable withholding as provided in Section 2.10). For the avoidance of doubt, the Buyer shall (in accordance with the Allocation Schedule) cause (x) the Surviving Corporation to use any funds distributed to the Surviving Corporation pursuant to this Section 2.6(b)(iv) and (y) the Exchange Agent to use any funds distributed to the Exchange Agent pursuant to this Section 2.6(b)(iv) to make the payments provided for in this Section 2.6(b)(iv), and such funds shall not be used for any other purpose.

(v)               The Buyer shall provide or cause to be provided to the Company Equityholder Representative and its attorneys, accountants and other agents reasonable access (including electronic access, to the extent available), during normal business hours, to the applicable books, records, properties and personnel of the Buyer, the Company and the Surviving Corporation for purposes of (A) evaluating the information in the Preliminary Closing Cash Consideration and the Closing Cash Consideration and (B) preparing any Objection Statement.

(vi)             The parties agree that, except for the rights of the Buyer Indemnified Parties under Section 8.1(c), the procedures set forth in this Section 2.6 shall be the sole and exclusive method for resolving any disputes with respect to the determination of the Final Closing Cash Consideration; provided that this provision shall not prohibit the Buyer or the Company Equityholder Representative from instituting litigation to enforce the ruling of the Neutral Accountant.

16

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.7              Allocation Schedule; Payments of Future Contingent Payments.

(a)                On the date hereof, the Company shall deliver to the Buyer and the Exchange Agent the Allocation Schedule (attached as an exhibit to the Closing Payment Certificate). The Illustrative Allocation Schedule shall be, and shall constitute the Company’s delivery of, the Allocation Schedule. From time to time after the Effective Time and without limiting the rights of the Buyer Indemnified Parties under Section 8.1(e), the Company Equityholder Representative may, by written notice to the Buyer, update, correct or otherwise amend or modify the Allocation Schedule in any manner that is not otherwise inconsistent with the express provisions of this Article II and in a manner that will not increase the aggregate consideration that is paid hereunder.

(b)               The Exchange Agent shall make all payments constituting the Closing Cash Consideration to the applicable Company Stockholders in accordance with the Allocation Schedule, and the Buyer or the Surviving Corporation shall pay the portion of the Closing Cash Consideration payable in respect of Company Options pursuant to Section 2.5(a) to the holders thereof in accordance with the Allocation Schedule (subject to any applicable withholding as provided in Section 2.10).

(c)                The portion of each Future Contingent Payment payable in respect of Company Stock shall be paid by the Buyer or the Surviving Corporation to the Exchange Agent for the benefit of the holders thereof, and the portion of each Future Contingent Payment payable in respect of Company Options shall be paid (subject to any applicable withholding as provided in Section 2.10) by the Buyer or the Surviving Corporation to the holders thereof, in each case in accordance with the Allocation Schedule within the time periods set forth herein for such payments.

(d)               The parties understand and agree that (i) the Future Contingent Payments are an integral part of the consideration payable to the Company Equityholders in connection with the transactions contemplated hereby and shall be payable without offset or counterclaim, except as otherwise set forth herein, (ii) the Company Equityholders have no rights as a security holder of the Surviving Corporation or the Buyer as a result of their right to receive the Future Contingent Payments, and (iii) except as otherwise provided in Section 2.8(e)(ii)(C), no interest is payable as additional consideration with respect to the Aggregate Closing Consideration or any of the Future Contingent Payments. For the avoidance of doubt, subject to Section 2.8, more than one (1) Future Contingent Payment may become payable as provided herein.

2.8              Earn-Out Consideration.

(a)                The Company Equityholders shall be entitled, on a Product-by-Product and country-by-country basis, to (i) [****] of annual calendar year Net Sales of each Product during the applicable Earn-Out Term for such Product in such country that are within the first [****] of aggregate (in all countries in which the applicable Earn-Out Term(s) for the applicable Product(s) have not ended) worldwide Net Sales of Products during such calendar year, (ii) [****] of annual calendar year Net Sales of each Product during the applicable Earn-Out Term for such Product in such country that are within the next [****] of aggregate (in all countries in which the applicable Earn-Out Term(s) for the applicable Product(s) have not ended) worldwide Net Sales of Products during such calendar year and (iii) [****] of annual calendar year Net Sales of each Product during the applicable Earn-Out Term for such Product in such country that are in excess of [****] of aggregate (in all countries in which the applicable Earn-Out Term(s) for the applicable Product(s) have not ended) worldwide Net Sales of Products during such calendar year (the “Earn-Out Consideration”). For the avoidance of doubt, any damages or other monetary awards recovered by the Buyer Group in connection with a proceeding to address infringement or misappropriation by a third party of any patent relating to the manufacture, use, sale, offer for sale or importation of a Product, after the payment of any costs or expenses of the party bringing suit, to the extent that is payable in lieu of lost sales or lost profits for a Product, shall be deemed to be Net Sales for purposes of calculating the Earn-Out Consideration payable to the Company Equityholders under this Agreement.

17

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)               Diligence. Following the Closing, the Buyer shall, and shall cause each applicable member of the Buyer Group to, use Commercially Reasonable Efforts to (i) prosecute and seek the issuance of a patent covering a Product from any of the patents listed in Section 3.10(a) of the Company Disclosure Schedule, (ii) seek Orphan Drug Exclusivity for Product(s) in each country in which such exclusivity is available and in which a member of the Buyer Group commercializes such Product(s), (iii) seek marketing approval for a Product from the FDA and the EMA, (iv) complete the Current Phase 3 Clinical Trial in accordance with Schedule 2.8(b) attached hereto and (v) commercialize a Product until the end of the applicable Earn-Out Term, in each case with respect to (i), (ii), (iii), (iv) and (v), to the extent Commercially Reasonable to do so; provided that neither Buyer nor any other member of the Buyer Group shall have any obligation to take any action to the extent: (1) Buyer or the applicable member of the Buyer Group is prohibited from doing so by an applicable regulatory authority or by applicable Law; (2) undertaking any trial or other activity would reasonably be expected to represent an inappropriate risk to patient safety, as reasonably determined by the Buyer in good faith; or (3) doing so would reasonably be expected to cause significant damage to the overall long-term value of the Product; provided, further, that, so long as the Buyer is using Commercially Reasonable Efforts to develop or to commercialize one Product, nothing in this Agreement shall require the Buyer or any other member of the Buyer Group to develop or to commercialize any other Product; provided, further, that nothing in this Agreement shall require the Buyer or any other member of the Buyer Group to [****].

(c)                Reporting; Meetings.

(i)                 Reporting. From and after the Closing and until such time as all Earn-Out Consideration and the Priority Review Voucher Payment have been paid by the Buyer pursuant to this Section 2.8 or Section 2.11, respectively or until all development efforts cease in accordance with this Agreement (or in case of the Priority Review Voucher Payment that the Voucher has not been issued and is not capable of being issued), the Buyer shall provide the Company Equityholder Representative, within [****] days following (A) as to the [****] ending following the Effective Time, [****] of each such calendar year, and (B) thereafter, [****] of each such calendar year, with reasonably detailed periodic written reports of the status of activities of the members of the Buyer Group reasonably pertinent to the Earn-Out Consideration or the Voucher, as applicable, and their then-current plans with respect to the development and commercialization of the Products that include the following, with respect to the Products and the Voucher:

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Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(A)             the status of planned and ongoing clinical trials, including [****];

(B)              the status of material completed regulatory filings (including applications for manufacturing, marketing and pricing approvals);

(C)              material correspondence with Governmental Entities regarding regulatory matters with respect to the Voucher; and

(D)             other matters relating to the status of the Voucher and the status of development, Regulatory Approval or manufacture of any Product that would be reasonably likely to materially impact whether and when any Earn-Out Consideration is earned.

(ii)               Net Sales Reporting, Records and Audits.

(A)             Quarterly Net Sales Reports. During the Earn-Out Term, the Buyer shall provide the Company Equityholder Representative, within [****] days following the end of each calendar quarter, with a Net Sales report setting forth, on an aggregate basis, gross amounts invoiced on sales of the Products, all deductions subtracted therefrom in calculating Net Sales (on a deduction category-by-deduction category basis) and Net Sales.

(B)              Records and Audits.

A.                During the Earn-Out Term, the Buyer agrees to keep, and to cause all other members of the Buyer Group to keep, full, clear and accurate records for a minimum period of [****] after the relevant Net Sales occur, setting forth the sales of the Products in sufficient detail to enable Net Sales to be determined.

B.                 Buyer further agrees, upon not less than [****] prior written notice, to permit, and to cause all other members of the Buyer Group to permit, the books and records relating to such Net Sales to be examined by an independent accounting firm selected by the Company Equityholder Representative and reasonably acceptable to Buyer for the purpose of verifying reports provided by Buyer under Section 2.8(c)(ii)(A). Such audit shall not be performed more frequently than once in any twelve (12)-month period, and shall be conducted under appropriate confidentiality provisions, for the sole purpose of verifying the accuracy and completeness of such reports. The independent accounting firm shall have the right to make copies of relevant portions of the audited books and records; provided that any such copies shall be the confidential information of the applicable member of the Buyer Group and shall be protected by appropriate confidentiality obligations.

C.                 Such examination is to be made at the expense of the Company Equityholders, except if the results of the audit reveal an underreporting of Net Sales under this Agreement of [****] or more in any calendar year, in which case reasonable out-of-pocket audit fees for such examination shall be paid by the Buyer.

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Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii)             Meetings. Following receipt by the Company Equityholder Representative of each such report, (i) the Company Equityholder Representative may request a meeting with a senior representative of the Buyer designated by Buyer having knowledge thereof (the “Buyer Representative”) and (ii) the Buyer Representative shall use diligent efforts to respond in reasonable detail, during such meeting, telephone conference or video conference if practicable (or, if not then practicable, as soon as practicable thereafter), to the Company Equityholder Representative’s reasonable inquiries, in each case for the purpose of providing the Company Equityholder Representative with an opportunity to inquire about the content of such report and the efforts, progress and plans of the Buyer and/or the other members of the Buyer Group relating to the Earn-Out Consideration and to obtaining the Voucher. If the Company Equityholder Representative so requests a meeting, the Company Equityholder Representative and the Buyer Representative shall promptly, and in any event not later than [****] following such request, meet in person or by telephone conference or video conference as mutually agreed by the applicable parties. Nothing in this Section 2.8(c)(iii) shall require the Buyer Representative to provide more information than the Buyer otherwise is required to provide pursuant to this Section 2.8(c).

(d)               Sale of Product Line. If at any time the Buyer or any of its Affiliates (including the Surviving Corporation) directly or indirectly consummates a Product Line Sale, then the Buyer shall require, as a condition to the consummation of such Product Line Sale, that the acquirer assume, in an assumption agreement to which the Company Equityholders are made third party beneficiaries, the Buyer’s remaining obligations under this Section 2.8 and under Section 2.11, as applicable. In the event the acquirer is a publicly traded company with a market capitalization of not less than [****] at the time of such Product Line Sale, the Buyer shall have no further responsibility or liability for such obligations under this Section 2.8 and under Section 2.11 once the acquirer has assumed such obligations as set forth above. In the event of a Product Line Sale to any other Person, the Buyer shall remain liable for the remaining obligations under this Section 2.8 and under Section 2.11 and the Company Equityholder Representative may enforce those obligations directly against the Buyer to the extent such purchaser shall have not fully performed those obligations within [****] of the date required under this Agreement.

(e)                Payments.

(i)                 Within [****] after the end of each calendar quarter in which Net Sales giving rise to Earn-Out Consideration occur, the Buyer shall (or shall cause the Surviving Corporation to) pay in cash (A) through its payroll system to the applicable Company Equityholders in respect of their Company Options the applicable Per Share Future Contingent Consideration attributable to such Earn-Out Consideration, (B) to the Exchange Agent (for further distribution to the Company Stockholders) the applicable Per Share Future Contingent Consideration attributable to such Earn-Out Consideration and (C) to Leerink Partners LLC the portion of such Future Contingent Payments set forth on the Allocation Schedule. Each such payment shall be made in accordance with the Allocation Schedule.

(ii)               The parties understand and agree that (A) the Earn-Out Consideration and the Priority Review Voucher Payment are an integral part of the consideration payable to the Company Equityholders in connection with the transactions contemplated hereby and shall be payable without setoff or counterclaim, except as otherwise provided herein and (B) the Company Equityholders have no rights as a security holder of the Surviving Corporation or the Buyer as a result of their right to receive the Earn-Out Consideration and the Priority Review Voucher Payment.

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Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f)                Confidentiality. All information provided to the Company Equityholder Representative or any of its representatives pursuant to this Section 2.8 or Section 2.11, whether written or oral, shall be held in confidence by such Person; provided that the Company Equityholder Representative may disclose such information, in each case on a confidential basis, to (i) its advisors, employees and consultants and (ii) to any Company Equityholder that is subject to a Joinder Agreement or separate confidentiality agreement in a form acceptable to the Buyer, including, for the avoidance of doubt, the Advisory Group, and any such Company Equityholder that is a venture capital fund or other institutional or strategic investor may disclose to its limited partners such venture capital fund’s or other institutional or strategic investor’s share of the total Future Contingent Payments payable or that may become payable under this Agreement and the valuation such venture capital fund has placed on its expected return from the Merger.

2.9              Non-Transferability.

(a)                The right of any Company Equityholder to receive any amounts with respect to the Earn-Out Consideration or any other Future Contingent Payment (i) shall not be evidenced by a certificate or other instrument, (ii) shall not be assignable or otherwise transferable by such Company Equityholder other than (A) on death by will or intestacy, (B) pursuant to a court order, (C) by operation of Law (including a consolidation or merger), (D) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren (collectively, “Approved Relatives”) or to a trust established solely for the benefit of such Company Equityholder and/or his or her Approved Relatives; provided that such transferee shall, as a condition to such transfer, deliver to the Buyer, the Company and following the Closing, the Surviving Corporation a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (E) without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity or (F) in the case of Earn-Out Consideration only to an Earn-Out Consideration Purchaser and (iii) does not represent any right other than the right to receive Future Contingent Payments. Any attempted transfer of the right to any amounts with respect to a Future Contingent Payment by any holder thereof (other than as specifically permitted by the immediately preceding sentence) shall be null and void.

(b)               The Company Equityholder Representative on behalf of all Company Equityholders who elect to be included in such sale (the “Participating Equityholders”) may negotiate and consummate the sale of all right, title and interest of all such Participating Equityholders to receive any Earn-Out Consideration under this Agreement to a single Earn-Out Consideration Purchaser (the “Earn-Out Sale”); provided that the Earn-Out Consideration Purchaser shall agree with the Buyer in writing, as a condition to the sale, to be bound by the terms and conditions of this Agreement, including all indemnity obligations of Participating Equityholders, and shall agree to the confidentiality provisions in Section 2.8(f) of this Agreement. The Buyer shall, upon the request of the Company Equityholder Representative, cooperate in good faith with the Company Equityholders, at no expense or current or future liability to the Buyer (including any obligation to enter into any agreement or make any representation or warranty), in the execution and delivery of such documents as shall reasonably be required to consummate the Earn-Out Sale (and the Company Equityholder Representative shall reimburse Buyer for all reasonable third party costs incurred by Buyer in connection with such transaction); provided that (i) the manner, timing and disclosures relating to the Earn-Out Sale and right to participate in the Earn-Out Sale shall be conducted in compliance with all applicable Laws, and (ii) the Company Equityholder Representative shall provide Buyer a draft of the document used to solicit Participating Equityholders to participate in the proposed Earn-Out Sale, and, in the case of each of (i) and (ii), shall be subject to the prior written approval of the Buyer (such approval not to be unreasonably withheld, delayed or conditioned).

21

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                Notwithstanding anything to the contrary in this Agreement:

(i)                 the Earn-Out Consideration Purchaser shall be entitled to receive the information set forth in Section 2.8(c)(i)(A) and the Net Sales reports pursuant to Section 2.8(c)(ii); provided that neither the Earn-Out Consideration Purchaser nor, as of the consummation of a sale or other transfer to an Earn-Out Consideration Purchaser, any Company Equityholder (or the Company Equityholder Representative, on behalf of any Company Equityholder), shall be entitled to any other reports pursuant to Section 2.8(c)(i) (other than Section 2.8(c)(i)(A) with respect to the Earn-Out Consideration Purchaser) or otherwise or to participate in any meetings or request additional information pursuant to Section 2.8(c)(iii) or otherwise, except that Earn-Out Consideration Purchaser (in substitution of the Company Equityholder Representative and not in addition to) shall be entitled to audit the books and records of the Buyer Group relating to Net Sales, to the extent the Company Equityholder Representative is entitled to do so pursuant to Section 2.8(c);

(ii)               neither the Earn-Out Consideration Purchaser nor, as of and following the consummation of the Earn-Out Sale any Company Equityholder (or the Company Equityholder Representative, on behalf of any Company Equityholder) shall have any rights under Section 2.8(b), and neither the Buyer nor any other member of the Buyer Group shall have any obligation under Section 2.8(b) from and after the consummation of the Earn-Out Sale;

(iii)             the Earn-Out Consideration Purchaser shall be entitled to directly enforce the payment of the Earn-Out Consideration;

(iv)             the Company Equityholders shall be entitled to consummate one transaction with one Earn-Out Consideration Purchaser, and none of the Company Equityholders or the Company Equityholder Representative shall have any further right to enter into any further transaction with an Earn-Out Consideration Purchaser;

(v)               each Participating Equityholder shall, severally and not jointly, in accordance with such Participating Equityholder’s pro rata share of the proceeds from any Earn-Out Sale (or, if the Company Equityholders have not yet elected whether to be Participating Equityholders, each Company Equityholder shall, severally and not jointly, in accordance with such Company Equityholder’s Pro Rata Share), indemnify the Buyer Indemnified Parties in respect of, and hold them harmless against and reimburse them for, any Damages suffered, incurred or sustained by any Buyer Indemnified Party resulting from or arising out of any Earn-Out Sale (or proposed Earn-Out Sale), including with respect to (A) the manner, timing and disclosure of the offering and sale thereof, (B) any claims by the Earn-Out Consideration Purchaser or (C) otherwise in connection with the exercise by any Company Equityholder of its rights under, or the breach of, Section 2.9(b) or this Section 2.9(c), in each case, except to the extent resulting from the breach of this Agreement by a Buyer Indemnified Party.

22

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.10          Withholding Rights. Each of the Exchange Agent, the Buyer, the Escrow Agent and the Surviving Corporation (and any payroll agent) shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to this Agreement to the Company Equityholders such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable U.S., state, local or non-U.S. Law. To the extent that amounts are so deducted or withheld by the Exchange Agent, the Buyer, the Escrow Agent or the Surviving Corporation (or any payroll agent), as the case may be, such withheld amounts shall be (i) remitted by the Exchange Agent, the Buyer, the Escrow Agent or the Surviving Corporation, as the case may be, to the applicable Person, and (ii) to the extent remitted, treated for all purposes of this Agreement as having been paid to such Company Equityholder in respect of which such deduction and withholding was made by the Exchange Agent, the Buyer, the Escrow Agent or the Surviving Corporation (or any payroll agent), as the case may be. Any withholding made at Closing with respect to a Company Equityholder’s deemed receipt of its proportionate share of the Company Equityholder Representative Expense Amount shall be satisfied from such Company Equityholder’s share of the Closing Cash Consideration and any withholding made at Closing that is attributable to a payment of Buyer Common Stock Consideration to a Company Equityholder shall be satisfied from the applicable Company Equityholder’s share of Closing Cash Consideration.

2.11          Priority Review Voucher. The Buyer acknowledges that under applicable Law as of the date hereof and as currently interpreted a Voucher may be obtained if approval of an NDA for a Product by the FDA for pediatric Niemann-Pick Disease, Type C is the first approval obtained for such Product in the United States. If the Buyer obtains approval of an NDA for a Product by the FDA for pediatric Niemann-Pick Disease, Type C as the first approval for such Product in the United States, the Buyer shall request a Voucher in such NDA submission if the voucher program remains in effect at the time of such NDA approval. If the Buyer obtains such Voucher, and if (a) the Buyer elects to use such Voucher for one of its or any of its Affiliates’ products, then upon such election Buyer shall provide written notification thereof to the Company Equityholder Representative and, within [****], pay to the Company Equityholders [****] of the Deemed Proceeds attributable to such Voucher or (b) the Buyer elects to sell such Voucher to a third party, then, within [****] after the Buyer receives proceeds of such sale, the Buyer shall pay to the Company Equityholders [****] of the net proceeds of such sale, in each case after deducting all transaction costs incurred by the Buyer in connection with the sale of the Voucher, including legal fees, advisor fees, and all Taxes in connection therewith, including Income Taxes paid or payable by the Buyer as a result of the sale of the Voucher (it being understood that, unless the Buyer and the Company Equityholder Representative agree otherwise, the Buyer shall make multiple payments pursuant to this clause (b) to the extent the Buyer receives proceeds in more than one increment). The Buyer shall pay to Leerink Partners LLC the portion of each such payment otherwise due to the Company Equityholders, as set forth on the Allocation Schedule. The Company Equityholders shall be entitled to only one payment (or a series of related payments as contemplated by the parenthetical in the previous sentence) pursuant to either clause (a) or (b) of the prior sentence (as applicable, the “Priority Review Voucher Payment”). For the avoidance of doubt, if there is a change in applicable Law such that the Buyer is not permitted to sell the Voucher to a third party and the Buyer does not elect to use the Voucher as contemplated by clause (a) above, then no payment shall be due under this Section 2.11. In the case of the sale of such Voucher to a third party, (i) the amount of Income Taxes paid or payable by the Buyer as a result of the sale of the Voucher shall be determined by [****], (ii) the amount of income recognized shall not be reduced by [****], (iii) the amount of Income Taxes shall not be reduced by [****], (iv) the reduction in any tax attribute (such as a Tax credit or net operating loss) of the Buyer as a result of the sale of such Voucher shall be deemed to be [****], (v) the Buyer’s tax basis in such Voucher shall be assumed to be [****], and (vi) the Tax rate applied to such income as calculated shall be [****]. The Buyer shall pay, or shall cause the Surviving Corporation to pay, the Priority Review Voucher Payment (if payable) in cash (i) to the applicable Company Equityholders in respect of their Company Options the applicable Per Share Future Contingent Consideration attributable to the Priority Review Voucher Payment and (ii) to the Exchange Agent (for further distribution to the Company Stockholders) the applicable Per Share Future Contingent Consideration attributable to the Priority Review Voucher Payment. As provided in Section 2.8(d), the provisions of this Section 2.11 shall apply to the use or sale of a Voucher by a transferee (or any of its Affiliates) in a Product Line Sale if the Voucher is obtained after the consummation of the Product Line Sale. If a Product Line Sale is consummated after a Voucher has been obtained and the Buyer has not made the Priority Review Voucher Payment prior to the consummation of such Product Line Sale, then the Voucher shall be deemed to have the value allocated to it by the parties to such transaction, which value shall not be less than the Deemed Proceeds (as if clause (a) above were applicable, but taking into account Income Taxes payable by the Buyer or its Affiliates in connection with such transaction).

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Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.12          Taking of Necessary Action; Further Action. If at or any time after the Effective Time any further action is necessary or desirable to vest the Buyer with control over, and to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title and possession to, all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation and the Buyer shall, in the name of their respective corporations or otherwise, be fully authorized to take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer that the statements contained in this Article III are true and correct, except as set forth herein or in the Company Disclosure Schedule.

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Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.1              Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as conducted on the date of this Agreement. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to the Buyer copies of its Organizational Documents as in effect on the date of this Agreement, any actions by the Company’s board of directors, any committee thereof or stockholders and minutes of all meetings of the Company’s board of directors, any committee thereof and stockholders.

3.2              Capitalization.

(a)                The authorized capital stock of the Company, as of the date of this Agreement, consists of 59,667,594 shares of Company Common Stock and 42,547,398 shares of Company Preferred Stock, of which 42,547,398 shares are designated as Company Series A Preferred Stock. As of the date of this Agreement, there are outstanding 10,039,998 shares of Company Common Stock and 42,547,395 shares of Company Series A Preferred Stock. Section 3.2(a) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all outstanding shares of Company Stock indicating the names of the holders thereof and the number of shares and class of Company Stock held by each such holder. Each class of the Company’s capital stock is entitled to the rights and privileges set forth in the Company Certificate of Incorporation.

(b)               Section 3.2(b) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all outstanding Company Equity Awards, indicating with respect to each such Company Equity Award the name of the holder thereof, the number of shares of Company Common Stock subject to such Company Equity Award, whether any Company Option is an incentive stock option under Section 422 of the Code, the date of grant and, if applicable, the exercise or measurement price thereof. The Company has made available to the Buyer a complete and accurate copy of the Company Stock Plan and the standard form of award agreement evidencing Company Equity Awards, including copies of any individual award agreement that differs in any material respect from the Company’s standard form of award agreement. No Company Options have been granted with an exercise price that was less than the fair market value of the Company’s Common Stock on the date of grant or are otherwise subject to Section 409A of the Code. No Company Restricted Stock Awards have been granted at a price (whether paid by the recipient or recognized as compensation) that was less than the fair market value of the Company’s Common Stock on the date of grant or are otherwise subject to Section 409A of the Code. The Company has provided the Buyer with a copy of all third-party valuation reports, or internal reports prepared for purposes of valuing the Company’s Common Stock and used in connection with establishing the exercise price for Company Options.

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Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                Except (i) as set forth in this Section 3.2, (ii) as reserved for future grants under the Company Stock Plan and (iii) for the conversion provisions set forth in the Company Certificate of Incorporation, (A) there are no Equity Interests of any class of the Company, or any security exchangeable into or exercisable for such Equity Interests, issued, reserved for issuance or outstanding, including phantom equity, (B) there are no bonds, debentures, notes or other Indebtedness having the right to vote, consent along with or convert into Equity Interests of the Company and (C) there are no options, warrants, equity securities, calls, rights, conversion rights, preemptive rights, co-sale rights, rights of first refusal or similar rights, commitments or agreements to which the Company is a party or by which the Company is bound obligating the Company to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other Equity Interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other Equity Interests, or obligating the Company to grant, extend, otherwise modify or amend or enter into any such option, warrant, Equity Interest, call, right, conversion right, preemptive right, co-sale right, right of first refusal or similar right, commitment or agreement. Except as set forth in this Section 3.2, as of the date of this Agreement, the Company does not have any outstanding equity compensation or equity-based compensation. Except for the Company Certificate of Incorporation, the Company is not a party to or bound by any agreements with respect to the voting (including voting trusts and proxies) or sale or transfer of any shares of capital stock or other Equity Interests of the Company. There are no existing rights with respect to registration of any Equity Interests of the Company on a public securities exchange. The Company does not hold any Equity Interests in treasury.

(d)               All outstanding shares of Company Stock are, and all shares of Company Stock subject to issuance as specified in Section 3.2(b), upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, have been issued and granted in compliance with all applicable securities Laws will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right or subscription right under any provision of the DGCL, the Company’s certificate of incorporation or by-laws or any agreement to which the Company is a party or is otherwise bound.

(e)                There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Stock or the capital stock of the Company or any of its Subsidiaries, or make any investment in the equity securities of any Person.

3.3              Subsidiaries.

(a)                Section 3.3(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, for each Subsidiary of the Company: (i) its name; (ii) the number and type of outstanding Equity Interests and a list of the holders thereof; and (iii) the jurisdiction of organization. Other than the Subsidiaries listed on Section 3.3(a) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any Equity Interests or options to purchase Equity Interests of any other Person. The Company owns, directly or indirectly, all of the outstanding Equity Interests of each Subsidiary, free and clear of all Liens other than Permitted Liens. Except as disclosed in Section 3.3(a) of the Company Disclosure Schedule, (A) there are no preemptive rights or other similar rights in respect of any Equity Interests in any Subsidiary of the Company, (B) there are no Liens, other than Permitted Liens, on the ownership, transfer or voting of any Equity Interests in any Subsidiary of the Company, (C) except for the transactions contemplated by this Agreement, there is no agreement, or provision in the Organizational Documents of any Subsidiary of the Company, which obligates the Company or any of its Subsidiaries to purchase, redeem or otherwise acquire, or make any payment (including any dividend or distribution) in respect of, any Equity Interest in any Subsidiary of the Company and (D) there are no existing rights with respect to registration of any Equity Interests in any Subsidiary of the Company on a public securities exchange. All issued and outstanding Equity Interests of each Subsidiary are validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right or subscription right under any applicable Law, organizational document of such Subsidiary or any agreement to which such Subsidiary is a party or is otherwise bound. There are no Equity Interests of any class of any Subsidiary of the Company, or any security exchangeable into or exercisable for such Equity Interests, issued, reserved for issuance or outstanding, and there are no options, warrants, equity securities, calls, rights, commitments or agreements to which any Subsidiary of the Company is a party or by which such Subsidiary is bound obligating such Subsidiary to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other Equity Interests of such Subsidiary or any security or rights convertible into or exchangeable or exercisable for any such shares or other Equity Interests, or obligating such Subsidiary to grant, extend, otherwise modify or amend or enter into any such option, warrant, Equity Interest, call, right, commitment or agreement.

26

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)               Each Subsidiary of the Company is a corporation or similar entity duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its incorporation. Each Subsidiary of the Company has all requisite corporate (or similar) power and authority to own, lease and operate its properties and assets and to carry on its business as conducted as of the date of this Agreement, and is duly qualified to do business and is in good standing as a foreign corporation (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(c)                The Company has made available to the Buyer complete and accurate copies of the Organizational Documents of each Subsidiary of the Company, any actions by the board of directors or similar governing body of such Subsidiary, any committee thereof or equityholders and minutes of all meetings of any of the foregoing.

(d)               The Company Subsidiaries have no revenue, activities or liabilities, other than those that are incidental to their existence as legal entities.

27

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.4              Authority; No Conflict; Required Filings and Consents.

(a)                The Company has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The board of directors of the Company has (i) deemed the Merger advisable and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger in accordance with the DGCL upon the terms and subject to the conditions set forth herein and (iii) recommended the adoption of this Agreement by the stockholders of the Company. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)               The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, the Organizational Documents of the Company or any of its Subsidiaries, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent, waiver, or delivery of notice under, require the payment of a penalty under or result in the imposition of any Liens, other than Permitted Liens, on the Company’s or any of its Subsidiaries’ assets under, any of the terms, conditions or provisions of any Company Material Contract, or (iii) subject to obtaining the Company Stockholder Approval and compliance with the requirements specified in clauses (i) through (iii) of Section 3.4(c), conflict with or violate any Law applicable to the Company or any of its Subsidiaries or any of its or their respective properties or assets.

(c)                No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for the filing of the Certificate of Merger with the Delaware Secretary of State.

3.5              Financial Statements. The Company has made available to the Buyer the Company Financial Statements. The Company Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated therein and with each other and fairly present, in all material respects, the consolidated financial condition of the Company and its Subsidiaries at the dates therein indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods therein specified, except that the Company Financial Statements described in clause (b) of the definition thereof do not contain footnotes and are subject to normal year-end adjustments that would not reasonably be expected to be material to the Company. The Company makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect, in all material respects, the transactions and dispositions of its assets. The Company has not identified and has no Knowledge of (a) any significant deficiency or material weakness in the internal accounting controls utilized by the Company, (b) any common law fraud, whether or not material, that involves the management of the Company or any other current or former employee, consultant, contractor or director of the Company who has a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (c) any claim or allegation regarding any of the foregoing.

28

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.6              Absence of Certain Changes. Except as otherwise contemplated or permitted by this Agreement, since December 31, 2016, there has not been any Change that has had a Company Material Adverse Effect. Except as otherwise contemplated or permitted by this Agreement, since December 31, 2016, neither the Company nor any of its Subsidiaries has not taken or omitted to take any action that, if taken after the date hereof, would constitute a breach of Sections 5.1 or 5.2.

3.7              No Undisclosed Liabilities. Except as may be disclosed in the Company Disclosure Schedule or in the Company Balance Sheet and except for (a) liabilities incurred in the ordinary course of business consistent in all material respects with past practice after the date of the Company Balance Sheet and which are not, individually or in the aggregate, material in amount, (b) liabilities incurred pursuant to or in connection with the execution, delivery or performance of this Agreement that will be paid at or prior to Closing, and (c) liabilities arising under contracts (i) set forth on the Company Disclosure Schedule and (ii) not required to be set forth on the Company Disclosure Schedule, in each case in the ordinary course of business that are not required by GAAP to be reflected on a balance sheet (in each case, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law or allegation of any of the foregoing), the Company and its Subsidiaries do not have any liabilities, obligations, or commitments of any nature (whether absolute, accrued, matured or unmatured, fixed or contingent).

3.8              Taxes.

(a)                Each of the Company and its Subsidiaries has filed on a timely basis all income and other material Tax Returns that it was required to file, and all such Tax Returns are true, complete and correct in all material respects. Each of the Company and its Subsidiaries has paid on a timely basis all income and other material Taxes due and owing by the Company or its Subsidiary.

(b)               All Taxes that the Company or any Subsidiary is or was required by applicable Law to withhold or collect in connection with any amounts paid or owing to any employee, independent contractor, customer, creditor, stockholder, or other third party have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Entity, and the Company and each of its Subsidiaries have complied in all material respects with any reporting requirements under applicable Law relating to such Taxes.

29

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                Neither the Company nor any Subsidiary of the Company is or has ever been a member of an affiliated group with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns, other than a group of which the common parent is the Company. With the exception of customary commercial leases or contracts that are not primarily related to Taxes entered into in the ordinary course of business (such contracts, “Ordinary Commercial Agreements”) and liabilities thereunder, neither the Company nor any of its Subsidiaries (i) has any liability under Treasury Regulation Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), as a transferee or successor or pursuant to any contractual obligation or any applicable Law for any Taxes of any Person other than the Company or any of its Subsidiaries, or (ii) is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement with any third party relating to allocating, indemnification or sharing the payment of, or liability for, Taxes.

(d)               The Company has made available to the Buyer complete and correct copies of all federal, state, local and foreign income Tax Returns and all other material Tax Returns of the Company or any of its Subsidiaries for all taxable periods ending on or after December 31, 2012, and all examination reports, audits, non-routine enquiries or discoveries of, and any statements of deficiencies or other assessments, notices or claims in respect of Tax assessed against or agreed to by the Company or any of its Subsidiaries with respect to such taxable periods.

(e)                No examination, audit or other proceeding relating to any Tax Return of the Company or any Subsidiary of the Company by any Governmental Entity is currently in progress or to the Knowledge of the Company, pending, nor has the Company or any of its Subsidiaries been notified in writing (or to the Knowledge of the Company, orally) of any such examination, audit, or other proceeding relating to Taxes. There is no Tax deficiency outstanding, assessed or to the Knowledge of the Company, proposed against the Company or any of its Subsidiaries that has not been paid in full. Neither the Company nor any Subsidiary of the Company has been informed in writing (or, to the Knowledge of the Company, orally) by any jurisdiction in which the Company or any Subsidiary of the Company did not file a Tax Return that the jurisdiction believes that the Company or any Subsidiary of the Company was required to file any Tax Return that was not filed or is subject to Tax in such jurisdiction. Neither the Company nor any Subsidiary of the Company has (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, which waiver or extension is still in effect, (ii) requested or been granted any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (iii) executed or filed any power of attorney with any taxing authority, which is still in effect.

(f)                Neither the Buyer, the Company, any Subsidiary of the Company, nor any of their Affiliates will be required to include an item of income in, or exclude an item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing as a result of any: (i) change in method of accounting, or use of an improper method of accounting, by the Company or any Subsidiary of the Company, in each case for a Tax period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law) executed by the Company or any Subsidiary of the Company on or prior to the Closing Date; (iii) installment sale or open transaction disposition made by the Company or any Subsidiary of the Company on or prior to the Closing Date; (iv) prepaid amount received on or prior to the Closing Date by the Company or any Subsidiary of the Company; or (v) intercompany transactions or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provisions of state, local or foreign income Tax Law) entered into, or incurred by, the Company or any Subsidiary of the Company, that occurred on or prior to the Closing Date.

30

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g)               The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the date of the Company Balance Sheet, exceed the reserve for Taxes payable (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Balance Sheet, and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing Tax Returns. Since the date of the Company Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes outside the ordinary course of business.

(h)               Neither the Company nor any of its Subsidiaries is subject to Tax in any country other than its country of incorporation, organization or formation by virtue of having employees, a permanent establishment or other place of business in that country. The Company and its Subsidiaries are, and have been at all relevant times, in substantial compliance with all applicable transfer pricing laws and regulations, and have maintained all material documentation required (under Section 482 of the Code and any other applicable federal, state, local or foreign laws and regulations), if any, for all transfer pricing arrangements. The Company and its Subsidiaries have been in compliance in all material respects with the requirements for any applicable Tax holidays or incentives that have current applicability to the Company or its Subsidiaries and no such Tax holidays or incentives that have current applicability to the Company or its Subsidiaries will be jeopardized by the transactions contemplated by this Agreement. The Company has provided to the Buyer all material documentation relating to any applicable Tax holidays or incentives that have current applicability to the Company and its Subsidiaries. None of the assets owned by the Company or any of its Subsidiaries are (A) tax-exempt use property under Section 168(h) of the Code; (B) tax-exempt bond financed property under Section 168(g) of the Code; or (C) treated as owned by any Person other than the Company or any of its Subsidiaries, as applicable, under Section 168 of the Code.

(i)                 Other than the Company’s interest in the Subsidiaries listed on Section 3.3(a) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries has any direct or indirect interest in any trust, partnership, corporation, limited liability company, or other business entity for U.S. federal income tax purposes. Section 3.8(i) of the Company Disclosure Schedules indicates the U.S. federal income Tax classification of each of the Subsidiaries of the Company (e.g., domestic corporation, foreign corporation, domestic partnership, disregarded entity), and except as otherwise indicated on Section 3.8(i) of the Company Disclosure Schedules, each Subsidiary of the Company has always had such classification and will have such classification until the Closing.

31

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(j)                 Neither the Company nor any Subsidiary of the Company has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(k)               Neither the Company nor any Subsidiary of the Company has distributed to its shareholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company or any Subsidiary of the Company been distributed, in a transaction to which Section 355 of the Code.

(l)                 There are no Liens with respect to Taxes upon any of the assets of the Company or any Subsidiary of the Company, other than with respect to Taxes not yet due and payable.

(m)             Neither the Company nor any Subsidiary of the Company has engaged in a “reportable transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation section 1.6011-4(b)(2). Neither the Company nor any of its Subsidiaries has applied for or received any private letter ruling from the Internal Revenue Service (or any comparable Tax ruling from any other Governmental Entity).

(n)               None of the Company Stock is a “covered security” within the meaning of Treasury Regulation Section 1.6045-1(a)(15). A valid election under Section 83(b) of the Code has been made for all Company Restricted Stock Awards. The Company has provided the Buyer with true, correct and complete copies of all election statements filed under Section 83(b) of the Code and received by the Company in accordance with Treasury Regulation Section 1.83-2(d).

(o)               Vtesse Europe, Limited is a “controlled foreign corporation” as defined in Section 957(a) of the Code, has never been a “passive foreign investment company” as defined in Section 1297 of the Code, is not a “surrogate foreign corporation” as defined in Section 7874(a)(2)(B) of the Code, and is not subject to U.S. federal income Tax under any provision of the Code. Neither the Company nor any of its Subsidiaries (or beneficial owner thereof) would be required to include any amount as income under Section 951 of the Code were the taxable year of Vtesse Europe, Limited deemed to close on the Closing Date. As of the Closing Date, Vtesse Europe, Limited will not hold any assets that constitute U.S. property within the meaning of Section 956 of the Code. Neither the Company nor any of its Subsidiaries has transferred intangible property the transfer of which would be subject to the rules of Section 367(d) of the Code. Vtesse Europe, Limited has been classified as a corporation for U.S. federal income tax purposes at all times since its formation.

Notwithstanding anything to the contrary in this Agreement, it is agreed and understood that (i) the representations and warranties of the Company in this Section 3.8 (other than the representations and warranties of the Company in Sections 3.8(c), (f), (h), (i), (k) and (m)) shall not serve as representations and warranties regarding, or a guarantee of, nor can they be relied upon with respect to, Taxes attributable to any Tax period (or portion thereof) beginning, or Tax positions taken, after the Closing Date and (ii) no representations, warranties or guarantees are made with respect to the amount or availability of Tax attributes of the Company or any Subsidiary in a taxable period that begins after the Closing Date.

32

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.9              Owned and Leased Real Properties.

(a)                Neither the Company nor any of its Subsidiaries owns, or has ever owned, any real property or is, or ever has been, obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

(b)               Section 3.9(b) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all Company Leases and the location of the applicable premises. The Company has good and valid leasehold interest in all Company Leases and the applicable premises. None of the Company, any of its Subsidiaries or, to the Company’s Knowledge, any other party to any Company Lease is in material default under any of the Company Leases. Neither the Company nor any of its Subsidiaries leases or subleases any real property to any Person. The Company has made available to the Buyer complete and accurate copies of all Company Leases. With respect to each Company Lease: (i) the Company’s possession and quiet enjoyment of the property under such Company Lease has not been disturbed and there any no disputes with respect to such Company Lease; (ii) no security deposit or portion thereof deposited with respect to such Company Lease has been applied in respect of a breach or default under such Company Lease which has not been redeposited in full; (iii) the Company does not owe any brokerage commissions or finder’s fee with respect to such Company Lease; (iv) the Company has not collaterally assigned or granted any other security interest in such Company Lease or any interest therein; and (v) the Company does not have, and does not in the future expect to have, any monetary obligations under any Company Lease for improvements or otherwise (except for regularly scheduled payments of rent).

3.10          Intellectual Property.

(a)                Section 3.10(a) of the Company Disclosure Schedule sets forth a correct and complete list of all of the following Intellectual Property, in each case, used in the business of the Company or any of its Subsidiaries and identifying whether such Intellectual Property is solely owned by the Company, jointly owned with a third party or Third-Party Intellectual Property licensed by the Company, (i) issued Patents, pending Patent applications and provisional Patent applications, (ii) Trademark registrations and applications and material unregistered Trademarks, (iii) Copyright registrations and applications and material unregistered Copyrights, (iv) material Software, and as to each, (v) the jurisdiction in which such item of registered Intellectual Property has been registered or filed and the applicable registration or serial number; (vi) all owner(s), and, if one or more owner(s) is not the Company (including any joint owner(s)), (A) the corresponding license agreement pursuant to which the Company has the right to use such Intellectual Property or (B) any corresponding agreement(s) relating to joint ownership; provided, however, that Section 3.10(a) of the Company Disclosure Schedule need not include Third-Party Intellectual Property licensed on a non-exclusive basis and not used in connection with the development of any Product. Section 3.10(a) of the Company Disclosure Schedule also describes each filing, payment, and action that, to the Company’s Knowledge, must be made or taken on or before the date that is one hundred twenty (120) days after the date of this Agreement in order to maintain each such item of Intellectual Property that is listed or required to be listed on Section 3.10 the Company Disclosure Schedule, and for which the Company is responsible. Each of the Patents that is solely owned or purported to be solely owned by the Company, and to the Company’s Knowledge each of the Patents set forth on Section 3.10(a) of the Company Disclosure Schedule that is not solely owned or purported to be solely owned by the Company, properly identifies by name each and every inventor of the claims thereof as determined in accordance with United States patent law (and the inventors listed in each such Patent collectively constitute the entire inventive entity, as the term ‘inventive entity’ is defined and interpreted under United States Patent Law). The Company or its applicable Subsidiary is the sole and exclusive beneficial and, with respect to applications and registrations (including Patents), record owner of all of the Intellectual Property items set forth in Section 3.10(a) of the Company Disclosure Schedule that are solely owned by the Company or purported to be solely owned by the Company free and clear of any encumbrances. All such granted Intellectual Property rights are subsisting, valid, and enforceable.

33

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)               The Company has complied in all material respects with all of its obligations and duties to the respective patent, Trademark and copyright offices, including the duty of candor and disclosure to the U.S. Patent and Trademark Office, and all applicable Laws, with respect to all Company Intellectual Property.

(c)                Section 3.10(b) of the Company Disclosure Schedule sets forth a true, correct, and complete list of all contracts pursuant to which the Company or any of its Subsidiaries (i) is granted or obtains or agrees to obtain any license or right to use any Intellectual Property (other than standard form contracts granting rights to use readily available shrink wrap or click wrap Software having a replacement cost and annual license fee of less than $10,000 for all such related contracts in the aggregate), (ii) is restricted in its right to use or register any Intellectual Property or (iii) permits or agrees to permit any other Person, to use, obtain, enforce, or register any Intellectual Property, including any license agreements, coexistence agreements, and covenants not to sue, and all contracts that (y) would require the Buyer or any of its Subsidiaries to license, assign, or make available its Intellectual Property to any other Person, or restrict its use of such Intellectual Property as a result of the transactions contemplated hereby.

(d)               The Company or its applicable Subsidiary owns, or has a valid right to use, free and clear of all Liens, all Intellectual Property used or held for use in, or necessary to conduct, the business of the Company, including all rights used in or necessary to complete development of and commercialize the Product as currently contemplated to be developed and commercialized, including the manufacture, use, offer for sale, sale, or importation of the Product. No Person has any right of first refusal, option or other right to acquire any right, title or interest in or to with respect to, any Company Intellectual Property. In each case where the Company has acquired ownership of Company Intellectual Property from any other Person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights, title and interest in and to such Company Intellectual Property to the Company, and the Company has recorded each such assignment with the United States Patent and Trademark Office and/or, where required by applicable Law, other applicable Governmental Entity.

(e)                The conduct of the business of the Company and its Subsidiaries as currently conducted does not, the conduct of such business as conducted in the past has not and, to the Knowledge of the Company, the development of and commercialization of the Products as currently contemplated will not, infringe, misappropriate, or otherwise violate, any Person’s Intellectual Property, and there has been no such claim asserted or threatened (including in the form of offers or invitations to obtain a license) in the past three years against the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other Person.

34

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f)                To the Knowledge of the Company, no Person is infringing, misappropriating, or otherwise violating any Intellectual Property owned, used, or held for use by the Company or any of its Subsidiaries, and no such claims have been asserted or threatened against any Person by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other Person.

(g)               There has been no claim asserted or threatened challenging the scope, validity, or enforceability of, or the Company’s ownership or right to use, any applications or registrations for Patents or Trademarks listed or required to be listed in Section 3.10(a) of the Company Disclosure Schedule. As of the date of this Agreement, the Company has no Knowledge of any information, facts or circumstances that could reasonably be expected to adversely impact, in any material respect, the ownership, use, patentability, enforceability or validity of any Company Intellectual Property, including the eventual maturation of pending and/or provisional Intellectual Property applications into subsisting, valid and enforceable granted Intellectual Property rights. None of the Company or any of its Subsidiaries has granted any Person any right to control the prosecution or registration of any Intellectual Property listed in Section 3.10(a) of the Company Disclosure Schedule or to commence, defend, or otherwise control any claim with respect to any Intellectual Property listed or required to be listed in Section 3.10(a) of the Company Disclosure Schedule.

(h)               The Company and its Subsidiaries take reasonable measures to protect the confidentiality of Trade Secrets, including requiring all Persons having access thereto to execute written non-disclosure agreements. To the Knowledge of the Company, there has not been any disclosure of any Trade Secret of the Company or any of its Subsidiaries (including any such information of any other Person disclosed in confidence to the Company) to any Person in a manner that has resulted or could result in the loss of such Trade Secret or other rights in and to such information.

(i)                 Each current and former employee and other service provider of the Company or any of its Subsidiaries has executed a valid and enforceable proprietary information and inventions agreement, each of which has been made available to the Buyer and is substantially in the form made available to the Buyer, and no such Person has excluded works or inventions from his or her assignment of inventions pursuant to such Person’s proprietary information and inventions agreement. Each such Person conceived of, created, developed or improved Intellectual Property used in the business of the Company or any of its Subsidiaries only while such Person was an employee or other service provider of the Company and subject to a proprietary information and inventions agreement as described above and none of such Persons is in violation of such proprietary information and inventions agreement. There are no allegations that any current or former employee or other service provider (i) misappropriated, infringed or otherwise violated the Intellectual Property rights or (ii) breached any agreement with, any Person that had previously employed or engaged such Person.

35

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(j)                 No current or former partner, director, stockholder, officer, employee or other service provider of the Company or any of its Subsidiaries will, after giving effect to the transactions contemplated hereby, own, license, or retain any proprietary rights in any of the Intellectual Property owned, used, or held for use (including for defensive purposes) by the Company or any of its Subsidiaries.

(k)               No funding, facilities or personnel of any Governmental Entity or academic institution were used, directly or indirectly, to develop or create, in whole or in part, any Company Intellectual Property and no Governmental Entity or academic institution has any rights to, ownership of or rights to royalties or other payments from any Company Intellectual Property. Further, the Company has not licensed or used any Intellectual Property of any Governmental Entity or academic institution, directly or indirectly, to develop, manufacture or create, in whole or in part, a Product or any Company Intellectual Property rights.

(l)                 The execution of this Agreement and consummation of the transactions contemplated by this Agreement (alone or in combination with any other event) will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s or any of its Subsidiaries’ right to own, use, or hold for use any of the Intellectual Property as owned, used, or held for use (including for defensive purposes) as of the date hereof or the validity, enforceability or registrability of any such Intellectual Property or any priority, duration, scope or effectiveness with respect thereto.

(m)             With respect to the use of the Software by the Company and its Subsidiaries, (i) no capital expenditures are necessary with respect to such use other than capital expenditures in the ordinary course of business consistent with the past practice of the Company and its Subsidiaries, and (ii) none of the Company or any of its Subsidiaries has experienced any material defects in such Software, including any material error or omission in the processing of any transactions other than defects which have been corrected. There have been no material security breaches in the Company’s or any of its Subsidiaries’ information technology systems, and there have been no disruptions in any of the Company’s or any of its Subsidiaries’ information technology systems that adversely affected the Company’s or any of its Subsidiaries’ business or operations. The Company and its Subsidiaries have evaluated their disaster recovery and backup needs and have implemented plans and systems that reasonably address their assessment of risk.

(n)               The Company has never assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation or other violation of any Intellectual Property rights and is not contractually obligated to do so. None of the Company Intellectual Property is subject to any pending or outstanding consent, settlement, injunction, directive, order, judgment, or other disposition of dispute that adversely impacts or restricts the use, ownership, transfer, registration or licensing or other disposition of any such Intellectual Property by the Company, or otherwise adversely affects the validity, scope, use, registrability, or enforceability of any Company Intellectual Property.

36

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(o)               The Company is, and to the Knowledge of the Company each Person acting on its behalf (including any Third Party Service Provider, as defined below) is and has been in material compliance with (i) all applicable Laws relating to the privacy, data protection and security of patient medical records and all other personal information and data, including with respect to the collection or use, including the storage, sharing, transfer, disposition, protection and processing thereof (including in connection with any pre-clinical or clinical trials conducted with respect to any Product (collectively, and together with all data and other information that is subject to any such Laws, “Personal Information”)), (ii) all privacy, data protection and security policies of the Company concerning patient medical records and other Personal Information, and (iii) any contractual requirements to which the Company is subject that relate to any of the foregoing. Neither the Company, nor to the Company’s Knowledge, any service provider of, or other Person acting for or otherwise on behalf of, the Company that may collect, store, process, analyze or otherwise have access to any pre-clinical or clinical trial data, patient medical records, or any Personal Information or confidential information of the Company (a “Third Party Service Provider”), has been subject to any security breaches with respect to (including any that have resulted in the public disclosure of or any other unauthorized access to) any Personal Information or any confidential information of the Company. The Company has, and, to the Knowledge of the Company, each of its Third Party Service Providers has, taken reasonable actions and implemented policies and procedures which, in each case, are reasonably appropriate to protect and maintain the security of all Personal Information and confidential information of the Company, including from any unauthorized access or use. There have not been any written or, to the Company’s Knowledge, other complaints or notices, or any audits, proceedings, investigations or claims conducted or asserted, or to the Knowledge of the Company, threatened by any Governmental Entity or other Person against the Company, and none are pending, regarding any collection, use, storage, disclosure, transfer or other disposition of any patient medical records or other Personal Information by or on behalf of the Company (including by any Third Party Service Provider), including in connection with any pre-clinical or clinical trials conducted with respect to any Product, or the violation of any applicable Laws relating to any of the foregoing.

3.11          Contracts.

(a)                Section 3.11(a) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of the following contracts and agreements to which the Company or any of its Subsidiaries is a party and under which the Company or any of its Subsidiaries has any remaining rights or obligations:

(i)                 any license, sublicense, right to use or other agreement (1) relating to any Company Intellectual Property or (2) pursuant to which the Company or any of its Subsidiaries is granted a license under, or granted an option to obtain a license under, any Third-Party Intellectual Property;

(ii)               any cloud or software as service subscription agreement;

37

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii)             any clinical trial agreement;

(iv)             any manufacturing or supply agreement with respect to a Product;

(v)               any agreement (or group of related agreements) for the lease of tangible property describe in Section 3.21(b);

(vi)             any Company Lease;

(vii)           any agreement (or group of related agreements) that the Company expects to involve consideration in the next twelve (12) months in excess of $100,000;

(viii)         any agreement providing for the establishment or operation of a partnership, joint venture or limited liability company;

(ix)             any agreement that provides for royalty obligations, “earn-outs” or other contingent payments;

(x)               any agreement containing covenants of the Company or any of its Subsidiaries that prohibit the Company or any of its Subsidiaries from competing in any line of business, with any Person, or otherwise restricting their activities in any material respect, in each case, in geographic area or during any period of time;

(xi)             any agreement (or group of related agreements) under which the Company or any of its Subsidiaries has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness;

(xii)           any agreement for the disposition of any portion of the business, stock, or assets of the Company or any of its Subsidiaries in exchange for consideration having a value excess of $100,000;

(xiii)         any agreement for the acquisition of any operating business or the capital stock of any other Person;

(xiv)         any collective bargaining agreement or any other agreement with a labor or trade union, labor organization, employee association, works council, or other employee representative;

(xv)           any bonus, incentive compensation, commission, severance, long-term incentive plan, pension, profit sharing retirement or other form of deferred compensation plan.

(xvi)         any employment or consulting agreement between the Company or its Subsidiaries and any officer, individual employee or other person or entity on a full-time, part-time or consulting basis, other at will offers of employment on the Company’s standard form provided to the Buyer that can be terminated by the Company (or the Company’s Subsidiary party thereto) on 30 or fewer days’ notice without payment by the Company (or such Subsidiary) of any severance;

38

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(xvii)       all broker, distributor, dealer, or agency agreements to which the Company is a party;

(xviii)     any agreement for the indemnification by the Company of any officer or director or the assumption of any liability of any officer or director;

(xix)         any agreement that (A) contains a “most-favored-nation,” “best pricing” or other similar term or provision by which another party to such contract or agreement or any other Person is, or could become, entitled to any benefit, right or privilege which, under the terms of such contract or agreement, must be at least as favorable to such party as those offered to another Person, (B) grants any rights of first refusal, rights of first negotiations or similar rights to any Person or (C) includes a standstill provision or minimum purchase condition;

(xx)           any direct or indirect agreement with or involving any Governmental Entity, including any agreement that is a settlement, conciliation, or similar agreement with any Governmental Entity or that imposes any monetary or other material obligations upon the Company to any Governmental Entity after the date of this Agreement;

(xxi)         any contract or agreement involving commitments to make capital expenditures in excess of $50,000 individually or $250,000 in the aggregate;

(xxii)       any power of attorney granted by the Company that is currently in effect; and

(xxiii)     any other agreement that would be a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities and Exchange Commission if the Company were a registrant thereunder).

(b)               The Company has made available to the Buyer a complete and accurate copy of each Company Material Contract in effect as of the date of this Agreement. Each Company Material Contract is in full force and effect and enforceable (subject to the Bankruptcy and Equity Exception) with respect to the Company or the Subsidiary that is a party thereto and, to the Company’s Knowledge, with respect to each other party thereto. Neither the Company nor the Subsidiary party thereto nor, to the Company’s Knowledge, any other party to any Company Material Contract is in material violation of or in material default under any Company Material Contract, or has provided or received any written, or to the Company’s Knowledge any non-written, notice of any violation, default or intention to terminate, any Company Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Company Material Contract or result in a termination thereof (other than the expiration of any such Company Material Contract in accordance with its terms), or would cause or permit the acceleration or other changes of any material right or obligation or the loss of any material benefit thereunder (other than in accordance with its terms).

39

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.12          Litigation. There is no action, suit, proceeding, claim, arbitration or investigation (a) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or (b) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Company’s Knowledge, no such action, suit, proceeding, claim, arbitration or investigation has been threatened against the Company or any of its Subsidiaries. There are no judgments, orders or decrees outstanding against the Company or any of its Subsidiaries, or any assets owned (or, to the Knowledge of the Company, used by) the Company or any of its Subsidiaries. To the Knowledge of the Company, no officer or other employee of the Company or any of its Subsidiaries is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company’s or its Subsidiaries’ business.

3.13          Environmental Matters.

(a)                The Company and its Subsidiaries are in compliance in all material respects with all Environmental Laws, and are not in violation of, and have not received any written notice alleging any violation by the Company or any of its Subsidiaries with respect to, or written request for information pursuant to any, Environmental Laws.

(b)               To the Company’s Knowledge, the properties operated by the Company and its Subsidiaries or otherwise subject to a Company Lease (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances in an amount or concentration that would give rise to an obligation to act or disclose that condition under any Environmental Law.

(c)                The Company and its Subsidiaries have not received a written notice that the Company or any Subsidiary is subject to any liability for any Hazardous Substance disposal or contamination in violation of any Environmental Law.

(d)               Neither the Company nor any of its Subsidiaries has released any Hazardous Substance into the environment except (i) in compliance with Law or (ii) in an amount or concentration that would not reasonably be expected to give rise to any liability or obligation under any Environmental Law.

(e)                Neither the Company nor any of its Subsidiaries is named as a party to any orders, decrees or injunctions by any Governmental Entity addressing liability under any Environmental Law.

(f)                The Company and its Subsidiaries have obtained and are in material compliance with all environmental permits necessary for the ownership, lease, operation or use of the business or assets of the Company and its Subsidiaries, and all such permits are in full force and effect.

The parties agree that the only representations and warranties of the Company in this Agreement as to any environmental matters or any other obligation or liability with respect to Hazardous Substances or materials of environmental concern are those contained in this Section 3.13. Without limiting the generality of the foregoing, the Buyer specifically acknowledges that the representations and warranties contained in Sections 3.15 and 3.16 do not relate to environmental matters.

40

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.14          Employee Benefit Plans.

(a)                Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all Company Employee Plans.

(b)               With respect to each Company Employee Plan in effect on the date of this Agreement or with respect to which the Company or any ERISA Affiliate has or may have any liability, the Company has made available to the Buyer a complete and accurate copy of (i) such Company Employee Plan document (including amendments thereto) or summary of such plan if no plan document, (ii) the most recent determination or opinion letter received from the IRS, (iii) the three (3) most recent Form 5500 annual reports (including all applicable attachments) filed with the IRS, if any, (iv) the most recent actuarial valuation report, if applicable, (v) each trust agreement, group annuity contract and summary plan description as in effect on the date of this Agreement, if any, relating to such Company Employee Plan, and (vi) all correspondence to or from any Governmental Entity regarding such Company Employee Plan.

(c)                Each Company Employee Plan (and each related trust) complies with and has been administered in all material respects in accordance with (i) ERISA, (ii) the Code, (iii) all other applicable laws and the regulations thereunder and (iv) its terms.

(d)               With respect to each Company Employee Plan, there are no benefit obligations which are unfunded or for which contributions have not been made, in either case to the extent required by such Company Employee Plan or applicable Law or, to the extent required by GAAP, properly accrued.

(e)                Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination or opinion letter from the IRS to the effect that such Company Employee Plan is qualified and the plans and trusts related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, or is based on prototype or volume submitter documents that have received such letter, or the period for obtaining such letter is still open. No such determination or opinion letter has been revoked and revocation has not been threatened.

(f)                The Company, its Subsidiaries and their respective ERISA Affiliates have never (i) maintained, established, sponsored, participated in, or been required to contribute to any pension plan subject to Section 412 or 430 of the Code or Title IV of ERISA; (ii) had any outstanding liabilities under Title IV of ERISA; or (iii) been party to or obligated to contribute to a “multiemployer plan” (as described in Section 4001(a)(3) or Section 3(37) of ERISA or to a “multiple employer plan” within the meaning of Section 3(40) of ERISA.

(g)               None of the Company Employee Plans promises or provides post-termination medical or other post-termination welfare or other benefits to any person, except as required by (i) applicable Law, (ii) contractually required subsidies for COBRA coverage during severance or (iii) the terms of any plan qualified under Section 401(a) of the Code.

41

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(h)               Neither the Company nor any of its Subsidiaries or ERISA Affiliates is a party to any agreement with any director, executive officer or other employee of the Company or any of its Subsidiaries the benefits of which are triggered by, contingent on, or the terms of which are altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement or which provide for severance, retention or similar compensation or benefits after the termination of employment of such director, executive officer or employee.

(i)                 The Company its Subsidiaries and ERISA Affiliates are in material compliance with all applicable requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and all regulations thereunder (together, the “ACA”), as well as any similar provisions of state or local law, including all requirements relating to eligibility waiting periods and the offer of or provision of minimum essential coverage that is compliant with Section 36B(c)(2)(C) of the Code and the regulations issued thereunder to full-time employees as defined in Section 4980H(c)(4) of the Code and the regulations issued thereunder. No material excise tax or penalty under the ACA, including Sections 4980D and 4980H of the Code, is outstanding, has accrued, or has arisen with respect to any period prior to the Closing, with respect to any Company Employee Plan. The Company and its Subsidiaries do not have any unsatisfied obligations to any employees or qualified beneficiaries pursuant to the ACA, or any state or local Law governing health care coverage or benefits that would result in any liability to the Company and its Subsidiaries. The Company has maintained all records necessary to demonstrate its compliance with the ACA and any other similar state or local law.

(j)                 Each Company Employee Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operation and documentary compliance with Section 409A of the Code and all IRS guidance promulgated thereunder, to the extent such section and such guidance have been applicable to such Company Employee Plan.

(k)               With respect to the Company Employee Plans, (i) there are no actions, suits or claims or other proceedings pending or, to the Company’s Knowledge, threatened, other than routine claims for benefits, (ii) there have been no “prohibited transactions” (as that term is defined in Section 406 of ERISA or Section 4975 of the Code) that are non-exempt and likely to result in liability on the Company or its Subsidiaries, and (iii) all reports, returns and similar documents required to be filed with any Governmental Entity or distributed to any Company Employee Plan participant have been filed or distributed. With respect to each Company Employee Plan, no investigation, audit, action or other legal proceeding by the Department of Labor, Internal Revenue Service or any other Governmental Entity that would, individually or in the aggregate, reasonably be expected to result in material liability to the Company or any of its Subsidiaries or ERISA Affiliates is in progress (as indicated by notice to the Company) pending or, to the Knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries or ERISA Affiliates has any liability by reason of an individual who performs or performed services for the Company or any of its Subsidiaries or ERISA Affiliates in any capacity being improperly excluded from participating in a Company Employee Plan.

42

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(l)                 No payment or benefit which will or may be made with respect to any “disqualified individual” (as defined in Section 280G of the Code and the regulations thereunder) in connection with the consummation of the Merger (either alone or in combination with any other event) will be characterized as a parachute payment within the meaning of Code Section 280G(b)(2). There is no contract, agreement, plan or arrangement to which the Company or any Company ERISA Affiliates is bound to provide a gross-up or otherwise reimburse any employee for excise taxes paid pursuant to Section 4999 or 409A of the Code. Neither the execution or delivery of this Agreement nor the consummation of the Merger, either alone or in combination with any other event, will increase the benefits or compensation payable under any Company Employee Plan or to any current or former director, officer, employee or other individual service provider of the Company, or will result in any acceleration of the time of payment, funding or vesting of any benefits or compensation under any Company Employee Plan or for any current or former director, officer, employee or other individual service provider of the Company.

3.15          Compliance With Laws. The Company and its Subsidiaries have been and are conducting their respective businesses in compliance in all material respects with all applicable Laws, and neither the Company nor any of its Subsidiaries has received any written notice alleging, or otherwise have Knowledge of any material violation of any such Laws. Without limiting the foregoing, (a) none of the Company, its Subsidiaries or any of their directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (ii) above in order to assist the Company or any of its Subsidiaries in obtaining or retaining business for or with, or directing business to, any Person, (b) no such Person has, with respect to the Company and its Subsidiaries, made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation, (c) the Company and its Subsidiaries have maintained systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law and (d) none of the Company or any of its Subsidiaries is, and, to the Knowledge of the Company, none of such other Persons is, the subject of any allegation, voluntary disclosure, prosecution or other enforcement action or, to the Knowledge of the Company, investigation, in each case related to the FCPA or any other anti-corruption law.

3.16          Permits. The Company and its Subsidiaries have all Permits necessary for the conduct of their business as presently conducted and all such Permits are in full force and effect. The Company and its Subsidiaries are in compliance in all material respects with the terms of such Permits. The Company has not received any written notice or other written communication from any Governmental Entity regarding (a) any material violation of any such Permit or any failure to comply in a material respect with any term or requirement of any such Permit or (b) any revocation, withdrawal, suspension, cancellation, termination or material modification of any such Permit.

43

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.17          Regulatory Matters.

(a)                The Company and its Subsidiaries are developing, testing, labeling, manufacturing and storing, and at all times has developed, tested, labeled, manufactured and stored each product candidate of the Company or any of its Subsidiaries in compliance in all material respects with applicable Law, including the FDA Act and applicable implementing regulations issued by the FDA and any other applicable Governmental Entities, including, as applicable, those requirements relating to the FDA’s current good manufacturing practices, good laboratory practices, good clinical practices and investigational use, in each case, for a new pharmaceutical product. The Company and its Subsidiaries have not received written notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from the FDA or any other Governmental Entity alleging that any operation or activity of the Company or any of its Subsidiaries is in violation of the FDA Act or the respective counterparts thereof promulgated by applicable Governmental Entities outside the United States.

(b)               The Company and its Subsidiaries have made available to the Buyer complete and correct copies of all governmental authorizations from the FDA, EMA, and all other applicable comparable foreign Governmental Entities (collectively, the “Regulatory Authorities”), held by the Company or any of its Subsidiaries necessary to conduct its business as presently conducted. The Company and its Subsidiaries hold such authorizations the Regulatory Authorities require for the conduct of its business as currently conducted (collectively, the “Regulatory Permits”) and all such Regulatory Permits are in full force and effect. The Company and its Subsidiaries have filed all required notices and responses to notices, supplemental applications, reports (including all adverse event/experience reports) and other information with the Regulatory Authorities. Each submission to the Investigational New Drug applications submitted by or on behalf of the Company or any of its Subsidiaries to the FDA, including all supplements and amendments thereto was true, complete and correct as of the applicable date of submission.

(c)                To the Company’s Knowledge, all preclinical studies and clinical trials, and other studies and tests conducted by or on behalf of the Company have been, and if still pending are being, conducted in material compliance, to the extent applicable, with the applicable protocol for such study or trial, good laboratory practices, good clinical practices and all applicable Law, including the FDA Act. No clinical trial conducted by or on behalf of the Company or any its Subsidiaries has been terminated or suspended prior to scheduled completion, and neither the FDA nor any other applicable Governmental Entity, clinical investigator that has participated or is participating in, or institutional review board that has or has had jurisdiction over, a clinical trial conducted by or on behalf of the Company or any of its Subsidiaries has initiated, or, to the Company’s Knowledge, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate or suspend, any proposed or ongoing clinical investigation conducted or proposed to be conducted by or on behalf of the Company or any of its Subsidiaries.

44

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)               The Company and its Subsidiaries are not subject to any investigation that is pending and of which the Company has been notified in writing or, to the Company’s Knowledge, which has been threatened, in each case by (i) the FDA or (ii) the Department of Health and Human Services Office of Inspector General or Department of Justice pursuant to the Federal Healthcare Program Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Federal False Claims Act (31 U.S.C. §3729) (known as the “Federal False Claims Act”) or any equivalent foreign applicable Law.

(e)                To the Company’s Knowledge, the Company and its Subsidiaries have not submitted any claim for payment to any government healthcare program in violation of any Laws relating to false claims or fraud, including the Federal False Claim Act or any applicable state false claim or fraud Law.

(f)                The Company and its Subsidiaries have complied in all material respects with all applicable security and privacy standards regarding protected health information under (i) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, including the regulations promulgated thereunder and (ii) any applicable state privacy Laws.

(g)               To the Company’s Knowledge, all manufacturing operations conducted for the benefit of the Company and its Subsidiaries have been and are being conducted in material compliance with applicable Laws, including, to the extent applicable, the provisions of the FDA’s current good manufacturing practice regulations, and the respective counterparts thereof promulgated by Governmental Entities in countries outside the United States. To the Company’s Knowledge, none of the Company’s and its Subsidiaries’ contract manufacturers has received a FDA Form 483 or other Governmental Entity notice of inspectional observations, “warning letters” or “untitled letters”, in each case, related to or affecting any of the Company’s and its Subsidiaries’ products or product candidates.

(h)               Section 3.17(h) of the Company Disclosure Schedule sets forth a list of (i) all recalls, field notifications, investigator notices, safety alerts, “serious adverse event” reports or other notices of action relating to an alleged lack of safety or regulatory compliance issued by the Company (“Safety Notices”), (ii) the dates such Safety Notices, if any, were resolved or closed, and (iii) to the Company’s Knowledge, any material complaints that are currently unresolved.

(i)                 None of the Company or any of its Subsidiaries has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” or any such similar policies set forth in any applicable Laws. None of the Company, its Subsidiaries or, to the Company’s Knowledge, any of their officers, employees or agents, and, in connection with Products, third party suppliers and contractors, has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment, disqualification, suspension or exclusion under applicable Law, including, without limitation, 21 U.S.C. Section 335a. To the Company’s Knowledge, no claims, actions, proceedings or investigations that would reasonably be expected to result in such a material debarment or exclusion of the Company or any of its Subsidiaries are pending or threatened against the Company, its Subsidiaries or any of their officers, employees or agents.

45

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(j)                 The Company has made available to the Buyer all material written formal communications submitted by or on behalf of the Company or any of its Subsidiaries to any Regulatory Authority.

3.18          Insurance. Section 3.18 of the Company Disclosure Schedule sets forth a true and complete list of all current policies of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability, other casualty and property and other insurance maintained by Company or any of its Subsidiaries (the “Insurance Policies”), each of which is in full force and effect. True and correct copies of such Insurance Policies have been made available to Buyer. The Company and its Subsidiaries have complied in all material respects with the provisions of each Insurance Policy. No insurer under any material Insurance Policy has provided written notice to the Company or any of its Subsidiaries that it has cancelled or generally disclaimed liability under, or increased the premium with respect to, or altered the coverage under, any such Insurance Policy or indicated any intent to do so or not to renew any such Insurance Policy. All premiums payable under the Insurance Policies have been paid or accrued, when due or within applicable grace periods. There is no claim pending under any Insurance Policy as to which coverage has been questioned, denied or disputed by any underwriter of such policy, or in respect of which any underwriter has reserved its rights.

3.19          Brokers. Except for the fees payable to Leerink Partners LLC, the fees and expenses of which shall be paid in full at the Closing (as an Unpaid Company Transaction Expense) or prior to the Closing, no agent, broker, investment banker, financial advisor or other Person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Subsidiaries, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

3.20          Labor and Employment.

(a)                Section 3.20(a) of the Company Disclosure Schedule sets forth a list of all persons who are employees, independent contractors or consultants of the Company or any of its Subsidiaries as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position; (iii) the entity or entities by which such individual is employed; (iv) hire or start date and service date; (v) base salaries or base hourly wage or contract rate; (vi) target bonus rates or target commission rates and other incentive-based compensation; (vii) accrued but unused vacation or paid time off balance; (viii) active or inactive status and, if applicable, the anticipated date of return to service; (ix) full-time or part-time status; (x) exempt or non-exempt status; (xi) employment location; (xii) severance upon termination or upon the consummation of the transactions contemplated hereby; and (xiii) in which Company Employee Plans the individual participates.

46

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)               No employees of the Company or any of its Subsidiaries are represented by any labor or trade union, works council, employee association or other employee representative. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to, any collective bargaining agreement or other agreement with a labor or trade union, works council, employee association or other employee representative. There have been no strikes, lockouts, slow-downs, work stoppages, picketing, or any other manner of collective labor unrest among the employees of the Company or its Subsidiaries and, during that time, none of the Company, its Subsidiaries or any ERISA Affiliate has received written or, to the Knowledge of the Company, any other notice, that such actions have been threatened. As of the date of this Agreement, there are no complaints pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries or any ERISA Affiliate alleging that any of them has violated any Laws or contracts that relate to wages, taxes and withholdings related to such wages, hours, employment or termination of employment, employment policies or practices, paid time off or sick leave, meal and rest breaks, wage statements, leave of absence rights, immigration Laws, terms and conditions of employment, compensation, labor or employee relations, classification of employees (whether for purpose of overtime or employee/independent contractor status or otherwise), affirmative action, government contracting, equal employment opportunity and fair employment practices, workers’ compensation, unemployment compensation, whistle-blowing, retaliation or employee safety or health. To the Company’s Knowledge, as of the date of this Agreement there is no organizational effort presently being made or threatened by or on behalf of any labor or trade union, employee association or current or former employee of the Company or any of its Subsidiaries with respect to the Company’s employees.

(c)                In all countries where the Company’s and its Subsidiaries’ employees are located, the Company and its Subsidiaries are and have been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, workplace safety, occupational health and safety, vacation pay, overtime pay, pay equity, notice of termination, immigration, employee privacy, family, medical and other leaves, classification of employees, consultants and independent contractors, workers’ compensation and assessments, human rights and nondiscrimination, non-harassment, and non-retaliation in employment.

(d)               The Company and its Subsidiaries do not have any liability as a result of the failure to properly classify applicable persons as employees, independent contractors, leased employees or as persons exempt from overtime pay. There are no amounts of compensation outstanding, (including, but not limited to, vacation or paid time off, paid sick leave, bonuses, commissions, or other liabilities accrued through the date of this Agreement) to any current or former employee, independent contractor or leased employee other than accrued amounts representing salary, fees, compensation or bonus entitlements not yet due to be paid or for the reimbursement of legitimate business expenses.

47

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.21          Title to Personal Properties. The Company and its Subsidiaries have good and marketable title to, or, in the case of property held under a lease or other contractual obligation, a valid leasehold interest in, or right to use, all of their tangible assets that are material to the Company and its Subsidiaries, taken as a whole. None of the Company’s or its Subsidiaries’ material tangible assets are subject to any Lien other than Permitted Liens. Such tangible assets are, in the aggregate, in good working order (ordinary wear and tear excepted). Section 3.21(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of all leases of the Company or any of its Subsidiaries for personal property having annual payment obligations in excess of $10,000, and the items of tangible property subject thereto are in good working order (ordinary wear and tear excepted), and such property is in all material respects in the condition required of such property by the terms of such lease applicable thereto.

3.22          Transactions with Affiliates. Neither the Company nor any of its Subsidiaries is or has been a debtor or creditor of, or otherwise party to any contract with or involved in any business arrangement with, any Company Equityholder or any director, officer or employee of the Company or any of its Subsidiaries (except for amounts due as salaries and bonuses under employment agreements or employee benefit plans and amounts payable in reimbursement of ordinary expenses) or any of such Person’s family members or Affiliates, and no such Person, or his, her or its family members or Affiliates, owns or has owned any material asset, tangible or intangible, that is used in the business of the Company or any of its Subsidiaries.

3.23          Bank Accounts. Section 3.23 of the Company Disclosure Schedule sets forth a true and complete list of (a) the name and address of each bank with which the Company or any of its Subsidiaries has an account or safe deposit box, (b) the account number thereof and (c) the name of each person authorized to draw thereon or have access thereto.

3.24          Total Assets. The total aggregate value of the assets of the Company and its Subsidiaries, as of February 28, 2017 and as of the date hereof, as determined under GAAP is less than $16,200,000.

3.25          No Other Representations or Warranties. Except as expressly set forth in this Article III, neither the Company nor any Person on behalf of the Company has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity, in respect of the Company, its Subsidiaries or the business of the Company and its Subsidiaries in connection with the Merger or the other transactions contemplated hereby (including with respect to any financial projections), and any other such representations and warranties are hereby expressly disclaimed. The Buyer acknowledges and agrees that, except as set forth in this Article III, neither the Buyer nor any of the Buyer’s agents, employees or representatives is relying on any other representation or warranty of the Company or any other Person, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information (including with respect to any financial projections), regardless of the forum in which such information has been made available (whether through an electronic dataroom, management presentation or otherwise), whether express or implied, in each case with respect to the Merger and the other transactions contemplated hereby.

48

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY

The Buyer and the Transitory Subsidiary represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as set forth herein or in the Buyer Disclosure Schedule.

4.1              Organization, Standing and Power. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as conducted on the date of this Agreement, and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing, individually or in the aggregate, that would not reasonably be expected to have a Buyer Material Adverse Effect.

4.2              Authority; No Conflict; Required Filings and Consents.

(a)                Each of the Buyer and the Transitory Subsidiary has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by the Buyer as sole stockholder of the Transitory Subsidiary (which shall occur immediately after the execution and delivery of this Agreement), to consummate the transactions contemplated by this Agreement. The board of directors of the Transitory Subsidiary has (i) deemed the Merger advisable and in the best interests of the Transitory Subsidiary and the Buyer, as the Transitory Subsidiary’s sole stockholder, (ii) approved this Agreement and the Merger in accordance with the DGCL upon the terms and subject to the conditions set forth herein and (iii) recommended the adoption of this Agreement by the Buyer, as the Transitory Subsidiary’s sole stockholder. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer and the Transitory Subsidiary have been duly authorized by all necessary corporate action on the part of each of the Buyer and the Transitory Subsidiary, subject to the adoption of this Agreement by the Buyer as sole stockholder of the Transitory Subsidiary (which shall occur immediately after the execution and delivery of this Agreement). This Agreement has been duly executed and delivered by each of the Buyer and the Transitory Subsidiary and constitutes the valid and binding obligation of each of the Buyer and the Transitory Subsidiary, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)               The execution and delivery of this Agreement by each of the Buyer and the Transitory Subsidiary do not, and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, the Organizational Documents of the Buyer or the Transitory Subsidiary, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent, waiver or delivery of notice under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on the Buyer’s or the Transitory Subsidiary’s assets under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which the Buyer or the Transitory Subsidiary is a party or by which any of them or any of their properties or assets may be bound or (iii) subject to the adoption of this Agreement by the Buyer as sole stockholder of the Transitory Subsidiary (which shall occur immediately after the execution and delivery of this Agreement) and subject to compliance with the requirements specified in clauses (i) and (ii) of Section 4.2(c), conflict with or violate any Law applicable to the Buyer or the Transitory Subsidiary or any of its or their respective properties or assets.

49

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing (other than a Current Report on Form 8-K with respect to this Agreement and the transactions contemplated hereby) with, any Governmental Entity or any stock market or stock exchange on which shares of Buyer common stock are listed for trading is required by or with respect to the Buyer or the Transitory Subsidiary in connection with the execution and delivery of this Agreement by the Buyer or the Transitory Subsidiary or the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated by this Agreement, except for the filing of the Certificate of Merger with the Delaware Secretary of State.

(d)               No vote of the holders of any class or series of the Buyer’s capital stock or other securities is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement.

4.3              Buyer Capitalization.

(a)                As of March 27, 2017, the authorized capital of the Buyer consisted of 270,000,000 shares of Buyer Class A Common Stock, of which 43,635,826 shares were issued and outstanding, and 3,009,942 were held in treasury; 75,000,000 shares of Buyer Class B Common Stock, none of which were issued and outstanding; and 5,000,000 shares of Buyer Preferred Stock, none of which were issued and outstanding. The rights, preferences, privileges and restrictions of the capital stock of Buyer are as stated in the Buyer’s certificate of incorporation or otherwise as provided under applicable Law.

(b)               As of March 24, 2017, 9,943,867 shares of Buyer Common Stock were reserved for issuance under the Buyer’s 2016 Equity Incentive Plan, of which 6,401,148 shares were subject to awards with respect to shares of Buyer Common Stock.

(c)                All shares of Buyer Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable and have been issued and granted in all material respects in compliance with all applicable securities Laws. All shares of Buyer Common Stock which may be issued pursuant to the Merger, will be, when issued in accordance with the terms hereof, voting stock that is duly authorized, validly issued, fully paid and non-assessable, free and clear of any Liens created by Buyer (for the avoidance of doubt, excluding Liens arising under applicable securities Laws) and not subject to any preemptive rights created by statute, the certificate of incorporation or bylaws of Buyer or any contract to which Buyer is a party or by which it is bound and will have been issued in all material respects in compliance with all applicable securities Laws.

50

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.4              SEC Documents; Financial Statements. The Buyer has timely filed or furnished all forms, reports, schedules, statements and other documents required to be filed or furnished by it with the SEC, together with all certifications required pursuant to the Sarbanes-Oxley Act (these documents, as supplemented or amended since the time of filing, and together with all information incorporated by reference therein and schedules and exhibits thereto, collectively, the “Buyer SEC Reports”) since the end of Buyer’s most recent fiscal year. No Subsidiary of Buyer is required to file with or furnish to the SEC any forms, reports, schedules, statements or other documents. As of their respective filing dates (or if amended, as of the date of such amendment), each Buyer SEC Report and all Buyer SEC Reports filed after the date hereof but before the Closing complied or, if filed after the date hereof, will comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder, and none of the Buyer SEC Reports as of their respective filing dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent amended or superseded by a Buyer SEC Report filed subsequently (but prior to the date hereof). The financial statements of Buyer, including the notes thereto, included in the Buyer SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied and Regulation S-X of the SEC (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q under the Exchange Act) and present fairly, in all material respects, the consolidated financial position of Buyer and its consolidated subsidiaries at the dates thereof and the consolidated results of its operations, changes in shareholders’ equity and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to (i) such exceptions as may be permitted by Form 10-Q under the Securities Act and (ii) normal year-end adjustments).

4.5              Litigation. As of the date hereof, there is no litigation, action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Buyer or the Transitory Subsidiary, threatened, against the Buyer or the Transitory Subsidiary, and neither the Buyer nor the Transitory Subsidiary is subject to any outstanding order, writ, judgment, injunction or decree of any Governmental Entity that, in either case, would, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

4.6              Operations of the Transitory Subsidiary. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

4.7              Financing. The Buyer has sufficient funds to make the payments required to be made by it on the Closing Date.

51

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.8              Brokers. Except for the fees payable to Jefferies LLC, no agent, broker, investment banker, financial advisor or other Person is or shall be entitled, as a result of any action, agreement or commitment of the Buyer or any of its Subsidiaries, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

4.9              Registration Eligibility. Buyer is eligible to register for resale the Buyer Common Stock to be issued in the Merger on Form S-3 promulgated under the Securities Act, as contemplated by Section 6.7.

4.10          No Other Representations or Warranties. Except as expressly set forth in this Article IV, none of the Buyer, Transitory Subsidiary or any Person on their behalf has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity in respect of the Buyer, Transitory Subsidiary, the Buyer’s other Subsidiaries or their businesses in connection with the Merger or the other transactions contemplated hereby, and any other such representations and warranties are hereby expressly disclaimed. The Company and the Company Equityholder Representative (on behalf of all Company Equityholders) acknowledge and agree that, except as set forth in this Article IV, none of the Company, the Company Equityholder Representative or any of their agents, employees or representatives is relying on any other representation or warranty of the Buyer, the Transitory Subsidiary or any other Person, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, regardless of the forum in which such information has been made available, whether express or implied, in each case with respect to the Merger and the other transactions contemplated hereby.

ARTICLE V

COVENANTS OF THE COMPANY

5.1              Conduct of Business of the Company. Except (a) as expressly contemplated by this Agreement, (b) as set forth in Section 5.1 of the Company Disclosure Schedule, (c) as required by applicable Law or (d) as consented to in writing by the Buyer, during the Pre-Closing Period, the Company shall, and shall cause each of its Subsidiaries to: (i) carry on its business in the ordinary course of business consistent with past practices, (ii) use commercially reasonable efforts to preserve intact its present business organization, and (iii) use commercially reasonable efforts to preserve its relationships with suppliers, distributors, licensors, licensees and others with whom the Company has contractual relationships.

5.2              Restrictions on Conduct of Business of the Company. During the Pre-Closing Period, without limiting the Company’s obligations under Section 5.1, except as set forth in Section 5.2 of the Company Disclosure Schedule the Company shall not and shall not permit any of its Subsidiaries to do the following without the written consent of the Buyer:

(a)                change or amend the Company Certificate of Incorporation, the Company Bylaws, any other organizational documents of the Company or any of the organizational documents of the Company’s Subsidiaries, or authorize or propose the same;

52

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)               split, combine or reclassify any of its capital stock or other Equity Interest; issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; declare, set aside, or pay any dividend or make any distribution (whether in cash or in kind) with respect to any of its or other Equity Interest; or redeem, purchase, or otherwise acquire, directly or indirectly, any of its capital stock or other Equity Interest (except from former employees in accordance with agreements in place on the date of this Agreement that provide for the repurchase of shares at their original issue price in connection with any termination of employment with or services to the Company);

(c)                issue, deliver, encumber, dispose, transfer or sell, or authorize to issue, deliver, encumber, dispose, transfer or sell, any shares of its capital stock or other Equity Interest, provided, however, that the Company may issue shares of Company Common Stock in connection with the exercise of Company Options outstanding as of immediately prior to the date of this Agreement;

(d)               enter into or adopt any plan or agreement of complete or partial liquidation, restructuring, recapitalization or dissolution, or file a voluntary petition in bankruptcy or commence a voluntary legal procedure for reorganization, arrangement, adjustment, release or composition of indebtedness in bankruptcy or other similar Laws now or hereafter in effect;

(e)                incur any Indebtedness (other than borrowings in the ordinary course of business under existing lines of credit), or guarantee any Indebtedness;

(f)                impose any Lien other than a Permitted Lien on any of the Company properties, capital stock, or tangible or intangible assets;

(g)               make any capital expenditures, capital additions or capital improvements, in excess of (x) $50,000 individually or (y) $250,000 in the aggregate;

(h)               acquire or agree to acquire by merging with, or by purchasing a portion of the stock or assets of, or by any other manner, any business or any entity, or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other Person (other than advances to employees of the Company in the ordinary course of business and consistent with past practices);

(i)                 (A) initiate any new line of business, (B) make any loan or capital contribution to any Person or (C) otherwise acquire or agree to acquire any securities or assets that are material, individually or in the aggregate, to the Company;

(j)                 terminate, cancel, amend, waive, modify or fail to maintain, renew or comply with any material Permit;

(k)               sell, assign or otherwise dispose of, lease or license any properties or assets of the Company;

53

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(l)                 (A) sell, assign, transfer, license, abandon or otherwise dispose of any Company Intellectual Property, or (B) acquire, in-license or otherwise obtain any right, title or interest in or to any pending or issued patent rights, inventions, patent disclosures or other Intellectual Property from any other Person;

(m)             amend or modify in any material respect any Company Material Contract, terminate any Company Material Contract, waive any material right under a Company Material Contract or enter into or modify any other contract or arrangement such that it would be a Company Material Contract if entered into or if such modification were in effect as of the date of this Agreement;

(n)               make, revoke or change any election in respect of Taxes, change an annual Tax accounting period, adopt or change any accounting method in respect of Taxes, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle any claim or assessment in respect of Taxes, surrender or abandon any right to claim a refund of a material amount of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes, or take any position on any Tax Return, take any action or enter into any transaction that would have the effect of increasing the Tax liability of the Buyer or the Company (or its Subsidiaries) in respect of any Tax period (or portion thereof) beginning after the Closing Date;

(o)               make a material change in its accounting principles, methods, policies or practices, unless required under GAAP;

(p)               except as required by applicable Law, make, or amend, any filings with the FDA, the EMA or any other Regulatory Authority performing functions similar to those performed by the FDA, the EMA or such other Regulatory Authority;

(q)               (i) other than as required by applicable Law, adopt, establish, enter into, amend or terminate the Company Stock Plan any Company Employee Plan or any plan, agreement, program, policy, trust, fund or other arrangement with the employees or other service providers of the Company, (ii) increase the compensation or fringe benefits (including severance, termination, retention and change of control compensation or benefits) of, or grant any bonus or other incentive compensation to, any current or former employee, director or officer or other individual service provider of the Company, (iii) grant any severance or termination pay to any current or former director, officer or employee or other individual service provider of the Company, (iv) terminate the employment of any Company Employees or (v) except in the ordinary course of business, hire or engage the services of any new employee or other service provider; provided that the Buyer’s consent shall be required with respect to any such hiring or engagement involving base compensation or payment for services in excess of $100,000 per year;

(r)                 recognize, or enter into any collective bargaining agreement or any other agreement with, a labor or trade union, employee association, works council, or other employee representative;

54

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(s)                waive, release, assign, compromise, commence, settle or agree to settle any action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity or any arbitrator against the Company or any of its Subsidiaries; or

(t)                 agree or commit to take any of the actions described in clauses “(a)” through “(r)” of this Section 5.2.

5.3              No Solicitation. During the Pre-Closing Period, the Company shall not (and shall cause each of its Subsidiaries not to), and the Company shall not permit its and its Subsidiaries’ directors, officers, employees and other agents to, directly or indirectly, (a) solicit, initiate or knowingly encourage any Acquisition Proposal, (b) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information for the purpose of encouraging or facilitating, or in connection with any Acquisition Proposal, or (c) enter into any agreement, arrangement, understanding or other contract with any Person the terms of which require it to abandon or terminate the transactions contemplated hereby. The Company shall promptly (and in all events within one Business Day) inform the Buyer of the identity of any Person making an Acquisition Proposal, or any inquiry by any Person directed to the Company with respect to or which could lead to any Acquisition Proposal, during the Pre-Closing Period as well as the nature and material terms of any such Acquisition Proposal and any documents or written correspondence in connection therewith. The Company shall not provide any information concerning the Company to any party making or considering making an Acquisition Proposal. The Company shall, concurrently with the execution of this Agreement, require the return or destruction of any confidential information shared in connection with any terminated discussions or negotiations with respect to any Acquisition Proposal (to the extent the Company has the right to require such return or destruction). The Company shall (and shall cause each of its Subsidiaries to), and the Company shall require its and its Subsidiaries’ directors, officers, employees and other agents to, immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Buyer) conducted heretofore with respect to any Acquisition Proposal.

5.4              Stockholder Consent or Approval. The Company shall, in accordance with the Company Certificate of Incorporation and the Company Bylaws and the applicable requirements of the DGCL (including Sections 228 and 262 of the DGCL), (i) solicit the Written Consent for the adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby and (ii) cause a copy of an information statement in the form attached hereto as Exhibit D (the “Information Statement”) to be delivered to the physical or electronic address on record for each stockholder of the Company who is entitled to vote upon adoption of this Agreement. Without limiting the foregoing and notwithstanding anything to the contrary in this Agreement, the Company shall deliver to the Buyer the Written Consent, together with a certificate executed on behalf of the Company by its corporate Secretary certifying that such Written Consent reflects the Company Stockholder Approval, within two (2) hours following the execution of this Agreement.

5.5              Access to Information. During the Pre-Closing Period, the Company shall (and shall cause each of its Subsidiaries to) afford to the Buyer’s officers, employees, accountants, counsel and other representatives, reasonable access, upon reasonable notice, during normal business hours and in a manner that does not unreasonably disrupt or interfere with business operations, to all of its facilities, properties, books, contracts, commitments, management personnel and records as the Buyer shall reasonably request, and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Buyer the information concerning its business, properties, assets and personnel (other than personnel or medical records) as the Buyer may reasonably request. Any access provided to the Buyer or information provided by the Company or its Subsidiaries shall not constitute any expansion of or additional representations or warranties of the Company beyond those specifically set forth in this Agreement. The Buyer will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. Notwithstanding the foregoing, the Company and its Subsidiaries shall not be required to provide the Buyer access to or disclose information where such access or disclosure would, in the Company’s reasonable judgment (based on the advice of outside counsel), (a) result in the loss of any attorney-client privilege; provided, however, that the Company and its Subsidiaries shall provide the Buyer with a summary of the information to the extent consistent with such privilege and make a commercially reasonable effort to enter into a joint defense agreement with the Buyer which would allow disclosure of such information, (b) result in the disclosure of competitively sensitive information in violation of applicable Antitrust Laws, or (c) be prohibited under applicable Law; provided, however, that the Company and its Subsidiaries shall provide the Buyer with a summary of the information if and to the extent permitted by such Law.

55

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.6              280G Matters. As soon as possible after the date of this Agreement, and in any event prior to the Effective Time, the Company shall submit to a stockholder vote the right of any “disqualified individual” (as defined in Section 280G(c) of the Code) listed in Section 5.6 of the Company Disclosure Schedule to receive any and all payments (or other benefits) contingent on the consummation of the transactions contemplated by this Agreement (within the meaning of Section 280G(b)(2)(A)(i) of the Code) to the extent necessary so that, if such vote is adopted by the Company stockholders in a manner that satisfies the stockholder approval requirements under Section 280G(b)(5)(B) of the Code and regulations promulgated thereunder, no payment received by such “disqualified individual” would be a “parachute payment” under Section 280G(b) of the Code (determined without regard to Section 280G(b)(4) of the Code). Such vote shall establish the “disqualified individual’s” right to the payment or other compensation. In addition, the Company shall provide adequate disclosure to Company stockholders entitled to vote under Section 280G(b)(5)(B) of all material facts concerning all payments that, but for such vote, could be deemed “parachute payments” to any such “disqualified individual” under Section 280G of the Code in a manner that satisfies Section 280G(b)(5)(B)(ii) of the Code and regulations promulgated thereunder. Prior to the stockholder vote contemplated by this Section 5.6, the Company shall give the Buyer a reasonable opportunity to review and approve (such approval not to be unreasonably withheld, delayed or conditioned) its calculations and any document to be delivered to any “disqualified individual” or the Company Stockholders in connection with the foregoing.

5.7              Interim Financial Reports.

(a)                During the Pre-Closing Period, within forty (40) days of the end of each calendar month commencing after January 31, 2017, the Company shall deliver to the Buyer an unaudited consolidated balance sheet and the related consolidated statement of operations and cash flows of the Company and its Subsidiaries as of and for each such month, in each case prepared in accordance with GAAP.

56

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)               During the Pre-Closing Period, in order to assist the Buyer in satisfying the Buyer’s reporting obligations under Rule 3-05 of Regulation S-X, the Company shall, as promptly as practicable and upon reasonable notice, cooperate with the Buyer to permit Buyer to obtain all information (including drafts and workpapers of the Company’s auditor, to the extent available) reasonably necessary for the Buyer to comply with such reporting obligations and take all other reasonable actions in connection with the preparation of audited financial information with respect to the Company and its Subsidiaries and Buyer’s preparation of pro forma financial statements for the acquisition of the Company and its Subsidiaries in compliance with Buyer’s reporting obligations under Regulation S-X. The cost of the Company’s 2016 audit and obtaining a reliance letter from the Company’s auditors with respect to such audit shall be borne by the Company. All other expenses incurred in connection with such cooperation shall be borne by the Buyer.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1              Closing Efforts; Legal Conditions to the Merger; Third-Party Consents.

(a)                Subject to the terms hereof, including Section 6.1(b), the Company and the Buyer shall each:

(i)                 use its commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, but in no event later than the Outside Date;

(ii)               use its commercially reasonable efforts to make, as promptly as practicable, all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under any applicable Law including complying with any pre-merger notification requirements under any applicable Antitrust Laws;

(iii)             use its commercially reasonable efforts to obtain, as promptly as practicable, from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Company or the Buyer (or any of their Subsidiaries), respectively, in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, it being understood that neither the Company nor the Buyer (or any of their Subsidiaries) shall be required to make any material payments in connection with the fulfillment of its obligations under this paragraph; and

57

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iv)             execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

The Company and the Buyer shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting reasonable additions, deletions or changes suggested in connection therewith. Except to the extent prohibited by applicable Law, the Company and the Buyer shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement (which shall be subject to the Confidentiality Agreement or, in the case of information received by the Company, the Company and its representatives shall maintain such information in strict confidence to the extent not publicly available (other than through a breach of this provisions by the Company or any of its representatives)). For the avoidance of doubt, the Buyer and the Company agree that nothing contained in this Section 6.1(a) shall modify or affect their respective rights and responsibilities under Section 6.1(b).

(b)               Subject to the terms hereof, the Buyer and the Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective commercially reasonable efforts to (i) obtain any government clearances or approvals required for Closing under applicable Antitrust Laws and (ii) respond to any government requests for information under any Antitrust Law; provided that neither the Buyer nor the Company shall be required to (A) contest and resist any action, including any legislative, administrative or judicial action, or seek to have vacated, lifted, reversed or overturned any Antitrust Order that restricts, prevents or prohibits the consummation of the Merger or any other transaction contemplated by this Agreement under any Antitrust Law or (B) take any action or accept any condition that (x) is materially adverse to the business or operations of such party and its Subsidiaries or (y) would require the sale, divestiture or disposition of any material assets, properties or business held by such party or its Subsidiaries. Except to the extent prohibited by applicable Law, the parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law.

(c)                Without limiting any of the parties’ respective obligations set forth in any of Section 6.1(a) and Section 6.1(b), the Company or the Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, its commercially reasonable efforts to obtain any third party consents required in connection with the Merger that are (i) necessary with respect to the Company or the Buyer (or their subsidiaries), respectively, to consummate the transactions contemplated hereby, (ii) with respect to the Company and its Subsidiaries, disclosed or required to be disclosed in the Company Disclosure Schedule or (iii) required to prevent the occurrence of an event that would reasonably be expected to have a Company Material Adverse Effect or a Buyer Material Adverse Effect, respectively, prior to or after the Effective Time, it being understood that neither the Company nor the Buyer shall be required to make any material payments in connection with the fulfillment of its obligations under this Section 6.1(c).

58

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.2              Public Disclosure. Promptly following the execution of this Agreement, the Buyer and the Company shall issue a joint press release announcing the execution of this Agreement in such form as shall be mutually agreed upon by the Company and the Buyer. Except for the foregoing, during the Pre-Closing Period, neither the Company nor the Buyer shall issue any other press release or make any public statement regarding the Merger or this Agreement, without the prior written consent of the other party, except as may be required by Law or stock market regulations (including with respect to the Buyer’s disclosures relating to this Agreement and the transactions contemplated hereby as required under the Securities Act), in which case the Buyer or the Company shall consult with the other party before issuing any other press release or otherwise making any required public statement with respect to the Merger or this Agreement; provided that any such press release or public statement as may be required by Law or stock market regulations may be issued without such consultation if the party making the release or statement has used its commercially reasonable efforts to consult with the other party prior to such release or statement; provided, further, that the Buyer shall be permitted to make public statements and disclosures consistent with the content of the press release announcing the transactions contemplated by this Agreement from and after the issuance of such press release.

6.3              Indemnification of Directors and Officers.

(a)                From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, each of the Buyer and the Surviving Corporation shall, subject to the terms, conditions and limitations of the Company Certificate of Incorporation, the Company Bylaws and the indemnification agreements between the Company and the officers and directors of the Company set forth on Section 6.3 of the Company Disclosure Schedule and in effect as of the date of this Agreement (the “Indemnification Agreements”), jointly and severally, indemnify each Company Indemnified Party against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Company Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries or any predecessor thereof, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL for officers and directors of Delaware corporations. To the extent permitted under the DGCL, but subject to the terms, conditions and limitations of the Company Certificate of Incorporation, the Company Bylaws and the Indemnification Agreements, each Company Indemnified Party will be entitled to advancement of expenses in connection with matters for which such Company Indemnified Party is eligible to be indemnified pursuant to this Section 6.3(a) from either the Buyer or the Surviving Corporation promptly after receipt by the Buyer or the Surviving Corporation from the Company Indemnified Party of a request therefor, subject to the execution by such Company Indemnified Party of appropriate undertakings to repay such advanced costs and expenses if such Company Indemnified Party is ultimately determined not entitled to be indemnified for such advanced costs and expenses.

59

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)               The certificate of incorporation and by-laws of the Surviving Corporation shall contain, and the Buyer shall cause the certificate of incorporation and by-laws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries or any predecessor thereof than are set forth in the certificate of incorporation and by-laws of the Company immediately prior to the execution and delivery of this Agreement.

(c)                Subject to the following sentence, the Surviving Corporation shall, at no expense to the beneficiaries, maintain a six (6) year extended reporting period endorsement with respect to the Current D&O Insurance (a “Reporting Tail Endorsement”) and maintain such endorsement in full force and effect for its full term. Any premium or other cost or expense relating to the Reporting Tail Endorsement that has not been paid prior to the Effective Time shall constitute Unpaid Company Transaction Expenses.

(d)               If the Buyer, the Surviving Corporation or any of the Company’s Subsidiaries (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successor and assigns of the Buyer, the Surviving Corporation or such Subsidiary, as the case may be, shall assume all of the obligations of this Section 6.6.

(e)                The provisions of this Section 6.3 shall operate for the benefit of, and shall be enforceable by, each of the Company Indemnified Parties, their heirs and their permitted assigns.

6.4              Notification of Certain Matters. During the Pre-Closing Period, the Buyer shall give prompt notice to the Company, and the Company shall give prompt notice to the Buyer, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would reasonably be expected to cause the conditions to Closing set forth in Sections 7.1, 7.2(a) or 7.3(a), as the case may be, not to be satisfied or (b) any failure of the Buyer and the Transitory Subsidiary or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, which failure would reasonably be expected to cause the conditions to Closing set forth in Sections 7.1, 7.2(b) or 7.3(b), as the case may be, not to be satisfied. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.4 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger.

6.5              Employee Matters.

(a)                Following the Closing, the Buyer shall give each Continuing Employee full credit for prior service with the Company and its Subsidiaries for purposes of (i) eligibility and vesting under any Buyer Employee Plans and (ii) determination of benefit levels under any Buyer Employee Plan or policy relating to vacation or severance, in each case for which the Continuing Employee is otherwise eligible and in which the Continuing Employee is offered participation, but not where such credit would result in a duplication of benefits. In addition, the Buyer shall use its commercially reasonable efforts to cause to be waived any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Company.

60

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)               The Company shall deliver, or cause to be delivered, to the Buyer (unless the delivery is waived in writing by the Buyer), written evidence, in form and substance reasonably satisfactory to the Buyer, that (A) any 401(k) Plan sponsored or maintained by the Company or its Subsidiaries or ERISA Affiliates has been terminated effective as of no later than the Business Day before the Closing Date (consisting of such resolutions of the Company’s board of directors or the applicable committee of the Company’s board of directors as are necessary to effect such termination), and (B) the Company has made or will in the next payroll date following the Closing Date make all necessary payment to fund the contributions: (x) necessary or required to maintain the tax qualified status of any such 401(k) Plan; (y) for elective deferrals made pursuant to any such 401(k) Plan for the period prior to termination; and (z) for employer matching contributions (if any) for the period prior to termination.

(c)                Nothing in this Agreement shall prohibit the Buyer or any of its Subsidiaries from amending, modifying or terminating, or shall be construed as an amendment or modification to, any or all compensation or benefit plans, programs, policies, practices, agreements and arrangements sponsored or maintained by the Company, the Buyer or any of their Subsidiaries, including each Company Employee Plan and Buyer Employee Plan, and nothing in this Agreement shall require the Buyer or any of its Subsidiaries to continue any particular compensation or benefit plan, program, policy, practice, agreement or arrangement after the Effective Time or to employ any particular person on any particular terms. Nothing in this Section 6.5 shall give any Company employee or other third party any right to enforce the provisions of this Section 6.5 in their capacity as such.

6.6              Tax Matters.

(a)                The Company shall prepare and timely file or shall cause to be prepared and timely filed all Tax Returns of the Company and its Subsidiaries required to be filed (taking into account extensions) prior to the Closing Date.

(b)               The Buyer shall prepare and timely file or shall cause to be prepared and timely filed all other Tax Returns for the Company and its Subsidiaries (such Tax Returns, to the extent related to a Straddle Period or Pre-Closing Tax Period, “Buyer Prepared Tax Returns”). The Buyer shall make all payments required with respect to any such Tax Returns; provided, however, that the Company Equityholders shall promptly reimburse the Buyer to the extent any payment the Buyer is required to make is a Pre-Closing Tax.

(c)                Any Buyer Prepared Tax Return shall be prepared on a basis consistent with the last previous similar Tax Return unless otherwise required pursuant to applicable Law. The Buyer shall provide the Company Equityholder Representative with a copy of each Buyer Prepared Tax Return (and such additional information regarding such Tax Return as may reasonably be requested by the Company Equityholder Representative) for review and comment at least thirty (30) days prior to the filing of such Buyer Prepared Tax Return, in the case of Income Tax Returns, and in such period of time prior to filing as the Buyer shall reasonably determine to be practicable in the case of any other Buyer Prepared Tax Return. The Buyer shall consider in good faith all timely received comments of the Company Equityholder Representative to such Buyer Prepared Tax Returns with respect to Pre-Closing Tax Periods.

61

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)               The Buyer and the Company Equityholders agree that if the Company or any of its Subsidiaries is permitted but not required under applicable foreign, state or local Tax Laws to treat the Closing Date as the last day of a taxable period, the Buyer and the Company Equityholders shall treat such day as the last day of a taxable period of the Company or its Subsidiary as applicable.

(e)                The portion of any Taxes for a Straddle Period shall be deemed to equal (i) in the case of Taxes that (x) are based upon or related to income or receipts or (y) imposed in connection with any sale or other transfer or assignment of property, other than Transfer Taxes, the amount which would be payable if the taxable year ended with the Closing Date, and (ii) in the case of other Taxes imposed on a periodic basis (including property Taxes), the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of calendar days in the period ending with and including the Closing Date and the denominator of which is the number of calendar days in the Straddle Period; provided, however, that appropriate adjustments shall be made to reflect specific events that can be identified and specifically allocated as occurring on or prior to the Closing Date or occurring after the Closing Date. For purposes of computing the Taxes attributable to the two portions of a taxable period pursuant to this Section 6.6(e), the amount of any item that is taken into account only once for each taxable period (e.g., the benefit of graduated tax rates, exemption amounts, etc.) shall be allocated between the two portions of the period in proportion to the number of days in each portion.

(f)                Transactions that occur on the Closing Date but after the Closing and that are not incurred in the ordinary course of business of the Company shall be considered to be attributable to the period that commences on the day following the Closing Date. The Buyer agrees to report and to cause to be reported all transactions not in the ordinary course of business, or not specifically contemplated by this Agreement, occurring on the Closing Date but after the Closing as occurring at the beginning of the following day to the extent permitted by the next day rule under Treasury Regulation Section 1.1502-76(b)(1)(B).

(g)               The Buyer will have the responsibility for, and the right to control any audit, litigation or other proceeding with respect to Taxes or Tax Returns of the Company and its Subsidiaries (each, a “Tax Claim”); provided, however, that, with respect to any Tax Claim that relates in whole or in part to any Pre-Closing Tax Period and to Taxes for which the Company Equityholders may be liable (including pursuant to this Agreement), the Company Equityholder Representative shall have the right to review in advance and comment upon all submissions made in the course of such Tax Claims (including any administrative appeals thereof), and the Company Equityholder Representative’s consent (not to be unreasonably withheld or delayed) shall be required for any settlement of such Tax Claims by the Buyer that could reasonably affect the liability of the Company Equityholders pursuant to this Agreement. Notwithstanding anything to the contrary in this Agreement, the conduct of any Tax Claim shall be governed by this Section 6.6(g) and not Section 8.3(a).

62

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(h)               All Tax allocation, Tax indemnity, Tax sharing or other similar agreements to which the Company or any Subsidiary is a party or bound by (other than (i) Ordinary Commercial Agreements, and (ii) agreements solely among the Company and its Subsidiaries) shall be terminated as of the Closing Date and, after the Closing Date, none of the Company or any Subsidiary shall be bound thereby or have any liability thereunder.

(i)                 The Company Equityholder Representative, on behalf of the Company Equityholders, and the Buyer shall each be responsible for the payment of fifty percent (50%) of any transfer, sales, use, stamp, conveyance, value added, recording, registration, documentary, filing and other similar Taxes, fees or charges (including, without limitation, notary fees) arising in connection with the consummation of the transactions contemplated by this Agreement (collectively, “Transfer Taxes”). The Company Equityholder Representative and the Buyer shall cooperate in timely making all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all applicable Laws in connection with the payment of such Transfer Taxes, and shall cooperate in good faith to minimize, to the fullest extent possible under such Laws, the amount of any such Transfer Taxes payable in connection therewith.

(j)                 The Buyer and the Company Equityholders and their respective Affiliates shall cooperate in the preparation of all Tax Returns and the conduct of all Tax Claims or other administrative or judicial proceedings relating to the determination of any Tax for any Tax periods for which one party could reasonably require the assistance of the other party in obtaining any necessary information. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such Tax Return, Tax Claim or any tax planning and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(k)               The Buyer agrees that it will not make any election under Sections 336 or 338 of the Code, or any comparable election under state or local Law, with respect to the acquisition of the Company pursuant to this Agreement, without the prior written consent of the Company Equityholder Representative.

6.7              Registration of Buyer Common Stock.

(a)                The Buyer shall prepare and file with the SEC a registration statement on Form S-3 (the “Form S-3”) with respect to the Company Equityholder’s resale of shares of Buyer Common Stock issued to Company Equityholders pursuant to Sections 2.2(b) and 2.5(d) hereunder (the “Registrable Stock”). Buyer agrees to use its reasonable best efforts to cause the Form S-3 to become or be declared effective not later than the three (3) month anniversary of the Effective Time. In connection with the filing of the Form S-3, Buyer agrees to make any other filings with the SEC required to be made prior to the effectiveness thereof, including, if required, a Current Report on Form 8-K with respect to the closing of the Merger and all financial statements required to be included therein, and such amendments and supplements to the Form S-3, and the prospectus used in connection with such Form S-3, as may be necessary to comply with the Securities Act to enable the disposition thereunder of all Registrable Stock covered by the Form S-3. The Company Equityholders holding Registrable Stock are intended third party beneficiaries of this Section 6.7).

63

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)               Buyer shall use its reasonable best efforts to maintain the effectiveness of the Form S-3 (and to maintain the current status of the prospectus or prospectuses contained therein) until all Registrable Stock has been sold pursuant to such registration statement or may be sold without restriction under Rule 144(b)(i) under the Securities Act. Buyer will notify the Company Equityholder Representative, promptly after Buyer receives notice thereof, of the time the Form S-3 has been declared effective or a supplement to any prospectus forming a part of the Form S-3 has been filed.

(c)                At least three (3) Business Days prior to the filing of the Form S-3 or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, or before sending a response to an SEC comment letter related to the Form S-3, Buyer shall furnish to the Company Equityholder Representative copies of reasonably complete drafts of all such documents proposed to be filed (including all exhibits thereto and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), which documents will be subject to the review and comment of the Company Equityholder Representative, and Buyer shall consider in good faith the changes reasonably requested by the Company Equityholder Representative prior to making any such filing.

(d)               With respect to the Form S-3 that has been filed pursuant to Section 6.7(a), (i) upon the issuance by the SEC of any stop order suspending the effectiveness of the Form S-3 or the initiation of any proceedings for that purpose; (ii) if the Form S-3 or related prospectus or any document incorporated or deemed to be incorporated therein by reference shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (including, in any such case, as a result of the non-availability of financial statements); or (iii) if, in the good faith judgment of Buyer’s Board of Directors following consultation with legal counsel, it would be detrimental to Buyer and its stockholders for resales of Registrable Stock to be made pursuant to the Form S-3 because such action would (A) require premature disclosure of material information that Buyer has a bona fide business purpose for preserving as confidential, or (B) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving Buyer, (I)(1) in the case of clause (ii) above, but subject to clause (iii) above, Buyer shall as promptly as reasonably practicable prepare and file a post-effective amendment to the Form S-3 or a supplement to the related prospectus so that the Form S-3 or prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of a post-effective amendment to the Form S-3, use reasonable best efforts to cause it to become effective as promptly as reasonably practicable and (2) in the case of clause (i) above, use reasonable best efforts to cause such stop order to be lifted, and (II) Buyer shall give notice in writing to the Company Equityholder Representative that the availability of the Form S-3 is suspended and, upon receipt of any such notice, each Company Equityholder shall be prohibited from selling any of the registered Buyer Common Stock pursuant to the Form S-3 until such Company Equityholder or the Company Equityholder Representative is notified in writing by Buyer of the effectiveness of the post-effective amendment to the Form S-3 provided for in clause (I) above. In connection with any circumstance covered by clause (iii) above, Buyer shall be entitled to exercise its rights pursuant to this Section 6.7(d) to suspend the availability of the Form S-3 for no more than thirty (30) consecutive days, provided that (x) Buyer may not invoke its right more than once (and, in such case, for more than an aggregate of thirty (30) days) in any 180-day period and (y) Buyer shall not register any securities for its own account or that of any other stockholder during such thirty (30) day period other than pursuant to a registration relating to the sale of securities to employees of Buyer or a subsidiary pursuant to a stock option, stock purchase, or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in the Form S-3 covering the resale of the Registrable Stock; or a registration in which the only Buyer Common Stock being registered is Buyer Common Stock issuable upon conversion of debt securities that are also being registered. Buyer shall promptly notify in writing the Company Equityholder Representative upon the receipt of any comment letter or request by the SEC, state securities authority or other Governmental Entity for amendments or supplements to the Form S-3 for additional information.

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Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e)                All expenses (other than any underwriting discounts, selling commissions, and stock transfer taxes applicable to the resale of Registrable Stock) incurred in connection with registrations or filings pursuant to this Section 6.7, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Buyer shall be borne and paid by the Buyer. Any underwriting discounts, selling commissions, and stock transfer taxes applicable to the resale of Registrable Stock that are registered pursuant to this Section 6.7 shall be borne and paid by the Company Equityholders pro rata on the basis of the number of Registrable Stock registered on their behalf.

(f)                The Buyer’s obligations under this Section 6.7 are subject to each Company Equityholder compliance with the following sentence. Each Company Equityholder (i) shall furnish to Buyer such information regarding themselves, their relationship to the Buyer and its Affiliates, their beneficial ownership of Buyer Common Stock, the Registrable Stock held by them, and the intended method of disposition of such Registrable Stock as is required to be included under the Securities Act in the Form S-3 (or any amendment thereto) or any prospectus with respect to such Company Equityholder, (ii) shall comply with the prospectus delivery requirements under the Securities Act in connection with the sale or other distribution of Registrable Stock pursuant to the Form S-3, and (iii) shall report to Buyer all sales or other distributions by such Company Equityholder of Registrable Stock pursuant to the Form S-3. No Company Equityholder shall use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the resale of Registrable Stock without the prior written consent of the Buyer. It shall be a condition precedent to the obligations of Buyer to take any action pursuant to this Section 6.7 with respect to the Registrable Stock of any selling Company Equityholder that such selling Company Equityholder furnish to Buyer the information required by clause (i) above within a reasonable time prior to Buyer’s obligation to file the Form S-3.

(g)               Solely for purposes of Section 6.7, if any Registrable Stock is included in the Form S-3 under this Section 6.7:

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Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(i)                 To the extent permitted by Law, the Buyer will indemnify and hold harmless each selling Company Equityholder, and the partners, members, officers, directors, and stockholders of each such Company Equityholder; any underwriter (as defined in the Securities Act) for each such Company Equityholder; and each Person, if any, who controls such Company Equityholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages to which such Company Equityholder, underwriter, controlling Person or other aforementioned Person may become subject, under the Securities Act, the Exchange Act or other Law, insofar as such Damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Form S-3 or related prospectus or any document incorporated or deemed to be incorporated therein by reference or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (any such Damages being referred to as “S-3 Damages”), and the Buyer will pay to each such Company Equityholder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which S-3 Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 6.7(g)(i) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of Buyer, nor shall Buyer be liable for any S-3 Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Company Equityholder Representative or any such Company Equityholder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(ii)               To the extent permitted by law, each selling Company Equityholder, severally and not jointly, will indemnify and hold harmless Buyer, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls Buyer within the meaning of the Securities Act, legal counsel and accountants for Buyer, any underwriter (as defined in the Securities Act), any other Company Equityholder selling Registrable Stock in the Form S-3, and any controlling Person of the Buyer, any such underwriter or other Company Equityholder, against any S-3 Damages, in each case only to the extent that such S-3 Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Company Equityholder expressly for use in connection with such registration; and each such selling Company Equityholder will pay to Buyer and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which S-3 Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 6.7(g)(ii) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company Equityholder, which consent shall not be unreasonably withheld; provided, further, that in no event shall the aggregate amounts payable by any Company Equityholder by way of indemnity or contribution under Sections 6.7(g)(ii) and 6.7(g)(iv) exceed the proceeds from the offering received by such Company Equityholder (net of any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Stock paid by such Company Equityholder), except in the case of fraud by such Company Equityholder.

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Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii)             Promptly after receipt by an indemnified party under this Section 6.7(g) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.7(g), give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.7(g), to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.7(g).

(iv)             To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 6.7(g) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 6.7(g) provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 6.7(g), then, and in each such case, such parties will contribute to the aggregate losses, claims, S-3 Damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Company Equityholder will be required to contribute any amount in excess of the public offering price of all such Registrable Stock offered and sold by such Company Equityholder pursuant to the Form S-3, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Company Equityholder’s liability pursuant to this Section 6.7(g)(iv), when combined with the amounts paid or payable by such Company Equityholder pursuant to Section 6.7(g)(ii), exceed the proceeds from the offering received by such Company Equityholder (net of any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Stock paid by such Company Equityholder), except in the case of fraud by such Company Equityholder.

67

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(h)               Through the first anniversary of the Effective Time, (i) Buyer shall make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times after the effective date of the Form S-3 and use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of Buyer under the Securities Act and the Exchange Act, and (ii) Buyer shall furnish to any Company Equityholder, so long as the Company Equityholder owns any Registrable Stock, forthwith upon request, a written statement by Buyer that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act.

6.8              NASDAQ Notification. Buyer shall provide appropriate and timely notification to the NASDAQ Global Market regarding the issuance of shares of Buyer Common Stock in the Merger.

6.9              Product Regulatory Meetings. During the Pre-Closing Period, the Company shall provide the Buyer with advance notice of all meetings, conferences, and discussions scheduled with Regulatory Authorities concerning any regulatory matters relating to any Product not later than five (5) days after the Company receives notice of the scheduling of such meeting, conference, or discussion. The Buyer shall be entitled to have reasonable representation present at all such meetings; provided, however, that (a) except with the prior written consent of the Buyer, the Company shall not, at any time following the date of this Agreement, request any meeting regarding any Product with any Regulatory Authority, (b) the Company shall not accept any such meetings without prior approval of the Buyer and (c) the Company shall not attend any meetings with Regulatory Authorities regarding any Product without participation of the Buyer in such meeting. The Company and the Buyer shall use commercially reasonable efforts to agree in advance on the scheduling of such meetings, conferences and discussions with any Regulatory Authority and on the agenda and objectives to be accomplished at any such meetings, conferences and discussions. Each party shall provide all such assistance as is reasonably requested by the other in the preparation and conduct of any such meetings, conferences and discussions, including any inspections by Regulatory Authorities with respect to any Product. Notwithstanding the foregoing, nothing in this Section 6.9 shall prohibit the Company from taking such actions as may be necessary to comply with applicable Law.

6.10          FIRPTA Certificate. Prior to the Closing, the Company shall deliver or cause to be delivered to the Buyer a certification that the shares of Company Stock are not United States real property interests as defined in Section 897(c) of the Code, together with a notice to the Internal Revenue Service, in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code.

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Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE VII

CONDITIONS TO MERGER

7.1              Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a)                Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

(b)               Governmental Approvals. Other than the filing of the Certificate of Merger with the Delaware Secretary of State (which shall be filed in accordance with Section 1.1), all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger, the failure of which to file, obtain or occur would reasonably be expected to be material to the Buyer, the Company and their respective Subsidiaries, in each case taken as a whole, shall have been filed, been obtained or occurred.

(c)                No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal, otherwise prohibiting consummation of the Merger or imposing material restrictions on the Buyer or the Surviving Corporation after the Closing.

7.2              Additional Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligations of the Buyer and the Transitory Subsidiary to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, each of which may be waived, in writing, exclusively by the Buyer and the Transitory Subsidiary:

(a)                Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (without regard to any materiality or Company Material Adverse Effect qualifications contained therein), other than the Company Fundamental Representations, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and (ii) where the failure to be true and correct has not had and would not reasonably be expected to result in a Company Material Adverse Effect, and the Company Fundamental Representations (in each case without regard to any materiality or Company Material Adverse Effect qualifications contained therein) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date and (y) for changes explicitly required by the terms of this Agreement; and the Buyer shall have received a certificate, in a form reasonably satisfactory to the Buyer, signed on behalf of the Company by an authorized officer of the Company to such effect.

69

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)               Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and the Buyer shall have received a certificate, in a form reasonably satisfactory to the Buyer, signed on behalf of the Company by an authorized officer of the Company to such effect.

(c)                Escrow Agreement. The Company Equityholder Representative and the Escrow Agent shall have executed and delivered to the Buyer the Escrow Agreement.

(d)               Resignations. The Buyer shall have received a resignation and release letter, effective as of the Closing and in form and substance reasonably satisfactory to the Buyer, from each director and officer of the Company (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary).

(e)                Lock-Up Agreements and Investor Questionnaires. Each Key Stockholder shall have executed and delivered a Lock-Up Agreement and an Investor Questionnaire, each of which shall be in full force and effect (it being understood and agreed that each Company Equityholder must execute and deliver an Investor Questionnaire, and each Company Equityholder receiving shares of Buyer Common Stock in the Merger must execute and deliver a Lock-Up Agreement, in addition to the other documents required by Section 2.2(b), as a condition to the payment to such Company Equityholder of such Company Equityholder’s allocable portion of Aggregate Consideration, when and to the extent payable hereunder).

(f)                Consents and Waivers. The Company shall have provided all necessary notices and obtained all necessary consents listed on Schedule 7.2(f) (in written form satisfactory to the Buyer) and shall have delivered executed copies of such consents and waivers to the Buyer.

(g)               No Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of the Agreement; and the Buyer shall have received a certificate, in a form reasonably satisfactory to the Buyer, signed on behalf of the Company by an authorized officer of the Company to such effect.

(h)               Dissenting Shares. The number of shares of Company Stock that are Dissenting Shares shall be no more than three percent (3%) of the number of outstanding shares of Company Stock outstanding as of the date of the Written Consent (calculated on an as converted to common stock basis).

(i)                 Certificate of the Company’s Secretary. The Buyer shall have received a certificate, in a form reasonably satisfactory to the Buyer, signed on behalf of the Secretary of the Company, certifying as to (i) an attached copy of the Company Certificate of Incorporation, (ii) an attached copy of the Company Bylaws, and stating that the Company Bylaws have not been amended, modified, revoked or rescinded, (iii) an attached copy of the resolutions of the board of directors of the Company authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (iv) an attached copy of a certificate of good standing for the Company issued by the Secretary of State of the State of Delaware and dated as of a date not more than five (5) Business Days prior to the Closing Date and (v) the fact that none of the foregoing documents has not been amended, modified, revoked or rescinded in any respect.

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Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.3              Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, each of which may be waived, in writing, exclusively by the Company:

(a)                Representations and Warranties. The representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement (without regard to any materiality or Buyer Material Adverse Effect qualifications contained therein), other than the Buyer Fundamental Representations, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and (ii) where the failure to be true and correct has not had and would not reasonably be expected to result in a Buyer Material Adverse Effect, and the Buyer Fundamental Representations (in each case without regard to any materiality or Buyer Material Adverse Effect qualifications contained therein) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date and (y) for changes explicitly required by the terms of this Agreement; and the Company shall have received a certificate, in a form reasonably acceptable to the Company, signed on behalf of the Buyer by an authorized officer of the Buyer to such effect.

(b)               Performance of Obligations of the Buyer and the Transitory Subsidiary. The Buyer and the Transitory Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date; and the Company shall have received a certificate, in a form reasonably acceptable to the Company, signed on behalf of the Buyer by an authorized officer of the Buyer to such effect.

(c)                Escrow Agreement. The Buyer and the Escrow Agent shall have executed and delivered to the Company the Escrow Agreement.

ARTICLE VIII

INDEMNIFICATION

8.1              Indemnification by Company Equityholders. Subject to the terms and conditions of this Article VIII, from and after the Closing, each Company Equityholder shall, severally and not jointly, in accordance with such Company Equityholder’s Pro Rata Share, indemnify the Buyer and the Surviving Corporation, their respective Affiliates, and each of their respective officers, directors, employees, stockholders, agents, other representatives, successors and permitted assigns (each a “Buyer Indemnified Party”) in respect of, and hold them harmless against and reimburse them for, any Damages suffered, incurred or sustained by any Buyer Indemnified Party resulting from or arising out of:

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Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a)                the failure of any representation or warranty of the Company contained in this Agreement to be true and correct as of the date of this Agreement or as of the Closing Date (except to the extent such representation or warranty is specifically made as of a particular date, in which case the accuracy of such representation or warranty shall be evaluated as of such date) or the failure of any representation or warranty of the Company contained in any certificate or other instrument delivered hereunder to be true and correct as of the date of such certificate or other instrument; provided that, solely for the purpose of calculating the amount of Damages incurred by any Buyer Indemnified Party (and not, for purposes of clarity, determination of any breach or inaccuracy of any such representation or warranty), any materiality or Company Material Adverse Effect qualifications contained in any such representation or warranty shall be disregarded for purposes of this Section 8.1(a);

(b)               any failure by the Company or the Company Equityholder Representative to perform any of their respective covenants, obligations or agreements contained in this Agreement, in the case of the Company, that are required to be performed prior to the Effective Time;

(c)                any Unpaid Company Transaction Expenses or Indebtedness of the Company that were not taken into account in the determination of the Final Closing Cash Consideration;

(d)               any Pre-Closing Taxes.

(e)                the allocation or misallocation of any portion of the Aggregate Consideration and/or the Escrow Amount amongst the Company Equityholders, including as a result of any inaccuracy or error in the Allocation Schedule as delivered to the Buyer prior to the Closing in accordance with Section 2.7(a) (without giving effect to any update, correction, amendment or modification to the Allocation Schedule, as contemplated by Section 2.7(a) with respect to (i) any payment previously made by the Buyer, or (ii) any payment to be made by Buyer five (5) or fewer Business Days following the Buyer’s receipt of such update, correction, amendment or modification);

(f)                any fraud of the Company or any of its Subsidiaries;

(g)               any proceeding in respect of Dissenting Shares and any payments to any Person that was a holder of Company Stock immediately prior to the Effective Time in respect of such Person’s Dissenting Shares, to the extent such payments exceed the amount to which such Person would have been entitled pursuant to Section 2.1 in respect of such Dissenting Shares if such Person had not exercised appraisal or dissenters rights in respect thereof, and any other claim by a Company Equityholder against the Buyer, the Surviving Corporation or any of their Affiliates in connection with the transactions contemplated hereby;

72

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(h)               any claim by a Company Indemnified Party with respect to the matters addressed in Section 6.3, to the extent not satisfied by the Reporting Tail Endorsement; and/or

(i)                 any claim by a current or former holder of Company Stock or Company Equity Awards, or any other Person, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of capital stock or other equity securities of the Company, including any claims for breaches of fiduciary duties owed to such Person in such capacity; or (ii) any rights of a stockholder or other equity holder (other than, with respect to Company Stockholders identified on the Allocation Schedule, in the case of clauses (i) and (ii), claims based on the rights of any such Person to receive a portion of the payments contemplated to be made to such Person hereby as and to the extent set forth herein), including any option, preemptive rights or rights to notice or to vote.

8.2              Indemnification by the Buyer. Subject to the terms and conditions of this Article VIII, from and after the Closing, the Buyer shall indemnify the Company Equityholders in respect of, and hold them harmless against and reimburse them for, any Damages suffered, incurred or sustained by any Company Equityholder resulting from or arising out of:

(a)                the failure of any representation or warranty of the Buyer or the Transitory Subsidiary contained in this Agreement to be true and correct as of the date of this Agreement or as of the Closing Date (except to the extent such representation or warranty is specifically made as of a particular date, in which case the accuracy of such representation or warranty shall be evaluated as of such date) or the failure of any representation or warranty of the Buyer contained in any certificate or other instrument delivered hereunder to be true and correct as of the date of such certificate or other instrument; provided that, solely for the purpose of calculating the amount of Damages incurred by any Company Equityholder (and not, for purposes of clarity, determination of any breach or inaccuracy of any such representation or warranty), any materiality or Buyer Material Adverse Effect qualifications contained in any such representation or warranty shall be disregarded for purposes of this Section 8.2(a); and/or

(b)               any failure by the Buyer or the Transitory Subsidiary to perform any of their respective covenants, obligations or agreements contained in this Agreement.

8.3              Claims for Indemnification.

(a)                Third-Party Actions. All claims for indemnification made under this Agreement resulting from, related to or arising out of a Third-Party Action against an Indemnified Party shall be made in accordance with the following procedures. An Indemnified Party shall deliver a Third-Party Claim Notice within [****] after receipt by the Indemnified Party of notice of any Third-Party Action or, if earlier, upon the assertion of any such claim by a third party (provided that the failure to provide such notice in a timely manner shall not limit the rights of the Indemnified Party, except to the extent the Indemnifying Party has been prejudiced by such delay), and shall describe in reasonable detail (to the extent then known by the Indemnified Party) the facts constituting the basis for such Third-Party Action and the amount of the claimed Damages and shall be accompanied by copies of any relevant and material documentation submitted by the third party making such third-party claim. At any time after

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

delivery of such Third-Party Claim Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third-Party Action with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Buyer in connection with such Third-Party Action constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VIII and (ii) the Company Equityholder Representative may not assume control of the defense of any Third-Party Action involving any Governmental Entity or criminal liability or in which equitable relief, other than incidental equitable relief that is not material to the Buyer or the Surviving Corporation, is sought against any Buyer Indemnified Party. If the Indemnifying Party does not or is not permitted to assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such Third-Party Action, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered “Damages” for purposes of this Agreement; provided, however, that the foregoing shall not limit the Indemnified Party’s ability to recover its reasonable fees and expenses of counsel if such amounts otherwise are recoverable Damages under this Article VIII; provided, further, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one (1) counsel for all Indemnified Parties (in addition to one (1) local counsel for each jurisdiction as necessary). The party controlling such defense shall keep the other party advised of the status of such Third-Party Action and the defense thereof and shall consider recommendations made by the other party with respect thereto. The Indemnified Party shall not agree to any settlement of such Third-Party Action without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld, conditioned or delayed). The Indemnifying Party shall not agree to any settlement of such Third-Party Action that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party.

(b)               Procedure for Claims Not Involving Third Parties. An Indemnified Party wishing to assert a claim for indemnification under this Article VIII that does not involve a Third-Party Action shall deliver to the Indemnifying Party a Claim Notice. To the extent the Indemnifying Party fails to provide a written objection to the matters set forth in the Claim Notice within [****] following the Indemnifying Party’s receipt thereof, the Indemnifying Party shall be deemed to have irrevocably agreed and consented to the Indemnified Party’s positions with respect to such matters.

8.4              Survival.

(a)                Except as otherwise provided in this Section 8.4, the representations and warranties of the Company and the Buyer set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue until the date that is [****] following the Closing Date, at which time they shall expire.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)               The Buyer Fundamental Representations and the Company Fundamental Representations shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue indefinitely; provided, however, that the representations and warranties set forth in Section 3.8 (Taxes) shall survive the Closing until the date that is [****].

(c)                Each of the Company Excluded Representations shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue until [****] following the Closing Date, at which time they shall expire.

(d)               All covenants and agreements of the parties contained in this Agreement (A) that are to be performed at or prior to the Closing shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue until the date that is [****] following the Closing Date, at which time they shall expire and (B) that are to be performed after the Closing Date shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue until fully-performed, at which time it will expire.

(e)                With respect to the survival periods specified above, the parties agree that they intend, and hereby contractually agree, to lengthen or shorten the applicable statute of limitations period with respect to claims relating thereto (and with respect to the indefinite survival period specified in Section 8.4(b), the parties intend, and hereby contractually agree, that such survival period shall be the maximum period during which an action based on a written contract, agreement or undertaking involving at least $100,000 may be brought pursuant to Section 8106(c), Title 10 of the Delaware Code (10 Del.C. § 8106(c)).

(f)                If an indemnification claim is properly asserted in writing pursuant to Section 8.3 prior to the expiration of the survival period applicable to a representation, warranty, covenant or agreement that is the basis for such claim, then such representation, warranty, covenant or agreement shall survive until, but only for the purpose of, the resolution of such claim.

8.5              Limitations.

(a)                Notwithstanding anything to the contrary contained in this Agreement:

(i)                 except with respect to the Company Excluded Representations (other than the first sentence of Section 3.10(d)), the Company Fundamental Representations and the Buyer Fundamental Representations (to which the limitation in this Section 8.5(a)(i) shall not apply), the Buyer Indemnified Parties or the Company Equityholders shall not be entitled to receive any indemnification pursuant Section 8.1(a) or 8.2(a), respectively, unless and until the aggregate amount of all Damages exceeds [****];

(ii)               except with respect to the Company Excluded Representations and the Company Fundamental Representations (to which the limitation in this Section 8.5(a)(ii) shall not apply), the amount of Damages that may be recovered by the Buyer Indemnified Parties under Section 8.1(a) shall not exceed [****];

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii)             except with respect to the Buyer Fundamental Representations (to which the limitation in this Section 8.5(a)(iii) shall not apply), the Company Equityholders shall not be entitled to receive any indemnification pursuant to Section 8.2(a) in an aggregate amount in excess of [****];

(iv)             in the case of claims under the Company Excluded Representations, the Buyer Indemnified Parties shall not be entitled to receive any indemnification pursuant to Section 8.1(a) in an aggregate amount, including amounts under Section 8.1(a) as a result of the failure of any representation and warranty contained in the Agreement to be true and correct that is subject to the limitations set forth in Section 8.5(a)(ii), in excess of [****];

(v)               in the case of Excluded Matters, other than claims under the Company Excluded Representations or claims for fraud, the amount of Damages that may be recovered by the Buyer Indemnified Parties under this Article VIII shall not exceed an amount equal to [****]; provided that, except as set forth in Section 8.5(a)(vii), in no event shall the maximum aggregate liability of a Company Equityholder under this Article VIII exceed [****];

(vi)             other than claims for fraud, the amount of Damages that may be recovered by the Company Equityholders under this Article VIII shall not exceed an amount equal to [****];

(vii)           for the avoidance of doubt, there shall be no limitation of liability for a Company Equityholder’s own fraud; provided that no Company Equityholder shall have any liability for any fraud on the part of any other Company Equityholder (except to the extent the Buyer is otherwise entitled under this Article VIII to recover Damages resulting therefrom); and

(viii)         the Buyer shall only be permitted to recover any Damages directly from any Company Equityholder, if (and subject to the limitations set forth in this Section 8.5) and only to the extent that the Pro Rata Share of the then available Escrow Fund (if any) represented by such Company Equityholder’s Company Stock and Company Options shall be insufficient to indemnify fully the Buyer for their Pro Rata Share of such Damages.

(b)               The amount of any Damages for which indemnification is provided under this Article VIII shall be reduced by any actual recoveries by the Indemnified Party under insurance policies or third parties with respect to the subject matter of the applicable claim; provided, however, that (i) no Indemnified Party shall be required to pursue insurance or other collateral sources to offset such Damages and (ii) the amount of such reduction shall be reduced by any reasonable costs and expenses incurred in obtaining such recovery and by the amount of any increase in insurance premiums resulting from making the claim giving rise to such recovery. In the event that an insurance or other recovery is made by any Indemnified Party with respect to any Damages for which any such Indemnified Party has been indemnified hereunder, then the Indemnified Party shall promptly pay to the Indemnifying Party the amount of such recovery, but in no event shall the amount of such payment to the Indemnifying Party exceed the amount of the indemnification payment made to the Indemnified Party.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                Except with respect to (i) claims against a Company Equityholder for fraud as provided above, (ii) claims for fraud against the Buyer, (iii) claims for equitable relief made with respect to breaches of any covenant or agreement contained in this Agreement or the Escrow Agreement and (iv) disputes regarding the determination of Closing Cash Consideration (which shall be resolved and paid exclusively in accordance with Section 2.6), from and after the Closing, the rights of the Indemnified Parties under this Article VIII shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to claims under, or otherwise relating to the transactions that are the subject of, this Agreement or the Escrow Agreement.

(d)               The Buyer Indemnified Parties shall not be entitled to make any claim for indemnification with respect to any matter to the extent it has been taken into account in determining the Aggregate Closing Consideration (including the Closing Cash Consideration).

(e)                For purposes of this Article VIII, (i) if the Company Equityholders comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make any payments) shall be deemed to refer to the Company Equityholder Representative and (ii) if the Company Equityholders comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments) shall be deemed to refer to the Company Equityholder Representative.

(f)                All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Aggregate Closing Consideration for Tax purposes to the extent permitted by Law.

8.6              No Right of Contribution. Neither the Company Equityholder Representative nor any Company Equityholder shall make any claim for contribution from the Company or the Surviving Corporation with respect to any indemnity claims arising under or in connection with this Agreement to the extent that the Company, Surviving Corporation or any Buyer Indemnified Party is entitled to indemnification hereunder for such claim, and the Company Equityholder Representative, on its own behalf and on behalf of all Company Equityholders, hereby waives any such right of contribution from the Company or the Surviving Corporation it has or may have in the future.

8.7              Effect of Investigation; Reliance. The right to indemnification, payment of Damages or any other remedy will not be affected by any investigation conducted, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant or agreement made by the Company or the Buyer or any other matter. The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, will not affect the right to indemnification, payment of Damages, or any other remedy based on any such representation, warranty, covenant or agreement. No Indemnified Party shall be required to show reliance on any representation, warranty, certificate or other agreement in order for such Indemnified Party to be entitled to indemnification hereunder.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.8              Manner of Payment; Release of Escrow.

(a)                Any payment that the Company Equityholders are obligated to make to any Buyer Indemnified Parties pursuant to this Article VIII shall be made (i) first, to the extent there are sufficient Escrow Funds, by release of such Escrow Funds to the Buyer Indemnified Parties from the Escrow Account by the Escrow Agent, and the Buyer and the Company Equityholder Representative shall deliver joint written instructions to the Escrow Agent to such effect, and (ii) second, to the extent the Escrow Funds are insufficient to pay any remaining sums due, then, at the Buyer’s option (in its sole discretion), all or any portion of such payment may be recovered (x) in cash, directly from the Company Equityholders in accordance with their respective Pro Rata Shares, or (y) in accordance with Section 8.9.

(b)               On the [****] of the Closing Date, the Buyer and the Company Equityholder Representative shall jointly instruct the Escrow Agent to release the then remaining Escrow Funds (to the extent such funds are not then subject to any claim by the Buyer Indemnified Parties), less the portion thereof to be paid Leerink Partners LLC as set forth on the Allocation Schedule, to (i) the Exchange Agent for further distribution to the Company Stockholders in accordance with Section 2.1 and (ii) to the Buyer or the Surviving Corporation for further distribution to the former holders of Company Options in accordance with Section 2.5. Buyer shall pay, or cause the Exchange Agent to pay, the portion thereof to be paid to Leerink Partners LLC set forth on the Allocation Schedule. Any amounts retained by the Escrow Agent shall be released (to the extent such funds are not utilized to indemnify any Buyer Indemnified Party) to the Exchange Agent or to the Buyer or the Surviving Corporation, as applicable, in accordance with the prior sentence upon the final and binding resolution of the claims pending on the [****] of the Closing Date.

8.9              Right to Satisfy Indemnification Claims by Reducing Future Contingent Payments.

(a)                The Buyer is expressly authorized, but shall not be obligated, to set off against each Company Equityholder up to [****] of any Damages for which it is entitled to indemnification hereunder from such Company Equityholder (subject to other provisions of this Article VIII), with respect to any claim for indemnification pursuant to this Article VIII, against any Future Contingent Payment.

(b)               Subject to Section 8.8, if at the time any Future Contingent Payment is due and payable there shall be any outstanding demand for indemnification in accordance with this Article VIII, the amount of Damages with respect to which shall not have been finally determined, then the Buyer shall be entitled, but shall not be required, to withhold from such Future Contingent Payment the amount of Damages the Buyer Indemnified Party reasonably estimates to be subject to such claim. If the final amount of Damages for such claim is determined to be less than the amount withheld from such Future Contingent Payment, then the Buyer shall promptly, and in any event within [****] following the final determination of the amount of such Damages, cause the difference to be delivered to the Company Equityholders in accordance with this Agreement. If the final amount of Damages for such claim for indemnification is determined to exceed the amount by which such Future Contingent Payment was reduced for such claim, then the Buyer shall continue to be entitled to indemnification for the amount of such excess subject to the terms and conditions of this Article VIII.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.10          Treatment of Indemnification Payments. Following the Closing, any payment made pursuant to this Article VIII shall be treated by the Buyer, the Surviving Corporation and the Company Equityholders, for federal income Tax and other applicable Tax purposes, unless otherwise required by applicable Law, as an adjustment to the Aggregate Consideration.

ARTICLE IX

TERMINATION AND AMENDMENT

9.1              Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 9.1(b) through 9.1(f), by written notice by the terminating party to the other party), whether before or, subject to the terms hereof, after receipt of the Company Stockholder Approval:

(a)                by mutual written consent of the Buyer, the Transitory Subsidiary and the Company; or

(b)               by either the Buyer or the Company if the Merger shall not have been consummated by the Outside Date; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to a party if the failure of the Merger to have been consummated on or before the Outside Date was primarily due to the failure of such party to perform any of its material obligations under this Agreement; or

(c)                by either the Buyer or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to a party if the issuance of such order, decree, ruling or the taking of such action was primarily due to the failure of such party to perform any of its material obligations under this Agreement; or

(d)               by the Buyer, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Sections 7.2(a) or 7.2(b) not to be satisfied and (ii) shall not have been cured by the earlier of the Outside Date or 15 days following receipt by the Company of written notice of such breach or failure to perform from the Buyer; provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to the Buyer if the Company’s breach or failure to perform is the result of the Buyer’s or the Transitory Subsidiary’s material breach of any representation, warranty or covenant set forth in this Agreement; or

(e)                by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Buyer or the Transitory Subsidiary set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Sections 7.3(a) or 7.3(b) not to be satisfied and (ii) shall not have been cured by the earlier of the Outside Date or 15 days following receipt by the Buyer of written notice of such breach or failure to perform from the Company; provided, however, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to the Company if the Buyer’s or the Transitory Subsidiary’s breach or failure to perform is the result of the Company’s material breach of any representation, warranty or covenant set forth in this Agreement; or

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f)                by the Buyer, if the Company Stockholder Approval shall not have been obtained within two (2) hours following the execution of this Agreement.

9.2              Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Buyer, the Company, the Transitory Subsidiary or their respective officers, directors, stockholders or Affiliates; provided, that (a) any such termination shall not relieve any party from liability for damages for any willful and intentional breach of this Agreement by another party prior to such termination and (b) each of this Section 9.2 (Effect of Termination), Section 9.3 (Fees and Expenses), Article XI (Miscellaneous) (in each case including the respective meanings ascribed to the related capitalized terms in Article X (Definitions)) and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement. Nothing shall limit or prevent any party from exercising any rights or remedies it may have under Section 11.9 in lieu of terminating this Agreement pursuant to Section 9.1.

9.3              Fees and Expenses. Except as set forth in this Section 9.3 or otherwise in this Agreement (including in Sections 2.1(e)(i), 2.6(b)(v)(D) and 6.1(b)), all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated. The Buyer shall pay all fees and expenses relating to the Escrow Agent and the Exchange Agent.

9.4              Amendment. This Agreement may be amended by the Buyer and the Company, by action taken or authorized by their respective Boards of Directors, at any time before or after receipt of the Company Stockholder Approval, but, after receipt of the Company Stockholder Approval no amendment shall be made which by Law requires further approval by such stockholders without such further approval.

9.5              Extension; Waiver.

(a)                At any time prior to the Effective Time the Buyer and the Company may, and at any time after the Effective Time, the Buyer and the Company Equityholder Representative may, in each case to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein; (b) any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party; (c) such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver; and (d) the failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE X

DEFINITIONS

10.1          Definitions. For purposes of this Agreement, each of the following terms has the meaning set forth below.

“Acquisition Proposal” means (a) any proposal or offer for a merger, consolidation, dissolution, sale of material assets outside the ordinary course of business, stock purchase, recapitalization, share exchange or other business combination involving the Company and its Subsidiaries, including any contribution or exchange of equity involving the Company, the Company Stockholders and/or any third party, (b) any proposal for the issuance by the Company of over fifteen percent (15%) of its Equity Interests or (c) any proposal or offer to acquire in any manner, directly or indirectly, over fifteen percent (15%) of the Equity Interests or total consolidated assets of the Company, in each case other than the transactions contemplated by this Agreement.

“Advisory Group” has the meaning set forth in Section 2.4(d).

“Affiliate” means any Person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act.

“Aggregate Closing Consideration” means (a) an amount in cash equal to (i) the Base Cash Purchase Price, plus (ii) the Closing Cash (as estimated in the Estimated Closing Cash Consideration Statement), plus (iii) the portion of the aggregate exercise price of all Company Options outstanding as of immediately prior to the Effective Time determined by ratably allocating such aggregate exercise price based on proportion of the Closing Cash Consideration to the Aggregate Closing Consideration, as set forth on the Allocation Schedule, plus (iv) the amount, if any, by which Closing Net Working Capital is greater than zero (as estimated in the Estimated Closing Cash Consideration Statement), minus (v) the amount, if any, by which Closing Net Working Capital is less than zero (as estimated in the Estimated Closing Cash Consideration Statement), minus (vi) the Escrow Amount, minus (vii) the Unpaid Company Transaction Expenses (as estimated in the Estimated Closing Cash Consideration Statement), minus (viii) the Company Equityholder Representative Expense Amount (as estimated in the Estimated Closing Cash Consideration Statement) and minus (ix) the Closing Indebtedness (as estimated in the Estimated Closing Cash Consideration Statement), plus (b) the Buyer Common Stock Consideration, plus the portion of the aggregate exercise price of all Company Options outstanding as of immediately prior to the Effective Time determined by ratably allocating such aggregate exercise price based on the proportion of the Buyer Common Stock Consideration to the Aggregate Closing Consideration, as set forth on the Allocation Schedule.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Aggregate Consideration” means the sum of (a) the Aggregate Closing Consideration, plus (b) any Future Contingent Payments that become payable in accordance with the terms of this Agreement and the Escrow Agreement.

“Aggregate Series A Original Issue Price” means the Series A Original Issue Price, multiplied by the number of shares of Company Series A Preferred Stock outstanding as of immediately prior to the Effective Time.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Allocation Schedule” means a schedule, prepared by the Company in a form consistent with the methodology and format set forth on the illustrative example of the Allocation Schedule attached hereto as Exhibit C-2 and dated as of the Closing Date, setting forth, the Company’s calculation of the Aggregate Consideration, the Aggregate Closing Consideration, the Closing Cash Consideration, the Buyer Common Stock Consideration, the maximum amount payable with respect to each possible Future Contingent Payment, the Per Share Closing Consideration (including the portions thereof to be paid in cash and Buyer Common Stock) and the maximum Per Share Future Contingent Consideration, the maximum Per Share Expense Fund Distribution and the maximum Per Share Escrow Distribution, and for each Company Equityholder: (a) such Company Equityholder’s name, e-mail address and address; (b) the number of shares of each class of Company Stock held as of the Closing Date by such Company Equityholder with corresponding certificate numbers; (c) to the extent such Company Equityholder holds shares of Company Series A Preferred Stock, the number of shares of Company Common Stock issuable upon conversion of the shares of each such series of Company Series A Preferred Stock (assuming such conversion occurs as of immediately prior to the Effective Time) in accordance with Section 4 of Part B of Article FOURTH of the Company Certificate of Incorporation; (d) the number of shares of Company Common Stock subject to Company Equity Awards outstanding immediately prior to the Effective Time (after giving effect to the full acceleration of vesting in connection with the transactions contemplated by this Agreement or otherwise) held by such Company Equityholder (and, if applicable, the exercise price thereof); (e) whether such Company Equityholder is an “accredited investor” for purposes of Regulation D under the Securities Act; (f) the amount to be paid to such Company Equityholder pursuant to Section 2.1(c) and/or pursuant to Section 2.5(a), in each case including the Buyer Common Stock Consideration attributable to such Company Equityholder; (g) such Company Equityholder’s Pro Rata Share; (h) the portion of the Aggregate Closing Consideration attributable to such Company Equityholder’s Company Stock and Company Options; (i) the portion of any Future Contingent Payments attributable to such Company Equityholder’s Company Stock and Company Options; (j) whether any Taxes are required to be withheld on any portion of the Aggregate Closing Consideration required to be paid to such Company Equityholder which are treated as wages for Tax purposes, and if any such Taxes are required to be withheld, the applicable amount of such Taxes that are required to be withheld; (k) a separate column which indicates whether each Company Equityholder will be paid by the Exchange Agent or through the Surviving Corporation’s payroll; and (l) the portion of each Future Contingent Payment to be paid to Leerink Partners LLC.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Antitrust Laws” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Sherman Act, as amended, the Clayton Act, the Federal Trade Commission Act and any other applicable federal, state or foreign Law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade.

“Antitrust Order” means any judgment, injunction, order (whether temporary, preliminary or permanent) or decree issued under or with respect to any Antitrust Laws.

“Bankruptcy and Equity Exception” means the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

“Base Cash Purchase Price” means $170,000,000.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York, New York are permitted or required by Law, executive order or governmental decree to remain closed.

“Buyer” has the meaning set forth in the first paragraph of this Agreement.

“Buyer Common Stock” means the Class A common stock, $0.01 par value per share, of the Buyer.

“Buyer Common Stock Consideration” means 2,782,701 shares of Buyer Common Stock equal to (a) $30,000,000 divided by (b) the Buyer Stock Price. The Buyer Common Stock Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date of this Agreement and the Effective Time.

“Buyer Disclosure Schedule” means the disclosure schedule delivered by the Buyer to the Company and dated as of the date of this Agreement.

“Buyer Employee Plan” means any Employee Benefit Plan for the benefit of, or relating to, any current or former employee of the Buyer or any of its Subsidiaries.

“Buyer Fundamental Representations” means the representations and warranties set forth in [****].

“Buyer Group” means (a) the Buyer, the Buyer’s Affiliates (excluding Affiliates not involved in the development or commercialization of any Product), the Surviving Corporation and their direct and indirect Subsidiaries, (b) with respect to the Products, any Person to which any right in or to any Product, or any of the Intellectual Property covering any Product, is licensed, sublicensed, assigned or transferred by the Buyer, the Surviving Corporation or their direct or indirect Subsidiaries, (c) with respect to the Products, any Person to which any right in or to any Product, or any of the Intellectual Property covering any Product, is licensed, sublicensed, assigned or transferred, directly or through one or more intermediaries, by any Person described in clause (b) above; and (d) with respect to the Products, any successor or assign of any Person described in clauses (a), (b) or (c) above with respect to such Person’s interest in any Product.

83

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Buyer Indemnified Party” has the meaning set forth in Section 8.1.

“Buyer Material Adverse Effect” means any Change that has a material adverse effect on the ability of the Buyer or the Transitory Subsidiary to consummate, including any Change that results in any material delay in the Buyer’s ability to consummate, the transactions contemplated by this Agreement.

“Buyer SEC Reports” has the meaning set forth in Section 4.4.

“Buyer Stock Price” means $10.7809.

“Certificate” means a certificate which as of immediately prior to the Effective Time represented outstanding shares of Company Stock.

“Certificate of Merger” means the certificate of merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the DGCL, in the form attached hereto as Exhibit E.

“Change” means any change, event, circumstance, condition or development.

“Claim Notice” means a written notice which contains (a) a description of the claim for indemnification, a reasonable explanation of the basis therefor and a description (including the amount) of any Damages incurred by an Indemnified Party, in each case to the extent then known, (b) a statement that the Indemnified Party is entitled to indemnification under Article VIII and (c) a demand for payment in the amount of such Damages (to the extent then known).

“Closing” means the closing of the transactions contemplated by this Agreement.

“Closing Cash” means all unrestricted cash and cash equivalents held by the Company or any of its Subsidiaries as of 12:01 a.m., Eastern Time, on the Closing Date, calculated in accordance with GAAP on a basis consistent with the Company’s accounting principles, policies, methods, treatments and procedures used in the preparation of the Company Financial Statements.

“Closing Cash Consideration” means the Aggregate Closing Consideration, minus the Buyer Common Stock Consideration.

“Closing Date” means a date to be specified by the Buyer and the Company, which shall be no later than the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than the delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing).

84

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Closing Indebtedness” means the aggregate amount of all Indebtedness of the Company and its Subsidiaries outstanding as of 12:01 a.m., Eastern Time, on the Closing Date.

“Closing Net Working Capital” means, as of 12:01 a.m., Eastern Time, on April 1, 2017 (or, if the Closing occurs after April 3, 2017 and the Buyer so elects, as of 12:01 a.m., Eastern Time, on the Closing Date), the current assets of the Company (excluding the Closing Cash), less the current liabilities of the Company, in each case, calculated in accordance with GAAP on a basis consistent with the Company’s accounting principles, policies, methods, treatments and procedures used in the preparation of the Company Financial Statements and, in all cases, with the methodology and format set forth in the Illustrative Closing Cash Consideration Statement. The determination of Closing Net Working Capital shall exclude Closing Cash, Closing Indebtedness, Taxes and Unpaid Company Transaction Expenses.

“Closing Payment Certificate” means a certificate, signed on behalf of the Company by the chief financial officer of the Company, which (a) sets forth (i) a calculation of the Aggregate Series A Original Issue Price, (ii) a calculation of the payments to be made by the Buyer in accordance with Section 2.1(d)(ii), (iii) the identity of each Person entitled to a payment pursuant to Section 2.1(d)(ii), (iv) the amount due to each such Person and (v) the applicable wire instructions for the account or accounts of such Person and (b) attaches the Allocation Schedule as a schedule thereto.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, 29 U.S.C. §1161 et seq.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercially Reasonable Efforts” (or “Commercially Reasonable,” as the context may require) means, for purposes of Sections 2.8 and 2.11 of this Agreement, the carrying out of such obligations in a commercially reasonable manner using such diligent and sustained efforts as are typically used by pharmaceutical companies of the size and resources of the Buyer for comparable activities, taking into consideration the development and commercialization practices for prescription pharmaceutical products of similar commercial potential at a similar stage in product lifecycle by such similarly-situated pharmaceutical companies, including with respect to the safety and efficacy of such product, the risks inherent in the development and commercialization of the product, its competitiveness compared to alternative third party products, the proprietary position of the product (including scope and duration of relevant patents), the scope of marketing approval, the regulatory status of the product, whether the product is subject to a clinical hold, recall or market withdrawal, intellectual property rights with respect to the product, then-prevailing economic and market conditions, the strategic value of the product to such company, the anticipated profitability of the product (including based on pricing and reimbursement practices) and the therapeutic use of the product, but excluding from such consideration the obligation to make payment of any Earn-Out Consideration or the obligation to make the Priority Review Voucher Payment.

“Company” has the meaning set forth in the first paragraph of this Agreement.

85

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Company Balance Sheet” means the Company’s unaudited consolidated balance sheet as of December 31, 2016.

“Company Bylaws” means the bylaws of the Company, as amended or restated from time to time and in effect immediately prior to the Effective Time.

“Company Certificate of Incorporation” means the certificate of incorporation of the Company, as amended or restated from time to time and in effect immediately prior to the Effective Time.

“Company Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company Disclosure Schedule” means the disclosure schedule delivered by the Company to the Buyer and the Transitory Subsidiary and dated as of the date of this Agreement.

“Company Employee Plans” means Employee Benefit Plans for the benefit of, or relating to, any current or former employee, officer or director of the Company or any of its Subsidiaries, or any beneficiary or dependent thereof or to or under which the Company or any of its Subsidiaries is obligated to make any contributions or has any liability.

“Company Equity Award” means each Company Option and Company Restricted Stock Award outstanding as of immediately prior to the Effective Time.

“Company Equityholder” means any holder of Company Stock or Company Equity Awards as of immediately prior to the Effective Time.

“Company Equityholder Representative” has the meaning set forth in the first paragraph of this Agreement.

“Company Equityholder Representative Account Payment” has the meaning set forth in Section 2.4(c).

“Company Equityholder Representative Engagement Agreement” has the meaning set forth in Section 2.4(d).

“Company Equityholder Representative Expense Amount” means $2,352,000.

“Company Equityholder Representative Expenses” has the meaning set forth in Section 2.4(d).

“Company Equityholder Representative Group” has the meaning set forth in Section 2.4(d).

“Company Excluded Representations” means the representations and warranties set forth in Section 3.10 (Intellectual Property) and Section 3.17 (Regulatory Matters).

86

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Company Financial Statements” means (a) the Company’s audited consolidated balance sheets as of December 31, 2016 and December 31, 2015 and the related consolidated statement of operations and cash flows for the years then ended and (b) the Company Balance Sheet and the related unaudited consolidated statement of operations and cash flows of the Company for the month ended January 31, 2017.

“Company Fundamental Representations” means the representations and warranties set forth in [****].

“Company Indemnified Party” means each natural person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries or any predecessor thereof.

“Company Intellectual Property” means any Intellectual Property owned by the Company or any of its Subsidiaries.

“Company Leases” means any real property leased or subleased by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any Change that has had, has or would reasonably be expected to have a material adverse effect on the business, assets, operations, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, a Company Material Adverse Effect: (a) any Change arising out of or resulting from the pendency or announcement of the transactions contemplated by this Agreement; (b) Changes in Law, rules or regulations or GAAP or the interpretation or method of enforcement thereof; (c) Changes in the Company’s industry in general in the United States or any country or region in the world; (d) Changes in general economic or political conditions or the financing or capital markets in general in the United States or any country or region in the world, or Changes in currency exchange rates; or (e) any earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world, terrorism, military action or war (whether or not declared); except to the extent such Changes resulting from, arising out of or attributable to the matters described in clauses (b), (c), (d) and (e) above have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other similarly situated companies.

“Company Material Contracts” means the contracts listed in Section 3.11(a) of the Company Disclosure Schedule.

“Company Option” means an option to purchase Company Common Stock issued by the Company pursuant to the Company Stock Plan.

“Company Restricted Stock Award” means each award of restricted Company Common Stock that is unvested as of immediately prior to the Effective Time.

87

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Company Series A Preferred Stock” means the Series A preferred stock, $0.001 par value per share, of the Company.

“Company Stock” means the Company Common Stock and the Company Series A Preferred Stock.

“Company Stock Plan” means the Company’s 2014 Stock Incentive Plan, as amended.

“Company Stockholder” means each holder of Company Stock as of immediately prior to the Effective Time.

“Company Stockholder Approval” means the adoption of this Agreement by the Company’s stockholders under the DGCL and the Company’s certificate of incorporation, which stockholders shall constitute at least the Required Stockholders.

“Company’s Knowledge,” “Knowledge of the Company” and words of similar effect means the knowledge of each of the individuals identified in Section 10.2 of the Company Disclosure Schedule, after reasonable inquiry.

“Confidentiality Agreement” means the Mutual Confidentiality Agreement, dated as of [****], by and between the Company and the Buyer.

“Continuing Employees” means each of the employees of the Buyer or the Surviving Corporation immediately following the Effective Time who shall have been an employee of the Company or one (1) of its Subsidiaries immediately prior to the Effective Time.

“Current D&O Insurance” means the current policies of the directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement.

“Current Phase 3 Clinical Trial” means a study of the Product with ClinicalTrials.gov identifier NCT02534844 as modified from time to time.

“Current Representation” has the meaning set forth in Section 11.12(a).

“Damages” means all liabilities, damages, claims, causes of actions, fines, fees, penalties, costs, losses, Taxes and expenses, including reasonable attorneys’ fees and expenses, but, unless recoverable in connection with a Third-Party Action, excluding any punitive damages.

“Deemed Proceeds” means the amount of proceeds that the Buyer would have received from a sale of a Voucher for an amount equal to [****].

“Designated Person” has the meaning set forth in Section 11.12(a).

“DGCL” means the Delaware General Corporation Law.

“Dissenting Shares” means shares of Company Stock held as of the Effective Time by a Company stockholder who has not voted such shares of Company Stock in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time.

88

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Earn-Out Consideration” has the meaning set forth in Section 2.8.

“Earn-Out Consideration Purchaser” means a Person to which the Participating Equityholders assign their rights to receive the remaining Earn-Out Consideration payable to them.

“Earn-Out Sale” has the meaning set forth in Section 2.9(b).

“Earn-Out Sale Documents” has the meaning set forth in Section 2.9(b).

“Earn-Out Term” means, on a Product-by-Product and country-by-country basis, the period commencing on the date of the First Commercial Sale of such Product in such country and continuing until the later of (a) the expiration of (or final court or patent office decision declaring invalid or unenforceable) the last-to-expire Valid Claim that covers the sale of such Product in the applicable country of sale or (b) the expiration of the last-to-expire applicable Orphan Drug Exclusivity that covers such Product in the applicable country of sale; provided that the Earn-Out Term will permanently expire on a Product-by-Product and country-by-country basis upon [****]. For purposes of the definition of “Earn-Out Term”, a sale of a Third-Party Abbreviated Approval Product imported into the country of sale, other than through personal importation, importation for investigational use or study (including named patient or compassionate use) or importation for re-export, shall be considered a sale of such Third-Party Abbreviated Approval Product in such country of sale, whether or not such Third-Party Abbreviated Approval Product is approved in such country of sale.

“Effective Time” means the time at which the Surviving Corporation files the Certificate of Merger with the Secretary of State of the State of Delaware.

“EMA” means the European Medicines Agency and any successor governmental authority having substantially the same function.

“Employee Benefit Plan” means any employee benefit plan, agreement, commitment, arrangement, scheme, practice, program or policy providing benefits to any current or former employee officer or director or any beneficiary or dependent thereof, including but not limited to any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any deferred compensation, bonus, incentive, commission, profit sharing, equity, employment or consulting, retention or change in control, educational assistance, loan, vacation, medical, dental, travel, accident, life, disability, pension, retirement or other insurance arrangement, plan, program, or policy whether written or unwritten and whether or not subject to ERISA.

“Environmental Law” means any United States federal, state or local Law, statute, rule or regulation relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to (a) treatment, storage, disposal, generation or transportation of industrial, toxic, infectious, biological, radioactive or hazardous materials or substances or solid, medical, mixed or hazardous waste; (b) air, water or noise pollution; (c) groundwater or soil contamination; (d) the release or threatened release into the environment of industrial, toxic, infectious, biological, radioactive or hazardous materials or substances, or solid, medical, mixed or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (e) the protection of wild life, marine life and wetlands, including all endangered and threatened species; (f) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (g) health and safety of employees and other persons; or (h) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any Law as pollutants, contaminants, toxic, infectious, biological, radioactive or hazardous materials or substances or oil or petroleum products or solid, medical, mixed or hazardous waste.

89

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Equity Interest” means, with respect to any Person, (a) any share, partnership or membership interest, unit of participation or other similar interest (however designated) in such Person and (b) any option, warrant, purchase right, conversion right, exchange right or other agreement which would entitle any other Person to acquire any such interest in such Person (including share appreciation, phantom share, profit participation or other similar rights).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that is a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or any Subsidiary of the Company.

“Escrow Account” means the account established pursuant to the Escrow Agreement to hold the Escrow Amount.

“Escrow Agent” means Wilmington Trust, National Association, a national association, as escrow agent pursuant to the Escrow Agreement, or any successor escrow agent pursuant to the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement in the form attached hereto as Exhibit F.

“Escrow Amount” means [****].

“Escrow Fund” means, as of any time, the Escrow Amount, including any interest or other amounts earned thereon prior to such time, less (a) any investment losses thereon incurred prior to such time and (b) disbursements therefrom prior to such time in accordance with this Agreement and the Escrow Agreement.

“Estimated Closing Cash Consideration” has the meaning set forth in Section 2.6(a).

“Estimated Closing Cash Consideration Statement” has the meaning set forth in Section 2.6(a).

90

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” means American Stock Transfer & Trust Company, LLC or another bank or trust company mutually acceptable to the Buyer and the Company.

“Exchange Agent Agreement” means an agreement to be entered into prior to the Effective Time by the Exchange Agent, the Buyer and the Company Equityholder Representative, governing the disbursement of the Payment Fund, on terms reasonably satisfactory to the Company.

“Excluded Matters” means a claim for indemnification (a) under the Company Excluded Representations, the Company Fundamental Representations or the Buyer Fundamental Representations, (b) involving fraud, (c) under Section 8.1 (except for claims under Section 8.1(a) to the extent relating to a representation or warranty other than a Company Fundamental Representation or a Company Excluded Representation) or (d) under Section 8.2 (except for claims under Section 8.2(a) to the extent relating to a representation or warranty other than a Buyer Fundamental Representation).

“FCPA” has the meaning set forth in Section 3.15.

“FDA” means the United States Food and Drug Administration.

“FDA Act” means the Federal Food, Drug and Cosmetic Act.

“Final Closing Cash Consideration” has the meaning set forth in Section 2.6(b).

“Final Closing Cash Consideration Adjustment” has the meaning set forth in Section 2.6(b)(iv).

“Final Closing Cash Consideration Statement” has the meaning set forth in Section 2.6(b).

“First Commercial Sale” means the first sale by a Selling Person to a third party for end use or consumption of a Product in a country after Regulatory Approval has been granted with respect to such Product in such country.

“Form S-3” has the meaning set forth in Section 6.7(a).

“Fully Diluted Shares” means a number of shares of Company Stock equal to (a) the aggregate number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time (other than the shares of Company Stock to be cancelled in accordance with Section 2.1(b)), plus (b) the aggregate number of shares of Company Common Stock issuable upon conversion of the Company Series A Preferred Stock outstanding immediately prior to the Effective Time (assuming such conversion occurs immediately prior to the Effective Time) in accordance with Section 4 of Part B of Article FOURTH of the Company Certificate of Incorporation, plus (c) the aggregate number of shares of Company Common Stock subject to Company Options outstanding as of immediately prior to the Effective Time.

91

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Future Contingent Payments” means, collectively, (a) any Final Closing Cash Consideration Adjustment that may become payable to Company Equityholders pursuant to Section 2.6, plus (b) any portion of the Escrow Fund that may become distributable to Company Equityholders pursuant to this Agreement and the Escrow Agreement, plus (c) any Company Equityholder Representative Account Payment, plus (d) any Earn-Out Consideration, plus (e) any Priority Review Voucher Payment.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality.

“Hazardous Substance” means (a) any substance that is regulated or which falls within the definition of a “hazardous substance,” “hazardous waste” or “hazardous material” pursuant to any Environmental Law; or (b) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials or radon.

“Illustrative Closing Cash Consideration Statement” has the meaning set forth in Section 2.6(a).

“Income Taxes” means Taxes based on or measured by taxable income, net income, profit or a similar standard.

“Indebtedness” means, with respect to any Person, the outstanding principal amount of, and all interest, fees, prepayment premiums, expenses, breakage costs, indemnities, penalties or other amounts accrued in respect of and all amounts otherwise owing or payable at retirement of, (a) any indebtedness for borrowed money, (b) any obligation evidenced by bonds, debentures, notes, mortgages, security arrangements, indentures or other similar instruments, (c) any reimbursement obligation of the Company with respect to letters of credit (including standby letters of credit to the extent drawn upon), bankers’ acceptances or similar facilities issued for the account of the Company, (d) all obligations of the Company as lessee under leases that are required to be recorded as capital leases in accordance with GAAP, (e) all liabilities or obligations of the Company under any interest rate, currency, swap or other hedging agreements, (f) all liabilities or obligations of the Company for the deferred purchase price of property or services (including all earn-out or similar obligations) and (g) any obligation of the type referred to in clauses (a) through (f) of another Person the payment of which such Person has guaranteed or for such Person is responsible or liable, directly or indirectly, jointly or severally, as obligor or guarantor.

“Indemnified Party” means, subject to Section 8.5(e), (a) in the case of a claim for indemnification by the Buyer Indemnified Parties, the Buyer Indemnified Parties and (b) in the case of a claim for indemnification by the Company Equityholders, the Company Equityholders.

“Indemnifying Party” means, subject to Section 8.5(e), (a) in the case of a claim for indemnification by the Buyer, the Company Equityholders and (b) in the case of a claim for indemnification by the Company Equityholders, the Buyer.

92

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Insurance Policies” has the meaning set forth in Section 3.18.

“Intellectual Property” shall mean all intellectual property and industrial property rights and rights in confidential information of every kind and description throughout the world, including all U.S. and foreign (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”), (ii) trademarks, service marks, names, corporate names, trade names, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (“Trademarks”), (iii) copyrights and copyrightable subject matter (“Copyrights”), (iii) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing (“Software”), (iv) trade secrets and all other confidential information, ideas, know-how, inventions, proprietary processes, formulae, models, and methodologies (“Trade Secrets”), (v) rights of publicity, privacy, and rights to personal information, and (vi) moral rights and rights of attribution and integrity.

“IRS” means the Internal Revenue Service.

“Investor Questionnaire” means a questionnaire to be delivered by each Company Equityholder regarding whether it is an “accredited investor” for purposes of Regulation D under the Securities Act, substantially in the form attached hereto as Exhibit G-1.

“Key Stockholder” means each Company Stockholder identified on Schedule 1.1(b).

“Law” any United States federal, state or local or foreign law, common law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any decree, order, injunction, rule, judgment, consent of or by any Governmental Entity, or any Permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

“Letter of Transmittal” means a letter of transmittal in the form attached hereto as Exhibit G-2.

“Liens” means any mortgage, security interest, pledge, lien, charge or encumbrance.

“Lock-Up Agreement” means the Lock-Up Agreement in the form attached hereto as Exhibit G-3.

“Major EU Country” means any of [****].

“Merger” means the merger of the Transitory Subsidiary with and into the Company in accordance with the terms of this Agreement.

“NDA” means a New Drug Application submitted to the FDA.

93

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Net Sales” means the gross amounts invoiced for worldwide sales of the Products by any Person within the Buyer Group (each such Person, a “Selling Person”) to a non-Affiliate of the Selling Person, less the following deductions, without duplication, in each case to the extent specifically related to the Products (and not previously deducted in calculating the amount invoiced or billed) and incurred by the Selling Person and calculated in a manner consistent with the Selling Person’s practices for other products:

(a)                [****] discounts and [****] reductions;

(b)               [****] Taxes on sales to the extent imposed upon and paid directly with respect to such sales (but excluding [****]);

(c)                [****] costs and other [****] charges specifically relating to the sale and separately stated in the invoice therefor;

(d)               invoiced amounts that are written off as uncollectible, provided that if such amounts are subsequently collected, such amounts shall again be included in Net Sales;

(e)                amounts repaid or credits or allowances taken by reason of [****];

(f)                Taxes on sales or delivery (excluding [****]); and

(g)               [****] payments, rebates, credits and discounts mandated by or granted to: [****].

Notwithstanding anything contained herein, (A) Net Sales shall not include [****] and (B) sales to a third party [****]. Any [****] will not be deemed a sale or disposition for calculating Net Sales.

Such amounts shall be determined from the books and records of the applicable Selling Person, maintained in accordance with GAAP, or other similar generally accepted accounting principles used by such Selling Person, consistently applied and in accordance with customary industry practices. Sales of the Products between or among the Selling Persons for resale shall not be included within Net Sales; provided, however, that any subsequent sale of the Products by any Selling Person to another Person that is not a Selling Person shall be included within Net Sales. With respect to sales of the Products invoiced in U.S. dollars, Net Sales shall be expressed in U.S. dollars. With respect to sales of the Products invoiced in currencies other than U.S. dollars, Buyer shall use Buyer’s then current standard exchange rate methodology for the translation of foreign currency sales into U.S. dollars or, in the case of a Selling Person who is not the Buyer or an Affiliate of the Buyer, such similar methodology of such of such Selling Person, consistently applied.

“Niemann-Pick Disease, Type C” means that certain rare progressive genetic disorder characterized by an inability of the body to transport cholesterol and other fatty substances (lipids) inside of cells.

94

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of incorporation or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all by-laws, voting agreements and similar documents, instruments or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

“Orphan Drug Exclusivity” means the orphan drug regulatory exclusivity to which qualifying drug products are entitled following marketing approval thereof in a given country, which extends for a period of (i) seven (7) years in the United States, (ii) ten (10) years in the European Union or (iii) such time, if any, that is prescribed by Law in any other country of the world, as applicable.

“Outside Date” means 5:00 pm EDT on April 4, 2017.

“Participating Equityholders” has the meaning set forth in Section 2.9(b).

“Payment Fund” means cash in an amount sufficient to make payment of the portion of the Closing Cash Consideration to be paid to the Company Stockholders.

“Permit” means all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).

“Permitted Liens” means any (a) mechanic’s, materialmen’s, landlord’s and similar Liens, (b) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (c) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (d) Liens for Taxes not yet due and payable, and Liens for Taxes which are being contested in good faith and by appropriate proceedings for which appropriate reserves have been made in accordance with GAAP, (e) Liens relating to capitalized lease financings or purchase money financings that have been entered into in the ordinary course of business, (f) Liens arising under applicable securities Laws other than as a result of any noncompliance therewith and (g) Liens arising solely by action of the Buyer.

“Per Share Adjustment Amount” means, in the event that the Company Equityholders are entitled to payment pursuant to Section 2.6(b)(iv), an amount equal to the Final Closing Cash Consideration Adjustment, divided by the Fully Diluted Shares.

“Per Share Closing Consideration” means an amount equal to (a) the Aggregate Closing Consideration, minus the product of (i) the Series A Original Issue Price, multiplied by (ii) the number of shares of Company Series A Preferred Stock outstanding as of immediately prior to the Effective Time, divided by (b) the Fully Diluted Shares (for the avoidance of doubt, to be paid in cash and shares of Buyer Common Stock as provided herein and in the Allocation Schedule).

95

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Per Share Closing Option Consideration” means an amount equal to the Per Share Closing Consideration, minus the exercise price per share of the applicable Company Option (with such exercise price being ratably allocated between cash and shares of Buyer Common Stock as provided herein and in the Allocation Schedule).

“Per Share Escrow Distribution” means, with respect to any share of Company Stock, the Pro Rata Share of (a) the amount of any future distribution of any portion of the Escrow Fund to the Company Equityholders, less (b) the portion thereof to be paid to Leerink Partners LLC as set forth on the Allocation Schedule.

“Per Share Expense Fund Distribution” means the amount of any future distribution of any portion of the Company Equityholder Representative Expense Amount to the Company Equityholders, divided by the Fully Diluted Shares.

“Per Share Future Contingent Consideration” means, with respect to any Future Contingent Payment payable to the Company Equityholders, other than any future distribution of any portion of the Escrow Fund or Company Equityholder Representative Expense Amount, an amount equal to such Future Contingent Payment, less the portion thereof to be paid to Leerink Partners LLC as set forth on the Allocation Schedule, divided by the Fully Diluted Shares.

“Per Share Option Consideration” means the Per Share Closing Option Consideration, any applicable Per Share Future Contingent Consideration, Per Share Escrow Distribution and Per Share Expense Fund Distribution.

“Person” means any natural person, firm, limited liability company, general or limited partnership, association, corporation, unincorporated organization, company, joint venture, trust, Governmental Entity or other entity.

“Phase 3 Clinical Trial” means clinical trial(s) of the Products substantially in accordance with Schedule 2.8(b).

“Post-Closing Representation” has the meaning set forth in Section 11.12(a).

“Pre-Closing Period” means the period commencing on the date of this Agreement and ending at the Effective Time or such earlier date as this Agreement is terminated in accordance with its terms.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on and including the Closing Date.

“Pre-Closing Taxes” means (a) the Taxes of the Company or any of its Subsidiaries attributable to or with respect to any Pre-Closing Tax Period, (b) any liability of the Company or any of its Subsidiaries for Taxes of any Person under Treasury Regulation Section 1.1502-6 or under any comparable or similar provision of state, local or foreign Law, and any liability of the Company or any Subsidiary as a transferee or successor, or pursuant to any contractual obligation (other than an Ordinary Commercial Agreement) as a result of any event or transaction occurring prior to the Closing, (c) any Transaction Payroll Taxes, and (d) any Taxes for which the Company Equityholders are responsible pursuant to Section 6.6(i); provided, however, that Pre-Closing Taxes shall not include any Taxes taken into account in Closing Net Working Capital or as an Unpaid Company Transaction Expense, in each case as finally determined pursuant to Section 2.6.

96

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Preliminary Closing Cash Consideration” has the meaning set forth in Section 2.6(b)(i).

“Preliminary Closing Cash Consideration Statement” has the meaning set forth in Section 2.6(b)(i).

“Priority Review Voucher Payment” has the meaning set forth in Section 2.11.

“Product” means (a) a product for the treatment of Niemann-Pick Disease, Type C, which product (1) contains a mixture of 2-hydroxypropyl-beta-cyclodextrins having a specific compositional fingerprint and impurity profile as described in the investigational new drug application (IND) 113273 or in any new drug application (NDA), supplemental NDA or amendment thereto referencing data in IND 113273 (“VTS-270”) provided that such NDA or supplemental NDA does not require new clinical safety or efficacy data beyond that required for the initial approval of VTS-270, or (2) any purer formulations of VTS-270 (“VTS-27X”), and (b) any other product containing a mixture of 2-hydroxypropyl-beta-cyclodextrins approved pursuant to a supplemental NDA filed with respect to the NDA approved for VTS-270 or VTS-27X, or any new NDA that references the IND 113273 for which no new clinical safety or efficacy data are required.

“Product Line Sale” means a sale, transfer, assignment or license to any third party who is not an Affiliate of the Buyer, that includes all or substantially all of the rights covering any Product (including any Regulatory Approvals and Company Intellectual Property); provided that any transaction involving changes in the control of the Buyer shall not be a “Product Line Sale”.

“Pro Rata Share” means, with respect to any Company Equityholder, a fraction, (a) the numerator of which is the amount of the Aggregate Closing Consideration (for this purpose, without reduction for the Escrow Amount, the Company Equityholder Representative Expense Amount or any required withholding) to which such Company Equityholder is entitled, and (b) the denominator of which is Aggregate Closing Consideration (for this purpose, without reduction for the Escrow Amount, the Company Equityholder Representative Expense Amount or any required withholding).

“Registrable Stock” has the meaning set forth in Section 6.7(a).

“Regulatory Approval” means any and all approvals, licenses, registrations, permits, notifications and authorizations (or waivers) of any Regulatory Authority that are necessary for the manufacture, use, storage, import, transport, promotion, marketing, distribution, offer for sale, sale or other commercialization of a Product in any country or jurisdiction.

“Regulatory Authority” has the meaning set forth in Section 3.17(b).

“Reporting Tail Endorsement” has the meaning set forth in Section 6.3(c).

97

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Required Stockholders” means holders of Company Stock that hold (or, following the Effective Time, that held, as of immediately prior to the Effective Time), (a) a majority of the outstanding shares of Company Stock and (b) a majority of the outstanding shares of Company Series A Preferred Stock.

“S-3 Damages” has the meaning set forth in Section 6.7(g)(i).

“SEC” means the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Series A Original Issue Price” has the meaning set forth in Section 1 of Part B of Article FOURTH of the Company Certificate of Incorporation, as calculated on a per share basis as of the Effective Time and set forth on the Closing Payment Certificate (for the avoidance of doubt, to be paid in cash and shares of Buyer Common Stock as provided herein and in the Allocation Schedule).

“Straddle Period” means any taxable period that begins on or before the Closing Date and ends after the Closing Date.

“Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Surviving Corporation” means the Company, as the surviving corporation in the Merger.

“Tax” or “Taxes” means all taxes, charges, fees, levies or other similar assessments or liabilities in the nature of a tax, including all U.S. federal, state, local or non-U.S. income, gross receipts, corporation, net worth, environmental, capital gains, documentary, recapture, recording, profits, severance, stamp, occupation, customs duties, ad valorem, premium, value-added, alternative minimum, excise, real property, personal property, sales, use, services, transfer, withholding, social security, employment, unemployment, escheat, payroll, franchise, estimated taxes or other tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever and denominated by any name whatsoever imposed by any Governmental Entity, whether computed on a separate, consolidated, unitary or combined basis or in any other manner, whether or not disputed, and including any interest, penalties or additions to tax imposed with respect thereto.

“Tax Returns” means all reports, returns, declarations, statements, claim for refund, information return, or other document, including any schedules or attachments thereto, filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any Laws relating to Taxes.

98

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Third-Party Abbreviated Approval Product” means a third party product that is a multicomponent mixture of 2-hydroxypropyl-beta-cyclodextrins as its sole active ingredient that is either (a) in a non-intrathecal formulation for which Regulatory Approval has been obtained in the applicable country for treating Niemann-Pick Disease, Type C or for one or more other indications for which published clinical data demonstrating its efficacy for treating neurological symptoms of Niemann-Pick Disease, Type C is available, or (b) in an intrathecal formulation for which Regulatory Approval has been obtained in the applicable country for treating Niemann-Pick Disease, Type C or an indication other than Niemann-Pick Disease, Type C; provided that such third party product is approved through an abbreviated product approval pathway in which the third party or applicable regulatory authority relies in whole or in part, for purposes of seeking or granting such approval, on the Regulatory Approval of a Product or data submitted in support of the Regulatory Approval of a Product, such as 505(j) or 505(b)(2) of the FDA Act or Articles 10(1) and 10(2) of Directive 2001/83/EC, or their successor or equivalent regulations, in the United States, European Union or other countries or territories.

“Third-Party Action” means any claim or the commencement of any action, suit or proceeding relating to a third party claim for which indemnification may be sought by an Indemnified Party.

“Third-Party Claim Notice” means a written notification of the commencement of any Third-Party Action.

“Third-Party Intellectual Property” means Intellectual Property which the Company or any of its Subsidiaries is licensed under, or granted an option to obtain a license under, excluding generally commercially available, off-the-shelf software programs with an annual cost of less than $25,000.

“Transaction Payroll Taxes” means any employment or payroll Taxes, whether payable by the Buyer, the Company or any of its Subsidiaries with respect to any change in control payments or other bonuses or other compensatory payments to employees of the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement that are paid before, on or by and including the second payroll period occurring after, the Closing Date.

“Transitory Subsidiary” has the meaning set forth in the first paragraph of this Agreement.

“Unpaid Company Transaction Expenses” means, in each case to the extent such costs and expenses shall not have been paid in full as of immediately prior to the Effective Time, (a) all third-party costs and expenses of the Company incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby including fees payable to Leerink Partners LLC and Wilmer Cutler Pickering Hale and Dorr LLP, (b) all bonuses (including any liabilities of the Company and its Subsidiaries with respect to any retention or “stay” bonus), change of control, severance or similar payment obligations that become due and payable, without the occurrence of any other event, by the Company or any of its Subsidiaries in connection with the consummation of the transactions contemplated hereby, (c) all Transaction Payroll Taxes, including in connection with the payments described in clause (b) above and payments to holders of Company Options and Company Restricted Stock Awards contemplated hereby, and (d) the premium and any other costs or expenses payable in connection with the Reporting Tail Endorsement.

99

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Valid Claim” means a claim of any issued and unexpired United States or foreign patent or patent application which shall not have been abandoned, revoked, withdrawn, cancelled or disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction or other Governmental Entity of competent jurisdiction in an unappealed or unappealable decision or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

“Voucher” means a priority review voucher issued by the FDA or otherwise under the authority of the United States Department of Health and Human Services to Buyer or its Affiliate(s) as the sponsor of a rare pediatric disease or neglected tropical disease product application related to the Products, that entitles the holder of such voucher to priority review of a single human drug application submitted under Section 505(b)(1) or 505(b)(2) of the FDA Act or Section 351(a) of the United States Public Health Service Act, as further defined in the FDA Act.

“Written Consent” means the Company Stockholder Approval obtained pursuant to executed written consents of the Company’s stockholders in lieu of a meeting executed by each Key Stockholder, adopting this Agreement and approving the Merger and the other transactions contemplated hereby.

ARTICLE XI

MISCELLANEOUS

11.1          Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) one (1) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) on the date (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by e-mail, subject to confirmation of receipt other than by means of automated reply, which the recipient shall provide promptly upon receipt (it being understood that notice shall be deemed effective on the date (or first Business Day) following transmission regardless of whether confirmation of receipt is provided on a subsequent date), in each case to the intended recipient as set forth below, provided that notices to the Company Equityholder Representative shall be delivered solely via facsimile or transmission by e-mail, subject to confirmation of receipt of such e-mail:

(a)            if to the Buyer or the Transitory Subsidiary or (after the Effective Time) the Surviving Corporation, to:

Sucampo Pharmaceuticals, Inc.
805 King Farm Boulevard, Suite 550
Rockville, MD 20850
Attention: General Counsel
E-mail: N/A

100

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

with a copy to:

Cooley LLP
4401 Eastgate Mall
San Diego, California 92121-1909
Attention: Barbara Borden

Christian Plaza

E-mail:       bborden@cooley.com

cplaza@cooley.com

(b)           if (prior to the Effective Time) to the Company, to:

Vtesse Inc.
910 Clopper Road, Suite 220S
Gaithersburg, MD 20878
Attention: Ben Machielse, CEO
E-mail: ben@vtessepharma.com

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Attention: Steven D. Singer

Gary R. Schall

E-mail: steven.singer@wilmerhale.com

gary.schall@wilmerhale.com

(c)           if to any Company Equityholder or the Company Equityholder Representative, to:

Fortis Advisors LLC
Attention: Notice Department
Facsimile No.: (858) 408-1843
E-mail: notices@fortisrep.com

Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

11.2          Entire Agreement. This Agreement (including the Company Disclosure Schedule and the Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings or agreements by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings or agreements to the extent not embodied in this Agreement; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

101

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.3          No Third-Party Beneficiaries. Except for the parties hereto, this Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except for (a) the Company Indemnified Parties, who shall be third-party beneficiaries of Section 6.3, and (b) the Buyer Indemnified Parties, for purposes of Article VIII.

11.4          Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Buyer or the Transitory Subsidiary may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, (a) to one (1) or more of their Affiliates; provided, that such transfer or assignment shall not relieve the Buyer or the Transitory Subsidiary of its primary liability for its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to the Buyer or the Transitory Subsidiary or (b) in connection with a Product Line Sale. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

11.5          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to negotiated in good faith to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

11.6          Counterparts and Signature. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall be considered one (1) and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic transmission.

102

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.7          Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “include,” “includes” and “including” are not limiting; (b) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date of this Agreement” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) the descriptive headings and table of contents included herein are included for convenience only and shall not affect in any way the meaning or interpretation of this Agreement or any provision hereof; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a contract or agreement mean such contract or agreement as amended or otherwise supplemented or modified from time to time; (h) references to a Person are also to its permitted successors and assigns; (i) references to an “Article,” “Section,” “Exhibit” or “Schedule” refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement; (j) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (k) references to a federal, state, local or foreign statute or Law include any rules, regulations and delegated legislation issued thereunder; and (l) references to accounting terms used and not otherwise defined herein have the meaning assigned to them under GAAP, applied on a basis consistent with the application thereof in the financial statements of the applicable Person. When reference is made in this Agreement to information that has been “made available” to the Buyer, that shall include information that was (i) contained in the Company’s electronic data room no later than 5:00 p.m., Eastern time, on the second Business Day prior to the date of this Agreement or (ii) set forth on Schedule 11.7. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement. If any date on which a party is required to make a payment or a delivery pursuant to the terms hereof is not a Business Day, then such party shall make such payment or delivery on the next succeeding Business Day. Time shall be of the essence in this Agreement.

11.8          Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware. Each of the parties irrevocably waives the right to trial by jury in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby.

11.9          Remedies.

(a)                Except as otherwise provided in Section 8.5(e) with respect to the period from and after the Closing, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one (1) remedy will not preclude the exercise of any other remedy.

103

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)               The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the party seeking such remedy has an adequate remedy at Law or (ii) an award of specific performance is not an appropriate remedy for any reason at Law or equity.

11.10      Submission to Jurisdiction. Each of the parties to this Agreement (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11.1. Nothing in this Section 11.10, however, shall affect the right of any party to serve legal process in any other manner permitted by Law.

11.11      Disclosure Schedules. The Company Disclosure Schedule and the Buyer Disclosure Schedule shall be arranged in Sections corresponding to the numbered sections and subsections contained in Article III and Article IV, respectively, or other relevant Sections of this Agreement, and the disclosure in any section of the Company Disclosure Schedule or Buyer Disclosure Schedule shall qualify (a) the corresponding Section of this Agreement and (b) the other Sections of this Agreement to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other Sections. The inclusion of any information in the Company Disclosure Schedule or Buyer Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material or is outside the ordinary course of business.

11.12      Waiver of Conflicts Regarding Representation; Non-Assertion of Attorney-Client Privilege.

(a)                Effective as of the Closing, the Buyer hereby waives and agrees not to assert, and the Buyer agrees to cause the Surviving Corporation and each of its Subsidiaries to waive and not to assert, any conflict of interest arising out of or relating to any representation after the Closing (any “Post-Closing Representation”) of the Company Equityholder Representative, any Company Equityholder, any of their respective Affiliates or any officer, employee or director of the Company Equityholder Representative, any Company Equityholder, the Company or any of its Subsidiaries (any such Person, a “Designated Person”) in any matter involving this Agreement or any agreement, certificate, instrument or other document executed or delivered pursuant to this Agreement or any transaction contemplated hereby or thereby (including any litigation, arbitration, mediation or other proceeding and including any matter regarding the negotiation, execution, performance or enforceability hereof or thereof) by Wilmer Cutler Pickering Hale and Dorr LLP and any other legal counsel currently representing any Designated Person in connection with this Agreement or any agreement, certificate, instrument or other document executed or delivered pursuant to this Agreement or any transaction contemplated hereby or thereby (including the negotiation, execution or performance hereof or thereof) (the “Current Representation”).

104

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)               Effective as of the Closing, the Buyer hereby agrees not to control or assert, and the Buyer agrees to cause the Surviving Corporation and each of its Subsidiaries not to control or assert, any attorney-client privilege, work product protection or other similar privilege or protection applicable to any communication between any legal counsel and any Designated Person during the Current Representation in connection with any Post-Closing Representation, including in connection with a dispute with the Buyer, the Surviving Corporation or any of their respective Affiliates (including, after the Closing, the Company and each of its Subsidiaries), it being the intention of the parties hereto that, notwithstanding anything to the contrary in Section 1.3 or Section 259 of the DGCL, all rights of any Person under or with respect to such attorney-client privilege, work product protection or other similar privilege or protection, including the right to waive, assert and otherwise control such attorney-client privilege, work product protection or other similar privilege or protection, shall be (and are hereby) transferred to or retained by (as applicable), and vested solely in, such Designated Person.

[Remainder of page intentionally left blank]

105

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Buyer, the Transitory Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

SUCAMPO PHARMACEUTICALS, INC.

By:    /s/ Peter Greenleaf
Name: Peter Greenleaf
Title: Chairman and Chief Executive Officer

SABER MERGER SUB, INC.

By:    /s/ Peter Pfreundschuh
Name: Peter Pfreundschuh
Title: Chief Financial Officers

VTESSE INC.

By:    /s/ Ben Machielse
Name: Ben Machielse
Title: President & CEO

Fortis Advisors LLC,
solely in such Person’s capacity as the
COMPANY EQUITYHOLDER REPRESENTATIVE

By:    /s/ Richard Fink
Name: Richard Fink
Title: Managing Director

106

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

OMITTED ATTACHMENTS TO THE ASSET PURCHASE AGREEMENT

The schedules and certain exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Sucampo hereby undertakes to provide to the Securities and Exchange Commission copies of such documents upon request; provided, however, that Sucampo reserves the right to request confidential treatment for portions of any such documents.

Exhibit A	Form of Written Consent
Exhibit B-1	Form of Optionholder Notice
Exhibit B-2	Form of Option Cancellation Agreement
Exhibit C-1	Illustrative Closing Cash Consideration Statement
Exhibit C-2	Illustrative Allocation Schedule
Exhibit D	Form of Information Statement
Exhibit E	Form of Certificate of Merger
Exhibit F	Form of Escrow Agreement
Exhibit G-1	Form of Investor Questionnaire
Exhibit G-2	Form of Letter of Transmittal
Exhibit G-3	Form of Lock-Up Agreement
Schedule 1.1(b)	Key Stockholders
Schedule 2.8(b)	Current Phase 3 Clinical Trial
Schedule 7.1(g)	Required Consents
Schedule 11.7	Additional Disclosures

Company Disclosure Schedule
Buyer Disclosure Schedule

107

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A

Form of Written Consent

[Omitted pursuant to Item 601(b)(2) of Regulation S-K]

108

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B-1

Form of Optionholder Notice

[Omitted pursuant to Item 601(b)(2) of Regulation S-K]

109

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B-2

Form of Option Cancellation Agreement

110

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

OPTION CANCELLATION AGREEMENT

This OPTION CANCELLATION AGREEMENT (this “Cancellation Agreement”) is made and entered into as of , 2017, by and among SUCAMPO PHARMACEUTICALS, INC., a Delaware corporation (“Buyer”), VTESSE INC., a Delaware corporation (the “Company”), and the undersigned holder of Company Options (the “Optionholder”). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below). If the terms of this Cancellation Agreement conflict in any way with the provisions of the Merger Agreement, then the provisions of the Merger Agreement shall control.

RECITALS

A.                The Optionholder has executed and delivered this Cancellation Agreement in connection with that certain Agreement and Plan of Merger, dated as of March 31, 2017, by and among Buyer, SABER MERGER SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Buyer (“Transitory Subsidiary”), the Company and FORTIS ADVISORS LLC, as the Company Equityholder Representative (the “Company Equityholder Representative”) (the “Merger Agreement”), pursuant to which Transitory Subsidiary will merge with and into the Company (the “Merger”) with the Company to survive the Merger and become a wholly-owned subsidiary of Buyer. A copy of the Merger Agreement is attached hereto as Exhibit A.

B.                 The Optionholder desires to agree to be bound by the terms of the Merger Agreement applicable to Optionholders, including the escrow and indemnification provisions of the Merger Agreement and the provisions regarding the appointment of the Company Equityholder Representative pursuant to the authority granted therein, in accordance with the terms of the Merger Agreement.

C.                 The Optionholder understands and acknowledges that the Company, Transitory Subsidiary and Buyer are entitled to rely on (i) the truth and accuracy of the Optionholder’s representations contained herein and (ii) Optionholder’s performance of the obligations set forth herein.

AGREEMENT

1.                  Cancellation of Options. The Optionholder hereby acknowledges and agrees that, pursuant to the Merger Agreement, and in accordance with (x) the Option Agreement (as defined on the attached “Schedule of Ownership”) and (y) the 2014 Stock Incentive Plan of the Company (as amended from time to time, the "Stock Incentive Plan"), as of the Effective Time: (i) the Options (as defined below) will be cancelled and converted into the right to receive certain Consideration (as defined below) from the Company, and (ii) the Options will cease to exist and will be automatically cancelled and retired and the Optionholder will cease to have any rights with respect thereto other than the right to receive such Consideration, without interest. Pursuant to the Merger Agreement, receipt of such Consideration by the Optionholder with respect to such Options is subject to the receipt by the Company of this Cancellation Agreement.

111

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.                  Consideration. The Optionholder hereby acknowledges termination of, and surrenders for cancellation to the Company, all of the Optionholder's rights, title, and interest in and to the outstanding, unexercised stock options granted to the Optionholder to purchase shares of the Company's Common Stock under the Stock Incentive Plan, as identified on the attached Schedule of Ownership (the "Options"), effective as of the Effective Time and in exchange for cash and/or shares of Buyer Common Stock, which shall be calculated and payable as provided in Section 2.5 of the Merger Agreement (the "Consideration"). The Optionholder further acknowledges that certain portions of the Consideration are contingent upon the achievement of Company performance metrics and other contingencies and that the Optionholder may not receive any additional consideration after the consummation of the Merger. The Consideration shall be subject to any applicableAt any time after withholding and/or taxes. If, however, the Merger is not consummated for any reason, the Options will not be cancelled, the vesting, if any, of the Options will not accelerate, the Consideration will not be paid and this Cancellation Agreement will be of no force or effect.

3.                  Acknowledgment of Specified Documents. The Optionholder hereby acknowledges and agrees that (i) the Optionholder has received a copy of the Optionholder Notice (collectively with this Cancellation Agreement, the "Specified Documents") and has reviewed and understands the matters set forth therein and (ii) the Optionholder has been urged to and has been given the opportunity to consult with its own legal and tax advisors regarding the legal and tax consequences of the transactions contemplated by the Merger Agreement. In addition, the Optionholder acknowledges and agrees that by execution and delivery of this Cancellation Agreement, the Optionholder agrees to be bound and obligated by the terms of the Merger Agreement in the capacity of an Optionholder to the same extent as if he or she were an original party thereto and further agrees to perform the obligations of an Optionholder thereunder. In the event of any inconsistency between the terms of this Cancellation Agreement and the terms of the Merger Agreement, the Merger Agreement shall control.

4.                  Payments. The Consideration shall be paid to the Optionholder by the Buyer at the same time as applicable to other Optionholders under and in accordance with the Merger Agreement through the payroll of the Buyer (or the Surviving Corporation) or its Subsidiaries irrespective of whether the Optionholder has ceased to be an employee of the Company by the date of payment.

5.                  Waivers. The Optionholder hereby waives all requirements under the Options in respect of (i) any and all notices required to be given in connection with the transactions contemplated by the Merger Agreement prior to the date hereof, whether pursuant to the Merger Agreement, any of the other documents contemplated thereby, the Stock Incentive Plan, the Option Agreement, any other agreement to which the Optionholder is a party or the certificate of incorporation or bylaws of the Company, (ii) any and all of the Optionholder's rights under each of the agreements to which it is a party with the Company or its Affiliates relating to its direct ownership of securities issued by the Company, whether or not written, including the Option Agreement and the Stock Incentive Plan, but not including any continuing rights, if any, under the Merger Agreement, and (iii) all claims based upon or arising from the Optionholder's ownership of the Options, but not including any continuing rights, if any, under the Merger Agreement.

112

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.                     Indemnification Obligations and Joinder to Merger Agreement.

(a)                Escrow and Indemnification Obligations. The Optionholder hereby acknowledges that the Optionholder has read and understands the Merger Agreement, including Article II and Article VIII of the Merger Agreement with respect to the payment arrangements, the Escrow Fund, the Company Equityholder Representative Expense Amount, the Illustrative Allocation Statement, the determination of the number of shares of Buyer Common Stock to be issued, conditions and provisions relating to the receipt and transfer of Buyer Common Stock, conditions and provisions relating to the receipt and transfer of Future Contingent Payments (including provisions related to opting into a potential sale of rights to Future Contingent Payments), indemnification obligations of the Optionholder and other matters set forth therein, in each case described therein.

(b)               Appointment of Company Equityholder Representative. The Optionholder hereby acknowledges the appointment of the Company Equityholder Representative as set forth in Section 2.4 of the Merger Agreement and hereby agrees to and ratifies such appointment in all respects.

(c)                Joinder. The Optionholder agrees that by the execution and delivery of this Cancellation Agreement, the Optionholder shall be, and hereby agrees to be, bound by Article II and Article VIII (and the defined terms in Article X relating thereto) of the Merger Agreement solely to the extent such articles are applicable to such Optionholder, as if a signatory to the Merger Agreement, and the Optionholder shall comply with, and be subject to, all of the terms, conditions, covenants, agreements and obligations applicable to such Optionholder set forth in Article II and Article VIII of the Merger Agreement.

7.                      Acknowledgment of Escrow Obligations, Expense Amount Obligations, Future Contingent Consideration and Distribution of Proceeds. The Optionholder understands, agrees to and acknowledges the following:

(a)                On the Closing Date, Buyer shall deliver to the Escrow Agent, as a contribution to the Escrow Fund, the Escrow Amount (in an aggregate amount of $ [****]), which shall serve as partial security for the Optionholder’s Pro Rata Share of the indemnification obligations of the Company Equityholders pursuant to Article VIII of the Merger Agreement and obligations of the Company Equityholders with respect to the Final Closing Cash Consideration Adjustment pursuant to Section 2.6(b)(iv) of the Merger Agreement.

(b)               On the Closing Date, Buyer shall deliver to the Company Equityholder Representative the Company Equityholder Representative Expense Amount (in an aggregate amount of $[****]), which shall serve as a partial source of payment for expenses incurred by the Company Equityholder Representative pursuant to Section 2.4 of the Merger Agreement and for the possible funding of the Foundation (as defined below) as set forth in Section 9(f) of this Agreement.

113

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                The receipt of the Future Contingent Payments by the Optionholder, if any, including any Final Closing Cash Consideration Adjustment, any portion of the Escrow Fund, any Company Equityholder Representative Account Payment, any Earn-Out Consideration and any Priority Review Voucher Payment, are not guaranteed and shall be subject to the terms and conditions set forth in the Merger Agreement and are subject to setoff pursuant to Section 8.9 of the Merger Agreement with respect to the Optionholder’s Pro Rata Share of the indemnification obligations under Article VIII of the Merger Agreement and to the extent provided in Section 2.6(b)(iv) of the Merger Agreement with respect to the Optionholder’s Pro Rata Share of the Final Closing Cash Consideration Adjustment.

(d)               The Optionholder shall be entitled to the Optionholder’s share of any Future Contingent Payments, if any, in the proportions described in the Allocation Schedule and only as and when such amount or amounts are payable to the Optionholder in accordance with the provisions of the Merger Agreement and the Escrow Agreement.

(e)                Notwithstanding the provisions of Section 2.9(a) and (b) of the Merger Agreement, the Optionholder shall not (A) subject to the next following sentence be able to transfer his or her rights to any payments under the Merger Agreement whether pursuant to Section 2.9 or otherwise and (B) have an election whether to become a Participating Equityholder in the transfer of any payments under the Merger Agreement. The Optionholder shall become a Participating Equityholder upon the determination of the Company Equityholder Representative that there will be an Earn-Out Sale, provided that Company Stockholders that owned a majority of the voting power of the outstanding capital stock of the Company immediately prior to the Effective Time become Participating Equityholders in such Earn-Out Sale.

8.                  Representations and Warranties of the Optionholder. The Optionholder represents and warrants to the Company and the Buyer that the statements contained in this Section 8 are true and correct as of the date hereof:

(a)                Ownership of Options. The Optionholder is the sole record, legal and beneficial owner of all of the outstanding Options set forth on the Schedule of Ownership, free and clear of all Liens, other than Permitted Liens pursuant to agreements between the Optionholder and the Company and pursuant to applicable securities laws. The Optionholder has not granted any rights to purchase any interests of any kind in such Options to any other Person. All ownership information set forth on the Schedule of Ownership is accurate and complete.

(b)               Authority; Binding Nature of Agreement. The Optionholder has the legal capacity to enter into and perform its obligations under the terms of this Cancellation Agreement. The Optionholder has duly executed and delivered this Cancellation Agreement and (assuming the due authorization, execution and delivery of this Cancellation Agreement by Buyer) this Cancellation Agreement constitutes a legal, valid and binding obligation of the Optionholder.

114

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)                No Conflict. Neither the execution of this Cancellation Agreement by the Optionholder nor the consummation of the transactions contemplated hereby will result in a breach or violation of (i) the terms of any agreement by which the Optionholder is bound or (ii) any decree, judgment, order or Law now in effect of any court or other Governmental Entity applicable to the Optionholder.

(d)               Non-Contravention; Consents. No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party, including a party to any contract with the Optionholder, is required by or with respect to the Optionholder in connection with the execution and delivery of this Cancellation Agreement by the Optionholder or the consummation of the transactions contemplated hereby except for such consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws or that the Optionholder has obtained.

(e)                Legal Proceedings; Orders. There is no pending action, suit, proceeding, claim, arbitration or investigation, and, to the Optionholder’s actual knowledge, no Person has threatened to commence any action, suit, proceeding, claim, arbitration or investigation against the Optionholder that challenges, or that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by the Merger Agreement.

9.	Additional Agreements and Acknowledgments.

(a)                Reliance. The Optionholder acknowledges that the Company, Buyer and Transitory Subsidiary will rely, and are entitled to rely, on (a) the truth and accuracy of the Optionholder’s representations and warranties set forth herein and (b) the Optionholder’s agreement to perform the obligations of the Optionholder set forth herein.

(b)               Advisors. The Optionholder confirms that he or she has had the opportunity to ask representatives of the Company questions with regard to all the agreements, consents and other provisions in this Cancellation Agreement. The Optionholder also confirms that he or she has had a reasonable time and opportunity to consult with his or her financial, legal, tax and other advisors, if desired, before signing this Cancellation Agreement.

(c)                Disclosure. The Optionholder hereby agrees that all confidential and non- public information of the Company obtained by Optionholder before or after the Effective Time, and including all confidential and non-public information provided to the Optionholder by the Company Equityholder Representative, as well as the terms of this Cancellation Agreement, the Merger Agreement and the transactions contemplated thereby, shall not be disclosed by him or her to any third party; provided, however, that (i) the Optionholder may disclose such information or terms if required to do so by applicable Law (provided that Optionholder, to the extent legally permitted, promptly notifies Buyer and the Company Equityholder Representative in advance of disclosing such information); (ii) the Optionholder may disclose such information to a Governmental Entity of competent jurisdiction or arbitrator of competent jurisdiction in connection with any dispute or proceeding relating to this Cancellation Agreement, the Merger Agreement or any of the transactions contemplated thereby; (iii) following any public announcement of the acquisition of the Company by Buyer, the Optionholder may disclose the terms of the Merger Agreement that are disclosed by Buyer in such public announcement or any subsequent public filing; (iv) the Optionholder may disclose such information or terms to the extent they become generally available to the public other than by virtue of a breach of this provision by the Optionholder or its Affiliates; and (v) the Optionholder may disclose such information or terms to his or her professional advisers , in each case, who: (i) need to know such information; and (ii) agree to keep it confidential and are subject to confidentiality obligations no less restrictive than those contained in this Cancellation Agreement. The Optionholder shall be responsible for any breach of this Section 9(c) by any foregoing Persons as if such Person were a party hereto.

115

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)               Transfer and Encumbrance. Between the date of the Merger Agreement and the Effective Time, and other than as set forth in the Merger Agreement, the Optionholder agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber any of the Options.

(e)                No Limitation on Actions of Optionholder as Director or Officer. In the event the Optionholder is a director of the Company, nothing in this Section 9 is intended or shall be construed to require the Optionholder not to take any action, or in any way limit, any action that the Optionholder may take, to discharge the Optionholder’s fiduciary duties as a director or officer of the Company; provided that this Section 9(e) shall not be construed to expand the Company’s or such Optionholder’s rights under Section 11(c) or any provision of the Merger Agreement.

(f)                Establishment of Foundation. The Optionholder approves (i) the Company entering into a Memorandum of Understanding with Buyer pursuant to which the Company and Buyer propose to consider establishing a charitable foundation (the “Foundation”) with the objective of providing financial support for the foundational research and development of (1) tools and techniques that support future drug development for Niemann- Pick Disease, Type C, (2) tools and techniques for early diagnosis of Niemann-Pick disease, Type C, (3) understanding the disease and its impact through patient registries and (4) other matters as may be discussed and agreed and (ii) the setting aside of $ [****] million in cash for the benefit of the Foundation and the deposit of such cash amount in an escrow account to be administered by the Company Equityholder Representative under the guidance of the Advisory Group.

10.	Releases.

(a)	[****].

(b) This release is conditioned upon the consummation of the Merger as contemplated in the Merger Agreement, and shall become null and void, and shall have no effect whatsoever, without any action on the part of any Person, upon termination of the Merger Agreement for any reason.

11.                 Miscellaneous Provisions.

116

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a)                Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) one (1) Business Day after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) on the date (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by e-mail, subject to confirmation of receipt other than by means of automated reply, which the recipient shall provide promptly upon receipt (it being understood that notice shall be deemed effective on the date (or first Business Day) following transmission regardless of whether confirmation of receipt is provided on a subsequent date), in each case to the intended recipient as set forth below:

i.              if to the Buyer or the Transitory Subsidiary or (after the Effective Time) the Surviving Corporation, to:

Sucampo Pharmaceuticals, Inc.

805 King Farm Boulevard, Suite 550

Rockville, MD 20850

Attention: General Counsel

E-mail: N/A

with a copy to:

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121-1909

Attention: Barbara Borden Christian Plaza

Email: bborden@cooley.com  cplaza@cooley.com

ii.	if (prior to the Effective Time) to the Company, to:

Vtesse Inc.

910 Clopper Road, Suite 220S

Gaithersburg, MD 20878

Attention: Ben Machielse, CEO

E-mail: ben@vtessepharma.com

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP 60

State Street

Boston, Massachusetts 02109

Attention: Steven D. Singer, Gary R. Schall

E-mail: Steven.Singer@wilmerhale.com

Gary.Schall@wilmerhale.com

iii.           if to Optionholder, at the address set forth below Optionholder’s signature on the signature page hereto.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)               Interpretation. When a reference is made in this Cancellation Agreement to Sections or Exhibits, such reference shall be to a Section of or an Exhibit to this Cancellation Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “the date of this Cancellation Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written.

(c)                Specific Performance; Injunctive Relief. It is agreed that, in addition to any other remedies that may be available to Buyer upon any such violation of this Cancellation Agreement, Buyer shall be entitled to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Buyer at law or in equity.

(d)               Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart.

(e)                Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto or in connection with the Merger (including the Optionholder’s Investor Questionnaire, and Lock-Up Agreement (if applicable), (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder. The provisions of this Cancellation Agreement shall survive the Effective Time and the closing of the transactions contemplated by the Merger Agreement. Neither this Cancellation Agreement nor any of the rights, interests, or obligations under this Cancellation Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment or delegation that is not consented to shall be null and void, except that the Buyer may assign this Cancellation Agreement to any direct or indirect wholly-owned subsidiary of the Buyer without the prior consent of the Optionholder. Subject to the preceding sentence, this Cancellation Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. The Transitory Subsidiary is an express third party beneficiary of this Cancellation Agreement.

(f)                Amendment; Waiver. Subject to the provisions of applicable law, the parties hereto may amend this Cancellation Agreement at any time pursuant to an instrument in writing signed on behalf of each of the parties hereto. At any time, any party hereto may, to the extent legally allowed, waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Cancellation Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision in this Cancellation Agreement.

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Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g)                Severability. In the event that any provision of this Cancellation Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Cancellation Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Cancellation Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(h)               Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

(i)                 Governing Law; Exclusive Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court located within the State of Delaware, in connection with any matter based upon or arising out of this Cancellation Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process. Each of the parties hereto irrevocably waives the right to trial by jury in connection with any matter based upon or arising out of this Cancellation Agreement or the transactions contemplated hereby.

(j)                 Additional Documents, Etc. Without limiting the generality or effect of the foregoing or any other obligation of the Optionholder hereunder, the Optionholder hereby authorizes the Buyer to deliver a copy of this Cancellation Agreement to the Company and hereby agrees that each of the Company and the Buyer may rely upon such delivery as conclusively evidencing the consents, waivers and terminations of the Optionholder referred to in Section 9 and Section 10, in each case for purposes of all agreements and instruments to which such consents, waivers and/or terminations are applicable or relevant.

(k)               Rules of Construction. The parties hereto agree that they have been (or have had the opportunity to be) represented by counsel during the negotiation, preparation and execution of this Cancellation Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

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Confidential and Proprietary

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(l)                 Effectiveness. To the extent the Merger Agreement is terminated for any reason prior to Closing, this Cancellation Agreement shall immediately and automatically terminate upon termination of the Merger Agreement.

(m)             Spousal Consent. If applicable, and if required by the applicable Laws of a community property state, concurrently with the execution and delivery of this Cancellation Agreement, the Optionholder shall deliver a copy of this Cancellation Agreement executed by the spouse of such Optionholder.

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IN WITNESS WHEREOF, the undersigned have caused this Cancellation Agreement to be executed as of the              day of               , 2017.

OPTIONHOLDER:		IF OPTIONHOLDER'S SPOUSE MUST SIGN:*

By:		By:
	Signature		Signature

Name:		Name:
	Print Name		Print Name

CONTACT INFORMATION

Address:

Email:
SSN:

* If the Optionholder is married and holds Options jointly with the Optionholder's spouse, both the Optionholder and his or her spouse must sign this Cancellation Agreement. The community property states are Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas and Washington.

Signature Page to Option Cancellation Agreement

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ACCEPTED AND AGREED:

COMPANY:

VTESSE INC.

By:
Name:

BUYER:

SUCAMPO PHARMACEUTICALS, INC.

By:
Name:

Signature Page to Option Cancellation Agreement

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SCHEDULE OF OWNERSHIP

The following sets forth the Optionholder's outstanding, unexercised stock options granted under the Stock Incentive Plan and the agreement(s) listed below (the "Option Agreement"), as of the Closing Date.

OPTION AGREEMENT	GRANT DATE	EXERCISE PRICE	OUTSTANDING OPTIONS (# OF SHARES)

______________________________________

[Optionholder]

[Schedule of Ownership to Option Cancellation Agreement]

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EXHIBIT A

AGREEMENT AND PLAN OF MERGER

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Exhibit C-1

Illustrative Closing Cash Consideration Statement

[Omitted pursuant to Item 601(b)(2) of Regulation S-K]

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Exhibit C-2 Illustrative Allocation Schedule

[Omitted pursuant to Item 601(b)(2) of Regulation S-K]

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Exhibit D

Form of Information Statement

[Omitted pursuant to Item 601(b)(2) of Regulation S-K]

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Exhibit E

Form of Certificate of Merger

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CERTIFICATE OF MERGER OF

SABER MERGER SUB, INC. WITH AND INTO

VTESSE INC.

April 3, 2017

Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), Vtesse Inc., a Delaware corporation, does hereby certify the following information in connection with the merger of Saber Merger Sub, Inc., a Delaware corporation, with and into Vtesse Inc. (the “Merger”):

FIRST: The name and state of incorporation of each of the constituent corporations in the Merger (the “Constituent Corporations”) are as follows:

Name	State of Incorporation
Vtesse Inc.	Delaware
Saber Merger Sub, Inc.	Delaware

SECOND: The Agreement and Plan of Merger, dated as of March 31, 2017, by and among Vtesse Inc., Sucampo Pharmaceuticals, Inc., a Delaware corporation, Saber Merger Sub, Inc., and solely in such Person’s capacity as the representative of Vtesse Inc.’s equityholders, Fortis Advisors LLC (the “Merger Agreement”), setting forth the terms and conditions of the Merger, has been approved, adopted, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the DGCL.

THIRD: The name of the surviving corporation in the Merger (the “Surviving Corporation”) shall be “Vtesse Inc.”

FOURTH: The certificate of incorporation of Vtesse Inc. as in effect immediately prior to the Merger shall be amended and restated in its entirety at the effective time of the Merger as set forth in Exhibit A attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, the address of which is 805 King Farm Blvd #550, Rockville, MD 20850.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

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SEVENTH: The Merger shall become effective immediately upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger on the date first written above.

VTESSE INC.

By:
Name:
Title:

[Signature Page to Delaware Certificate of Merger]

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EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VTESSE INC.

I.

The name of this corporation is VTESSE INC.

II.

The registered office of the corporation in the State of Delaware shall be 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808 and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

III.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

IV.

This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is 100, each having a par value of

$0.001.

V.

A.                  The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

B.                 The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

VI.

A.                     The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

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B.                 To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the corporation (and any other persons to which applicable law permits the corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C.                 Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

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Exhibit F

Form of Escrow Agreement

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ESCROW AGREEMENT

This Escrow Agreement dated this                 day of April, 2017 (the “Escrow Agreement”), is entered into by and among SUCAMPO PHARMACEUTICALS, INC., a Delaware corporation (“Buyer”), VTESSE INC., a Delaware corporation (the “Company”), FORTIS ADVISORS LLC, a Delaware limited liability company (the “Company Equityholder Representative” (on behalf of the Company Equityholders)), and together with Buyer, the “Parties,” and individually, a “Party”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national association, as escrow agent (“Escrow Agent”).

RECITALS

A.           Buyer and the Company Equityholder Representative are parties to the Agreement and Plan of Merger, dated as of March 31, 2017 (the “Merger Agreement”), pursuant to which Buyer is acquiring the equity interests of the Company. Capitalized terms used herein but not otherwise defined shall have the meanings set for the in the Merger Agreement; provided that, in accordance with Section 2.1, the Escrow Agent is not charged with any knowledge of the terms and conditions of the Merger Agreement.

B.           Pursuant to the Merger Agreement, on the date of this Agreement, Buyer is placing in escrow certain funds and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement.

C.           Schedule I sets forth the wire transfer instructions for Buyer, the Exchange Agent and the Company. Disbursements for the benefit of the Company Equityholders shall be made to the Exchange Agent and the Company in accordance with the instructions relating to disbursements contemplated hereby.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1

ESCROW DEPOSIT

Section 1.1. Receipt of Escrow Property. Upon execution hereof, Buyer shall deliver to the Escrow Agent the amount of $[****] (including any earnings and income thereon, the “Escrow Property”) in immediately available funds.

Section 1.2. Investments.

(a)         The Escrow Agent shall invest the Escrow Property, including any and all interest and investment income, in accordance with the written instructions provided to the Escrow Agent and signed by Buyer and the Company Equityholder Representative. In the absence of written investment instructions, the Escrow Agent shall deposit and invest the Escrow Property, including any and all interest and investment income, in the M&T Bank Corporate Deposit Account, which is further described herein on Exhibit A. Any investment earnings and income on the Escrow Property shall become part of the Escrow Property, and shall be disbursed in accordance with Section 1.3 or Section 1.5 of this Escrow Agreement.

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(b)         The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

(c)         Although the Parties recognize that they may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Parties hereby agree that confirmations of permitted investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered.

Section 1.3. Disbursements.

(a)         For purposes of this Agreement:

(i)          “Final Order” means a final and nonappealable judgment, order, award or determination of a court of competent jurisdiction, which order, judgment, award or determination (an “Order”) is delivered to the Escrow Agent accompanied by a written instruction from Buyer or the Company Equityholder Representative confirming that such Order is final and nonappealable, and Escrow Agent shall be entitled to conclusively rely upon any such confirmation and instruction and shall have no responsibility to review the Order to which such confirmation and instruction refers.

(ii)         “Joint Written Direction” means a written direction executed by Buyer and the Company Equityholder Representative and directing the Escrow Agent to disburse all or a portion of the Escrow Property or to take or refrain from taking any other action pursuant to this Agreement.

(b)         On the date that is [****] months following the date of this Agreement, Parent and the Company Equityholder Representative shall deliver a Joint Written Direction to the Escrow Agent instructing the Escrow Agent to disburse for the benefit of the Company Equityholders the then-remaining amount of the Escrow Property, less any portion of the Escrow Property that is then subject to a claim.

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(c)         Notwithstanding the foregoing, the Escrow Agent shall disburse all or any portion of the Escrow Property at any time and from time to time upon receipt of, and in accordance with, a Joint Written Direction, or pursuant to a Final Order.

(d)          With respect to any disbursements of the Escrow Property for the benefit of the Company Equityholders, the Company Equityholder Representative (on behalf of the Company Equityholders) shall be responsible for providing the Escrow Agent with complete payment instructions, including wiring instructions or an address to which a check shall be sent. Unless otherwise set forth in a Joint Written Direction, such instructions of the Company Equityholder Representative shall provide for a portion of a disbursement to be delivered to the Exchange Agent for further distribution to the Company Stockholders and the remainder of such disbursement to be delivered to the Buyer or the Company for further distribution to the holders of Company Options (as of immediately prior to the Effective Time).

(e)         In the event that Escrow Agent makes any payment to any other party pursuant to this Escrow Agreement and for any reason such payment (or any portion thereof) is required to be returned to the Escrow Account or another party or is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a receiver, trustee or other party under any bankruptcy or insolvency law, other federal or state law, common law or equitable doctrine, then the Parties shall instruct such recipient to repay to the Escrow Agent upon written request the amount so paid to it.

(f)          The Escrow Agent shall seek confirmation of such instructions by telephone call-back to the authorized person or persons of such Party, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated provided no call back is required if the Escrow Agent receives original instructions. The persons and telephone numbers for callbacks may be changed only in a writing received and acknowledged by the Escrow Agent. The Parties agree that such security procedure is commercially reasonable.

(g)        The Escrow Agent will furnish monthly statements to the Parties setting forth the activity in the Account.

Section 1.4. Security Procedure for Funds Transfer. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit B-1 and Exhibit B-2 to this Escrow Agreement. The Escrow Agent shall confirm each funds transfer instruction received in the name of the Parties by confirming with an authorized individual as evidenced in Exhibit B- 1 and Exhibit B-2. Once delivered to the Escrow Agent, Exhibit B-1 or Exhibit B-2 may be revised or rescinded only in writing signed by an authorized representative of the Party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Exhibit B-1 or Exhibit B-2 or a rescission of an existing Exhibit B-1 or Exhibit B-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to either party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the Parties. The Parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

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Section 1.5. Income Tax Allocation and Reporting.

(a)         The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Code of 1986, as amended thereunder (the “Code”), be reported as having been earned by Buyer, whether or not such income was disbursed during such calendar year. The Escrow Agent is hereby instructed to distribute to Buyer, within thirty days after the end of each quarter (and immediately prior to the final distribution of Escrow Property pursuant to this Agreement), [****] of any such interest or other income earned in such quarter (or such shorter immediately preceding period) (and this sentence constitutes a Joint Written Direction for purposes of Section 1.3(c)). The Escrow Agent shall be deemed the payor of any interest or other income paid upon investment of the Escrow Property for purposes of performing tax reporting. With respect to any other payments made under this Escrow Agreement, the Escrow Agent shall not be deemed the payor and shall have no responsibility for performing tax reporting. The Escrow Agent’s function of making such payments is solely ministerial and upon express direction of the Parties.

(b)         The Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request. The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Code, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

(c)         To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of interest or other income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent (it being understood that, solely between the Parties, the liability of the Parties described in this sentence shall be allocated in accordance with the Merger Agreement).

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Section 1.6. Termination. Upon the disbursement of all of the Escrow Property, this Escrow Agreement shall terminate and be of no further force and effect.

ARTICLE 2

DUTIES OF THE ESCROW AGENT

Section 2.1. Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, including but not limited to the Merger Agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2. Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all reasonable compensation (fees, expenses and other costs) paid and/or reimbursed to outside counsel and/or outside professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3. Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the written direction or consent of the Parties or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.

Section 2.4. Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

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Section 2.6. No Financial Obligation. No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

ARTICLE 3

PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1. Indemnification. The Buyer and Company Equityholder Representative (on behalf of the Company Equityholders) hereby agree, jointly and severally, to indemnify the Escrow Agent, its directors, officers, employees and agents (collectively, the “Indemnified Parties”), and hold the Indemnified Parties harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including, without limitation, attorney's fees and expenses, which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of Escrow Agent under this Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall be directly caused by Escrow Agent's gross negligence or willful misconduct (it being understood that, solely between the Parties, the liability of the Parties described in this sentence shall be allocated in accordance with the Merger Agreement). The Escrow Agent shall have a first lien against the Escrow Account to secure the obligations of the Parties hereunder. The terms of Sections 1.5(c), 3.1 and 3.4 hereto shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

Section 3.2. Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3. Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective thirty (30) calendar days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

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Section 3.4. Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by Buyer. The fee agreed upon for the services rendered hereunder is intended as compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement at the request of the Parties, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all reasonable out-of-pocket costs and expenses, including reasonable outside attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) calendar days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to five percent (5%) per annum. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non- reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.

Section 3.5. Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent shall be fully protected and may, at its option, retain the Escrow Property until the Escrow Agent (i) receives a Final Order or a final non- appealable arbitration decision directing delivery of the Escrow Property, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Parties hereto further agree to pursue any redress or recourse in connection with such dispute without making the Escrow Agent a party to the same. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

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Section 3.6. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7. Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.8 Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

Section 3.9 Compliance with Legal Orders. The Escrow Agent shall receive and may conclusively rely upon an opinion of counsel to the effect that such order is final, non-appealable and from a court of competent jurisdiction. The Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

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Section 3.10 No Financial Obligation. The Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in the Escrow Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

ARTICLE 4

MISCELLANEOUS

Section 4.1. Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement. No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

Section 4.2. Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.3. Notices. All notices, account statements, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid, provided that notices to the Company Equityholder Representative shall be delivered solely by facsimile transmission with written confirmation of receipt or email. If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to Buyer: with a copy to:

If to Fortis Advisors LLC:

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If to the Escrow Agent:

Section 4.4. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 4.5. Entire Agreement. This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Property; provided that, solely between the Parties, nothing herein shall supersede the rights and obligations of the Parties (or the Company Equityholders) set forth in the Merger Agreement with respect to the Escrow Property.

Section 4.6. Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

Section 4.7. Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8. Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

Section 4.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATING TO OR ARISING OUT OF THIS ESCROW AGREEMENT.

[The remainder of this page left intentionally blank.]

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IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

SUCAMPO PHARMACEUTICALS, INC.,
as Buyer

By:
Name:
Title:

FORTIS ADVISORS LLC, as Company
Equityholder Representative

By:
Name:	Richard Fink
Title:	Managing Director

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Escrow Agent

By:
Name:
Title:

[SIGNATURE PAGE TO ESCROW AGREEMENT]

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Schedule I

Wire Transfer Instructions

Buyer

Bank Name: ABA

Number: Account

Name: Account

Number:

Exchange Agent

Bank Name: ABA

Number: Account

Name: Account

Number:

Company

Bank Name: ABA

Number: Account

Name: Account

Number:

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EXHIBIT A

Agency and Custody Account Direction For Cash Balances

Manufacturers & Traders Trust Company Deposit Accounts

Direction to use the following Manufacturers & Traders Trust Company (also known as M&T Bank) Deposit Account for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.

You are hereby directed to deposit, as indicated below, or as the Parties shall direct further in writing from time to time, all cash in the Account in the following deposit account of M&T Bank:

M&T Corporate Deposit Account

The Parties acknowledge that amounts on deposit in the M&T Bank Deposit Account are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per issued bank. This includes principal and accrued interest up to a total of $250,000.

The Parties acknowledge that they have full power to direct investments of the Account.

The Parties understand that they may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

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EXHIBIT B-1

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES

OF BUYER

SUCAMPO PHARMACEUTICALS, INC. (the “Buyer”) hereby designates each of the following persons as its Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account(s) established under the Agreement to which this Exhibit B-1 is attached, on behalf of the Buyer.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable email addresses.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable email addresses.

148

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COMPLETE BELOW TO UPDATE EXHIBIT B-1

If Buyer wishes to update this Exhibit B-1, Buyer must complete, sign and send to Escrow Agent an updated copy of this Exhibit B-1 with such changes. Any updated Exhibit B-1 shall be effective once signed by Buyer and Escrow Agent and shall entirely supersede and replace any prior Exhibit B-1 to this Agreement.

SUCAMPO PHARMACEUTICALS, INC.

By:
Name:
Title:
Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)

By:
Name:
Title:
Date:

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EXHIBIT B-2

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES

OF SELLER

Fortis Advisors LLC (the “Company Equityholder Representative”) designates each of the following persons as its Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account(s) established under the Agreement to which this Exhibit B-2 is attached, on behalf of the Company Equityholder Representative.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable email addresses.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable email addresses.

150

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Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable email addresses.

COMPLETE BELOW TO UPDATE EXHIBIT B-2

If the Company Equityholder Representative wishes to update this Exhibit B-2, the Company Equityholder Representative must complete, sign and send to Escrow Agent an updated copy of this Exhibit B-2 with such changes. Any updated Exhibit B-2 shall be effective once signed by the Company Equityholder Representative and Escrow Agent and shall entirely supersede and replace any prior Exhibit B-2 to this Agreement.

FORTIS ADVISORS LLC

By:
Name:
Title:
Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)

By:
Name:
Title:
Date:

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Exhibit C

Fees of Escrow Agent

Acceptance Fee:	$[****]

Initial Fees as they relate to Wilmington Trust acting in the capacity of Escrow Agent – includes review of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account(s).

Acceptance Fee payable at time of Escrow Agreement execution

Escrow Agent Annual Administration Fee:	$[****]

For ordinary administrative services by Escrow Agent – includes daily routine account management; investment transactions; cash transaction processing (including wire and check processing); monitoring claim notices pursuant to the agreement; disbursement of funds in accordance with the agreement; and mailing of trust account statements to all applicable parties. These fees cover a full year, or any part thereof, and thus are not pro-rated in the year of termination. The annual fee is billed in advance and payable prior to that years’ service.

Wilmington Trust’s bid is based on the following assumptions:

•	Number of Escrow Accounts to be established: [****]
•	Estimated Term: [****]
•	Amount of Escrow: $[****]
•	Estimated number of cash transactions: [****]
•	Investment in M&T Deposit Products

Out-of-Pocket Expenses:	[•]

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Exhibit G-1

Form of Investor Questionnaire

153

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INVESTOR QUESTIONNAIRE

This Questionnaire is being distributed to certain individuals and entities which may be offered the opportunity to acquire shares of Class A Common Stock (the “Securities”) of Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The purpose of this Questionnaire is to assure the Company that all such offers and purchases will meet the standards imposed by the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws.

The undersigned agrees that this information may be provided by the Company to its legal and financial advisors (including Cooley LLP), and the Company may rely on the information set forth in this Questionnaire for purposes of complying with all applicable securities laws and may present this Questionnaire to such advisors as the Company reasonably deems appropriate if called upon to establish its compliance with such securities laws. The undersigned represents that the information contained herein is complete and accurate and will notify the Company of any material change in any of such information prior to the undersigned’s acquisition of the Securities.

Certain Definitions:

For purposes of this Questionnaire, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and

(f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”).

For purposes of this Questionnaire, “net worth” means the excess of total assets, excluding your primary residence, at fair market value over total liabilities, including your mortgage or any other liability secured by your primary residence only if and to the extent that it exceeds the value of your primary residence. Net worth should include the value of any other shares of stock or options held by you and your spouse and any personal property owned by you or your spouse (e.g. furniture, jewelry, other valuables, etc.).

FOR INDIVIDUAL INVESTORS

Accredited Investor Certification. The undersigned makes one of the following representations regarding its income or net worth and certain related matters and has checked the applicable representation:

[ ] The undersigned’s income during each of the last two years exceeded $200,000 or, if the undersigned is married, the joint income of the undersigned and the undersigned’s spouse during each of the last two years exceed $300,000, and the undersigned reasonably expects the undersigned’s income, from all sources during this year, will exceed $200,000 or, if the undersigned is married, the joint income of undersigned and the undersigned’s spouse from all sources during this year will exceed $300,000.

[ ] The undersigned’s net worth, including the net worth of the undersigned’s spouse, is in excess of $1,000,000 (excluding the value of the undersigned’s primary residence).

[ ] The undersigned cannot make any of the representations set forth above.

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FOR ENTITY INVESTORS

Accredited Investor Certification. The undersigned makes one of the following representations regarding its net worth and certain related matters and has checked the applicable representation:

[ ] The undersigned is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

[ ] The undersigned is a bank, insurance company, investment company registered under the United States Investment Company Act of 1940, as amended (the “Companies Act”), a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended, a business development company, a Small Business Investment Company licensed by the United States Small Business Administration, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended.

[ ] The undersigned is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or the undersigned has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

[ ] The undersigned is a corporation, partnership, business trust, not formed for the purpose of acquiring the Securities, or an organization described in Section 501(c)(3) of the Internal Revenue Code, in each case with total assets in excess of $5,000,000.

[ ] The undersigned is an entity in which all of the equity owners (in the case of a revocable living trust, its grantor(s)) qualify under any of the above subparagraphs, or, if an individual, each such individual has a net worth, either individually or upon a joint basis with such individual’s spouse, in excess of $1,000,000 (within the meaning of such terms as used in the definition of “accredited investor” contained in Rule 501 under the Securities Act), or has had an individual income in excess of $200,000 for each of the two most recent years, or a joint income with such individual’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

[ ] The undersigned cannot make any of the representations set forth above.

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IN WITNESS WHEREOF, the undersigned has executed this Investor Questionnaire as of the date written

Name of Investor

(Signature)

Name of Signing Party (Please Print)

Title of Signing Party (Please Print)

Date Signed

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Exhibit G-2

Form of Letter of Transmittal

157

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LETTER OF TRANSMITTAL

To accompany certificates of common stock, $0.001 par value per share, of Vtesse Inc., and

Series A Preferred Stock, $0.001 par value per share, of Vtesse Inc.

The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. You are hereby authorized and instructed to prepare in the name of and deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a check representing a cash payment or a wire transfer to an account identified by the undersigned, and, if the undersigned is an “accredited investor” (as set forth in the Investor Questionnaire), a certificate representing shares of Sucampo Pharmaceuticals, Inc. Class A common stock for shares tendered pursuant to this Letter of Transmittal.

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 1.

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your shares, to:

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For assistance call (877) 248-6417 or (718) 921-8317

Pursuant to the merger of Saber Merger Sub, Inc., a wholly owned subsidiary of Sucampo Pharmaceuticals, Inc., with and into Vtesse Inc., the undersigned encloses herewith and surrenders the following certificate(s) representing shares of Company stock:

DESCRIPTION OF SHARES SURRENDERED
(Please fill in. Attach separate schedule if needed)
	Certificate No(s) / Class	Number of Shares
Name(s) and Address of Registered Holder(s)

If there is any error in the name or address shown below, please make the necessary corrections

TOTAL SHARES OF COMMON F
TOTAL SHARES OF SERIES A PREFERRED F

158

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

☐ Check this box if your certificate(s) has been lost, stolen, misplaced or mutilated. See Instruction 5.
SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the check is to be issued in a name which differs from the name on the surrendered certificate(s). Issue to:

Name: _______________________________________________________________

Address: _____________________________________________________________

____________________________________________________________________

____________________________________________________________________

____________________________________________________________________

(Please also complete Form W-9 AND

see instructions regarding signature guarantee. See Instructions 3, 4, 6 and 7)

Complete ONLY if check is to be mailed to some address other than the address reflected above. See Instructions 4. Mail to:

Name: ____________________________________________________

Address: __________________________________________________

_________________________________________________________

_________________________________________________________

_________________________________________________________

Please check here if address change is permanent.

YOU MUST SIGN IN THE BOX BELOW AND FILL OUT AND SIGN THE FORM W-9 ATTACHED HERETO

SIGNATURE(S) REQUIRED	SIGNATURE(S) GUARANTEED (IF REQUIRED)

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 2, 3 and 7.

_______________________________________________________________

Registered Holder

_______________________________________________________________

Registered Holder

_______________________________________________________________

Title, if any

Date ________________

Phone No: ________________________

Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a participant in the Securities Transfer Agent’s Medallion Program (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”), the signature(s) must be guaranteed by an Eligible Institution. See Instruction 3.

____________________________________________________

Authorized Signature

___________________________________________________

Name of Firm

___________________________________________________

Address of Firm - Please Print

159

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

INSTRUCTIONS FOR SURRENDERING CERTIFICATES

(Please read carefully the instructions below)

1.  Required Documents. Pursuant to the terms of the Agreement and Plan of Merger, dated as of March 31, 2017, by and among Sucampo Pharmaceuticals, Inc. (“Buyer”), Vtesse Inc. (“Company”) and the other persons and entities parties thereto (the “Merger Agreement”), in order to receive your merger consideration under the Merger Agreement, you must properly complete, duly execute (as applicable) and deliver this Letter of Transmittal (and the documents required hereby), together with your Company share certificate(s), and an Investor Questionnaire and, if you are an “accredited investor” (as described in the Investor Questionnaire), the attached Lock-Up Agreement. As set forth in more detail in the Merger Agreement, you will receive, in exchange for your shares of common stock of the Company or Series A Preferred Stock of the Company, cash and, if you are an “accredited investor” (as set forth in such Investor Questionnaire), shares of Class A common stock of Buyer, in each case, at the times and subject to the terms and conditions set forth in the Merger Agreement. You have been provided with a copy of the Merger Agreement (as an attachment to the Information Statement the Company provided to you in connection with the Merger). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Merger Agreement.

2.  Method of Delivery: Your old certificate(s) and the Letter of Transmittal must be sent or delivered to American Stock Transfer & Trust Company (the “Exchange Agent”). Do not send your certificates to Vtesse Inc. or Sucampo Pharmaceuticals, Inc. The method of delivery of certificates to be surrendered to the Exchange Agent at the address set forth on the front of this Letter of Transmittal is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received. If you submit this Letter of Transmittal by facsimile, you must also send or deliver your certificate(s) in order to receive payment. If the certificate(s) are sent by mail, registered mail with return receipt requested and proper insurance is suggested.

3.  Payment in the Same Name: If the check and stock certificate are issued in the same name as the surrendered certificate is registered, the Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the stock certificate(s). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled “Special Payment Instructions” or are for the account of an Eligible Institution. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Letters of Transmittal executed by trustees, executors, administrators, guardians, attorneys- in-fact, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

4.  Payment in Different Name: If the section entitled “Special Payment Instructions” is completed, then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is an Eligible Institution. If the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if payment is to be made to a person other than the signer of this Letter of Transmittal, or if the payment is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

5.  Special Payment and Delivery Instructions: Indicate the name in which and address to which the check and stock certificate are to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. If Special Payment Instructions have been completed, a Form W-9 must also be completed for the person named therein, and that person will be considered the record owner.

6.  Letter of Transmittal Required; Surrender of Certificate(s; Lost Certificate(s): You will not receive your check or wire transfer and stock certificate unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent, together with the certificate(s) evidencing your Company shares and any required accompanying evidences of authority. If your certificate(s) has been lost, stolen, misplaced or destroyed, contact the Exchange Agent for instructions at (877) 248-6417 or (718) 921-8317 prior to submitting your certificates for exchange. Any Company stockholder who has lost certificates should make arrangements (which may include the posting of a bond or other satisfactory indemnification and an affidavit of loss) to replace lost certificates. Such arrangements should be made with Exchange Agent.

7.  Form W-9: Under U.S. federal income tax law, a non-exempt stockholder that is a U.S. person (as defined in the enclosed instructions to IRS Form W-9) is required to provide the Exchange Agent with such stockholder's correct Taxpayer Identification Number (“TIN”) on the enclosed IRS Form W-9, along with certain other information If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed instructions to IRS Form W-9 for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to 28% backup withholding. If you do not have a TIN, but have applied for one, write “Applied For” in the space for the TIN as directed in the instructions to the enclosed IRS Form W-9. If a TIN has been applied for and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 28% on all payments to such surrendering stockholders of any consideration due for their former shares. Please review the instructions to the Form W-9 for additional details on what TIN to give the Exchange Agent. If a stockholder is not a U.S. person (as defined in the instructions to the enclosed IRS Form W-9), such stockholder is required to provide the Exchange Agent with an appropriate IRS Form W-8. The appropriate IRS Form W-8 and the instructions thereto may be obtained from the IRS at http://www.irs.gov.

160

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.    Stock Transfer Taxes. If payment is to be made to any person other than the registered holder, or if surrendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such person) payable as a result of the transfer to such person will be deducted from the payment for such securities if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted. Except as provided in this Instruction 8, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in the Letter of Transmittal.

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by the Exchange Agent and Buyer and such determination shall be final and binding. Exchange Agent and the Company reserve the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

9.   Indemnification; Joinder. You hereby acknowledge that you have read and understand the Merger Agreement, including Article II and Article VIII of the Merger Agreement with respect to the payment arrangements, the Escrow Fund, the Company Equityholder Representative Expense Amount, the Illustrative Allocation Statement, the determination of the number of shares of Buyer Common Stock to be issued, conditions and provisions relating to the receipt and transfer of Buyer Common Stock (including the lock-up requirements and the fact that the shares of Buyer Common Stock are not registered), conditions and provisions relating to the receipt and transfer of Future Contingent Payments (including provisions related to opting into a potential sale of rights to Future Contingent Payments), indemnification obligations of you and other matters set forth therein, in each case described therein, and hereby agree to be bound by all terms of such provisions thereunder. You hereby acknowledge the appointment of the Company Equityholder Representative as set forth in Section 2.4 of the Merger Agreement and hereby agree to and ratify such appointment in all respects. You agree that by the execution and delivery of this Letter of Transmittal, you shall be, and hereby agree to be, bound by Article II and Article VIII of the Merger Agreement, including the relevant terms defined in Article X of the Merger Agreement, solely to the extent such Articles are applicable to you as a Company Stockholder, as if a signatory to the Merger Agreement, and you shall comply with, and be subject to, all of the terms, conditions, covenants, agreements and obligations applicable to you as a Company Stockholder set forth in Article II, Article VIII and Article X of the Merger Agreement.

10. Escrow; Expense Amount; Future Payments. You understand, agree to and acknowledge the following: (a) Buyer has or shall deliver to the Escrow Agent, as a contribution to the Escrow Fund, the Escrow Amount (in an aggregate amount of $ [****]), which shall serve as partial security for your indemnification obligations pursuant to Article VIII of the Merger Agreement and obligations with respect to the Final Closing Cash Consideration Adjustment pursuant to Section 2.6(b)(iv) of the Merger Agreement; (b) Buyer has or shall deliver to the Company Equityholder Representative the Company Equityholder Representative Expense Amount (in an aggregate amount of $2,352,000), which shall serve as a partial source of payment for expenses incurred by the Company Equityholder Representative pursuant to Section 2.4 of the Merger Agreement; (c) the receipt of any Future Contingent Payments by you, if any, including any Final Closing Cash Consideration Adjustment, any portion of the Escrow Fund, any Company Equityholder Representative Account Payment, any Earn-Out Consideration and any Priority Review Voucher Payment, are not guaranteed and are subject to the terms and conditions set forth in the Merger Agreement and are subject to setoff with respect to the Company Stockholder’s obligations under Section 2.6(b)(iv) and Article VIII of the Merger Agreement; and (d) you shall be entitled to your share of any Future Contingent Payments, if any, in the proportions described in the Allocation Schedule and only as and when such amount or amounts are payable to the Company Stockholder in accordance with the provisions of the Merger Agreement and the Escrow Agreement.

11. Representations and Warranties. You represent and warrant to Buyer and the Exchange Agent that: (a) you are the sole record, legal and beneficial owner of all of the outstanding shares of Company Stock set forth in this Letter of Transmittal, free and clear of all Liens, other than Permitted Liens pursuant to agreements between you and the Company and pursuant to applicable securities laws; (b) you have not granted any rights to purchase any interests of any kind in such shares of Company Stock to any other Person; (c) such Company Stock (or other shares of Company Stock transmitted under a separate Letter of Transmittal) constitutes all Company Stock owned of record, legally or beneficially by you, and, except for any Company Options owned by you, you have no other rights to acquire Company Stock; (d) all ownership information set forth in this Letter of Transmittal is accurate and complete; (e) you have the legal capacity (or, if you are an entity, the full power and authority) to enter into and perform your obligations under the terms of this Letter of Transmittal; (f) If you are an entity other than a natural person, (i) you are duly incorporated, validly existing and in good standing under the laws of your jurisdiction of organization; and (ii) the execution and delivery of this Letter of Transmittal by you and the consummation by you of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of you and your directors, officers, stockholders, members or other Persons whose approval is required in order for this Letter of Transmittal to be valid and enforceable against you, subject to, (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies; and (g) you have duly executed and delivered this Letter of Transmittal and this Letter of Transmittal constitutes a legal, valid and binding obligation of you.

161

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.  Additional Agreements and Acknowledgements. You acknowledge and understand that a Company Stockholder who does not vote in favor of the Merger may, under certain circumstances, exercise dissenter’s rights under Section 262 of the Delaware General Corporation Law (“DGCL”) by following procedures prescribed under such Section. By executing this Letter of Transmittal, you affirmatively agree not to exercise any statutory rights of appraisal or any dissenters’ rights that you may have (whether under Section 262 of the DGCL or otherwise) or could potentially have or acquire in connection with the Merger. You acknowledge that the Company, Buyer and Transitory Subsidiary will rely, and are entitled to rely, on (a) the truth and accuracy of your representations and warranties set forth herein and (b) your agreement to perform your obligations as set forth herein. Buyer is an express third party beneficiary of your representations, warranties, covenants and agreements set forth herein. You confirm that you have had the opportunity to ask representatives of the Company questions with regard to all the agreements, consents and other provisions in this Letter of Transmittal. You also confirm that you have had a reasonable time and opportunity to consult with your financial, legal, tax and other advisors, if desired, before signing this Letter of Transmittal. You hereby agree that all confidential and non-public information of the Company obtained by you before or after the Effective Time, and including all confidential and non-public information provided to you by the Company Equityholder Representative, as well as the terms of this Letter of Transmittal, the Merger Agreement and the transactions contemplated thereby, shall not be disclosed by you to any third party; provided, however, that: (a) you may disclose such information or terms if required to do so by applicable Law (provided that you, to the extent legally permitted, promptly notify Buyer and the Company Equityholder Representative in advance of disclosing such information); (b) you may disclose such information to a Governmental Entity of competent jurisdiction or arbitrator of competent jurisdiction in connection with any dispute or proceeding relating to this Letter of Transmittal, the Merger Agreement or any of the transactions contemplated thereby; (c) if you are an investment fund, you may disclose the terms of this Letter of Transmittal and the Merger Agreement, the return on your investment, and other summary terms of the Merger to your current investors or prospective investors and, as applicable, to your limited partners to the extent permitted under Section 2.8(f) of the Merger Agreement; (d) following any public announcement of the acquisition of the Company by Buyer, you may disclose the terms of the Merger Agreement that are disclosed by Buyer in such public announcement or any subsequent public filing; (e) you may disclose such information or terms to the extent they become generally available to the public other than by virtue of a breach of this provision by you or your Affiliates; and (f) you may disclose such information or terms to your professional advisers and, if you are not a natural person, to your Affiliates and your and their partners, members, managers members, directors, officers, employees and representatives, in each case, who: (i) need to know such information; and (ii) agree to keep it confidential and are subject to confidentiality obligations no less restrictive than those contained in this Letter of Transmittal. You shall be responsible for any breach of this paragraph by any of the foregoing persons as if such person were a party hereto. You hereby agree that, except as may be requested by Buyer, you will not revoke or rescind any written consent you may have given or may in the future give relating to approval of the Merger and the Merger Agreement or any resolution contained therein and further agree not to vote in favor or adopt any resolutions rescinding or revoking any such consent or any resolution contained therein or otherwise precluding or rescinding approval of the Merger or the adoption of the Merger Agreement. If applicable, and if required by the applicable Laws of a community property state, concurrently with the execution and delivery of this Letter of Transmittal, you are delivering to Buyer and the Exchange Agent an executed copy of the Spousal Consent attached hereto.

13. Release. [****].

162

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Form **W-9**
(Rev. December 2014)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification; check only **one** of the following seven boxes:
☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ________
Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.
☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):
Exempt payee code (if any) ________
Exemption from FATCA reporting code (if any) ________
(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number
☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number
☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at *www.irs.gov/fw9*.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting?* on page 2 for further information.

Cat. No. 10231X Form **W-9** (Rev. 12-2014)

163

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Form W-9 (Rev. 12-2014) Page 2

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien;

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

• An estate (other than a foreign estate); or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code* on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships* above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code* on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

164

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Form W-9 (Rev. 12-2014) Page 3

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the "Limited Liability Company" box and enter "P" in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the "Limited Liability Company" box and in the space provided enter "C" for C corporation or "S" for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the "Limited Liability Company" box; instead check the first box in line 3 "Individual/sole proprietor or single-member LLC."

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code.

- Generally, individuals (including sole proprietors) are not exempt from backup withholding.
- Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.
- Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.
- Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on this page), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.*

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Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Form W-9 (Rev. 12-2014) Page 4

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity[4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 2.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

166

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SPOUSAL CONSENT

I                                            , spouse of                                            , have read and approve the foregoing Letter of Transmittal (the “Letter of Transmittal”), the written consent of the Company Stockholder referred to therein (the “Consent”) and the form of release referred to therein (the “Release”). In consideration of the terms and conditions as set forth in the Letter of Transmittal and the matters set forth in the Consent, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights and the performance of any obligations under the Letter of Transmittal and the Consent (including, without limitation, the execution and delivery of the Release), and agree to be bound by the provisions of the Letter of Transmittal, the Consent and the Release insofar as I may have any rights or obligations in the Letter of Transmittal or in the Consent under the community property laws of the State of California or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement or the Consent or the Release.

Date:                                            , 2017

Signature of Spouse

Printed Name of Spouse

167

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit G-3

Form of Lock-Up Agreement

168

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LOCK-UP AGREEMENT

This Lock-Up Agreement, dated                            , 2017 (this “Agreement”), by and between the undersigned holder (the “Company Equityholder”) and Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Buyer”), is being executed and delivered in accordance with the Agreement and Plan of Merger, dated as of March 31, 2017 (the “Merger Agreement”), by and among the Buyer, Saber Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Buyer (“Transitory Subsidiary”), Vtesse Inc., a Delaware corporation (the “Company”), and Fortis Advisors LLC, as the representative of the Company Equityholders (the “Company Equityholder Representative”), pursuant to which the Buyer is acquiring the Company by means of a merger of Transitory Subsidiary with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of the Buyer, pursuant to the terms and subject to the conditions provided for in the Merger Agreement (the “Merger” and the date the Merger is consummated, the “Closing Date”).

WHEREAS, the Company Equityholder is or was a stockholder, and/or a holder of stock options to purchase common stock, in each case of the Company as of immediately prior to the consummation of the Merger and, as such, will benefit from the transactions contemplated by the Merger Agreement; and

WHEREAS, the execution and delivery of this Agreement by the Company Equityholder is a condition to the Company Equityholder’s receipt of a portion of the merger consideration provided for in the Merger Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, the parties hereto agree as follows:

1.	Lock-Up.

(a)	The Company Equityholder shall not offer, sell, lease, contract to sell, pledge, assign, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, the shares of Class A common stock, par value $0.01 per share, of the Buyer (“Buyer Common Stock”) issued to the Company Equityholder pursuant to the Merger Agreement and set forth under the Company Equityholder’s signature on the signature page hereto (the “Locked-Up Shares”) until the date that is [****] after the Closing Date (the “Lock-Up Period”). The foregoing restriction is expressly agreed to preclude the Company Equityholder from engaging in any hedging or other transaction, including any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Locked-Up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Locked-Up Shares.

(b)	Notwithstanding the provisions of Section 1(a), during the Lock-Up Period the Company Equityholder may transfer all or a portion of the Locked-Up Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth in this Section 1, (ii) to any trust

169

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

for the direct or indirect benefit of the Company Equityholder and/or the immediate family of the Company Equityholder; provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth in this Section 1; provided, further that any such transfer shall not involve a disposition for value,

(iii) to the Company Equityholder’s affiliates (including, if applicable, commonly controlled or managed investment funds and the limited partners, members and stockholders of such investment funds, provided that neither Seller nor the Surviving Corporation shall have any responsibility for obtaining information or documents from any such Person in connection with the Form S-3); and provided, further, that the Company Equityholder’s affiliates agree in writing to be bound by the restrictions set forth in this Section 1, (iv) pursuant to a tender or exchange offer recommended by the Buyer’s board of directors, (v) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Company Equityholder; provided that such legal representative, heir, beneficiary or member agrees in writing to be bound by the restrictions set forth in this Section 1, (vi) by operation of law, including pursuant to a qualified domestic relations order or in connection with a divorce settlement; provided that the transferee agrees in writing to be bound by the restrictions set forth in this Section 1, or (vii) pursuant to a merger, stock sale, consolidation or other transaction recommended by the Buyer’s board of directors. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, and “affiliate” shall mean, as applied to any entity, any other entity directly or indirectly controlling, controlled by, or under direct or indirect common control with, such entity (for purposes hereof, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise).

(c)	Any discretionary waiver or termination, whether made before or after the date hereof, of the restrictions pursuant to a Lock-Up Agreement by another Company Equityholder shall apply pro rata and on the same terms to the undersigned based on the number of Lock-Up Shares held by the undersigned relative to the holdings of all of the Company Equityholders. The Buyer shall provide the undersigned with prompt notice of any discretionary waiver or termination of the restrictions pursuant to a Lock-Up Agreement by the Buyer of another Company Equityholder; provided that the failure to provide such notice shall not give rise to any claim or liability against the Buyer.

(d)	The Company Equityholder consents to the entry of stop transfer instructions with the Buyer’s transfer agent and registrar against the transfer of the Locked-Up Shares except in compliance with the restrictions set forth in this Section 1.

(e)	Each Company Equityholder acknowledges that the Locked-Up Shares bear the following legend evidencing the lock-up restrictions set forth in this Section 1 (which legend shall be removed at the end of the applicable Lock-Up Period):

170

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“THESE SHARES OF COMMON STOCK ARE SUBJECT TO THE TERMS OF A LOCK-UP AGREEMENT BETWEEN THE HOLDER AND THE ISSUER. THESE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, GIFTED OR OTHERWISE DISPOSED OF OTHER THAN IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT, AND ANY ATTEMPT TO DO SO SHALL BE VOID.”

2.	Representations and Warranties. The Company Equityholder hereby represents and warrants to the Buyer as follows:

(a)	Authorization. The Company Equityholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company Equityholder and is a legal, valid and binding obligation of the Company Equityholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)	Accredited Investor. The Company Equityholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”). The Company Equityholder confirms that the representations, warranties and information set forth in the Company Equityholder’s Accredited Investor Questionnaire (which the Company Equityholder is delivering to Buyer concurrently with the execution and delivery of this Agreement) are true are correct.

(c)	No General Solicitation. The Company Equityholder has not, and if applicable, none of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement, in each case, in connection with the issuance of the Buyer Common Stock.

(d)	Investment in Buyer Common Stock.

(i)	The Company Equityholder: (1) is receiving the Buyer Common Stock in the Merger for investment purposes only for its own account and not with any view toward a distribution thereof, except as otherwise provided in Section 1; (2) has no contract, undertaking, agreement or arrangement with any other person or entity to transfer to such person or entity or any other person or entity any shares of the Buyer Common Stock received in the Merger; and (3) has no present plans or intention to enter into any such contract, undertaking, agreement or arrangement with respect to any of the foregoing.

(ii)	The Company Equityholder, in making its investment in the Buyer Common Stock: (1) has relied solely upon its own investigation and the representations and warranties of Buyer set forth in the Merger Agreement, (2) has considered and evaluated the risks and merits of investing in the Buyer Common Stock, and has determined that the Buyer Common Stock is a suitable investment for it; (3) has received and reviewed all information it deems necessary or appropriate with respect to the Buyer Common Stock; (4) can bear the economic risk of its investment in the Buyer Common Stock and can afford a complete loss of its entire investment in the Buyer Common Stock; and (5) is knowledgeable and experienced in evaluating investments and experienced in financial and business matters, and is capable of considering and evaluating the merits and risks of investing in the Buyer Common Stock.

171

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii)	The Company Equityholder has been advised by the Company to consult with the Company Equityholder’s own legal, financial and tax advisors concerning the receipt of Buyer Common Stock. The Company Equityholder has reviewed the risks and merits of an investment in the Buyer Common Stock with the Company Equityholder’s tax, legal and investment counsel to the extent the Company Equityholder has deemed advisable or appropriate. The Company Equityholder acknowledges that none of Buyer, the Company, their affiliates or any person on behalf of any such persons has or is making any representation or warranty, express or implied, to the Company Equityholder with respect to the tax implications of any aspect of this Agreement, the issuance of the Buyer Common Stock to the Company Equityholder, the Merger or the Merger Agreement.

(iv)	The Company Equityholder understands that the representations, warranties, statements, covenants and agreements set forth herein and in the Company Equityholder’s Accredited Investor Questionnaire have been and will be relied upon by Buyer as the basis for claiming exemptions from the registration requirements of federal and state securities laws for the issuance of Buyer Common Stock.

(e)	Unregistered Securities. The Company Equityholder acknowledges that the shares of Buyer Common Stock it is receiving in the Merger have not been registered for resale (in accordance with, and subject to the terms and conditions of, the Merger Agreement) under the Securities Act, and any applicable state or foreign securities laws and that such shares of the Buyer Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to (i) the terms of an effective registration statement under the Securities Act and registration under any applicable state or foreign securities laws or (ii) pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities laws, and any stop transfer restrictions applicable to such shares of Buyer Common Stock shall be removed at such time that Buyer is no longer required to maintain the effectiveness of the Registration Statement covering such shares in accordance with Section 6.7 of the Merger Agreement. The Company Equityholder acknowledges that all or a portion of the shares of Buyer Common Stock it is receiving in the Merger may be shares of treasury stock held by the Buyer.

172

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.	Binding Effect. This Agreement shall be binding upon the parties hereto and each of their heirs, beneficiaries, legal representatives, successors and assigns, as applicable.

4.	Governing Law. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction).

5.	Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the applicable parties.

6.	Counterparts. This Agreement may be executed in a number of identical counterparts (including by PDF or other electronic transmission), all of which shall constitute one agreement.

* * * * *

173

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

SIGNATURE LINE FOR INDIVIDUAL HOLDERS:

Name:

SIGNATURE LINE FOR ENTITY HOLDERS:

By:
Name:
Title:

Number of Shares of Buyer Common Stock:

SUCAMPO PHARMACEUTICALS, INC.

By:
Name:
Title:

174

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[Lock-Up Agreement]

175

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 1.1(b)

Key Stockholders

[Omitted pursuant to Item 601(b)(2) of Regulation S-K]

176

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 2.8(b)

Current Phase 3 Clinical Trial

[Omitted pursuant to Item 601(b)(2) of Regulation S-K]

177

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 7.1(g)

Required Consents

[Omitted pursuant to Item 601(b)(2) of Regulation S-K]

178

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 11.7 Additional Disclosures

[Omitted pursuant to Item 601(b)(2) of Regulation S-K]

179

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Company Disclosure Schedule

[Omitted pursuant to Item 601(b)(2) of Regulation S-K]

180

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Buyer Disclosure Schedule

[Omitted pursuant to Item 601(b)(2) of Regulation S-K]

[Signature Page to Agreement and Plan of Merger]

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.